                                                                   EXHIBIT 10.11







===============================================================================



                                 $25,000,000
                              CREDIT AGREEMENT


                        DATED AS OF NOVEMBER 12, 1997


                                    AMONG


                                 FWT, INC.,
                                as Borrower,


                         THE LENDERS LISTED HEREIN,
                                 as Lenders,

                                     and

                         BT COMMERCIAL CORPORATION,
                                  as Agent




===============================================================================


                                  FWT, INC.

                              CREDIT AGREEMENT

                              TABLE OF CONTENTS



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
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SECTION 1.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1              Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2              Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement  . . . .  32
         1.3              Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 2.   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         2.1              Commitments; Making of Loans; the Register; Notes . . . . . . . . . . . . . . . . . . . . .  33
         2.2              Interest on the Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         2.3              Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         2.4              Prepayments of Revolving Loans; General Provisions Regarding Payments; Termination of
                          Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         2.5              Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         2.6              Special Provisions Governing Eurodollar Rate Loans  . . . . . . . . . . . . . . . . . . . .  49
         2.7              Increased Costs; Taxes; Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . .  51
         2.8              Obligation of Lenders and Issuing Lenders to Mitigate . . . . . . . . . . . . . . . . . . .  56
         2.9              Collection, Deposit and Transfer of Payments in Respect of Accounts . . . . . . . . . . . .  57

SECTION 3.   LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         3.1              Issuance of Letters of Credit and Lenders' Purchase of Participations Therein . . . . . . .  59
         3.2              Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         3.3              Drawings and Reimbursement of Amounts Drawn Under Letters of Credit.  . . . . . . . . . . .  63
         3.4              Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         3.5              Indemnification; Nature of Issuing Lenders' Duties  . . . . . . . . . . . . . . . . . . . .  67
         3.6              Increased Costs and Taxes Relating to Letters of Credit . . . . . . . . . . . . . . . . . .  68

SECTION 4.   CONDITIONS TO LOANS AND LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         4.1              Conditions to Initial Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         4.2              Conditions to All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         4.3              Conditions to Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

SECTION 5.    COMPANY'S REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         5.1              Organization, Powers, Qualification, Good Standing, Business and Subsidiaries . . . . . . .  78
         5.2              Authorization of Borrowing, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         5.3              Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
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         5.4              No Material Adverse Change; No Restricted Junior Payments . . . . . . . . . . . . . . . . .  81
         5.5              Title to Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         5.6              Litigation; Adverse Facts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         5.7              Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         5.8              Performance of Agreements; Materially Adverse Agreements; Material Contracts  . . . . . . .  82
         5.9              Governmental Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         5.10             Securities Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         5.11             Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         5.12             Certain Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         5.13             Environmental Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         5.14             Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         5.15             Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         5.16             Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         5.17             Related Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

SECTION 6.    COMPANY'S AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         6.1              Financial Statements and Other Reports  . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         6.2              Corporate Existence, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         6.3              Payment of Taxes and Claims; Tax Consolidation  . . . . . . . . . . . . . . . . . . . . . .  94
         6.4              Maintenance of Properties; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         6.5              Inspection; Lender Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         6.6              Compliance with Laws, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         6.7              Environmental Disclosure and Inspection . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         6.8              Company's Remedial Action Regarding Hazardous Materials . . . . . . . . . . . . . . . . . .  99
         6.9              Refinancing of Bridge Notes; Conversion to Term Loans under the Bridge Note Agreement . . .  99
         6.10             Execution of Guaranties and Collateral Documents by Future Subsidiaries . . . . . . . . . . 100

SECTION 7.    COMPANY'S NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         7.1              Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         7.2              Liens and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         7.3              Investments; Joint Ventures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         7.4              Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         7.5              Restricted Junior Payments; Certain Other Payments  . . . . . . . . . . . . . . . . . . . . 105
         7.6              Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         7.7              Restriction on Fundamental Changes; Asset Sales and Acquisitions  . . . . . . . . . . . . . 106
         7.8              Consolidated Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         7.9              Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         7.10             Sales and Lease-Backs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         7.11             Sale or Discount of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         7.12             Transactions with Shareholders and Affiliates . . . . . . . . . . . . . . . . . . . . . . . 108
         7.13             Disposal of Subsidiary Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         7.14             Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109





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         7.15             Amendments of Certain Documents; Designation of Designated Senior Debt  . . . . . . . . . . 109
         7.16             Deposit Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110

SECTION 8.   EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         8.1              Failure to Make Payments When Due . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         8.2              Default in Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         8.3              Breach of Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         8.4              Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         8.5              Other Defaults Under Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         8.6              Involuntary Bankruptcy; Appointment of Receiver, etc. . . . . . . . . . . . . . . . . . . . 112
         8.7              Voluntary Bankruptcy; Appointment of Receiver, etc. . . . . . . . . . . . . . . . . . . . . 112
         8.8              Judgments and Attachments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         8.9              Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         8.10             Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         8.11             Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         8.12             Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         8.13             Invalidity of Any Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
         8.14             Failure of Security.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
         8.15             Action Relating to Certain Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . 115
         8.16             Failure to Consummate Recapitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . 115

SECTION 9.   AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         9.1              Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         9.2              Powers and Duties; General Immunity . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         9.3              Representations and Warranties; No Responsibility For Appraisal of Creditworthiness . . . . 118
         9.4              Right to Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
         9.5              Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
         9.6              Collateral Documents and Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119

SECTION 10.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
         10.1             Assignments and Participations in Loans and Letters of Credit . . . . . . . . . . . . . . . 120
         10.2             Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         10.3             Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         10.4             Set-Off; Security Interest in Deposit Accounts  . . . . . . . . . . . . . . . . . . . . . . 125
         10.5             Ratable Sharing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
         10.6             Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         10.7             Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
         10.8             Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
         10.9             Survival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . 128
         10.10            Failure or Indulgence Not Waiver; Remedies Cumulative   . . . . . . . . . . . . . . . . . . 128
         10.11            Marshalling; Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
         10.12            Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
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        10.13   Obligations Several; Independent Nature of Lenders' Rights . . . . . . . . . . . . . . . . . . . . . 129
        10.14   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
        10.15   Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
        10.16   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
        10.17   Consent to Jurisdiction and Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
        10.18   Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
        10.19   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
        10.20   Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132

        Signature pages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
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                                  EXHIBITS


I                FORM OF NOTICE OF BORROWING
II               FORM OF NOTICE OF CONVERSION/CONTINUATION
III              FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV               FORM OF REVOLVING NOTE
V                FORM OF COMPLIANCE CERTIFICATE
VI               FORM OF FINANCIAL CONDITION CERTIFICATE
VII              FORM OF BORROWING BASE CERTIFICATE
VIII             FORM OF OPINION OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
IX               FORM OF OPINION OF O'MELVENY & MYERS
X                FORM OF ASSIGNMENT AGREEMENT
XI               FORM OF AUDITOR'S LETTER
XII              FORM OF CERTIFICATE RE NON-BANK STATUS
XIII             FORM OF COLLATERAL ACCOUNT AGREEMENT
XIV              FORM OF BLOCKED ACCOUNT AGREEMENT
XV               FORM OF COLLATERAL ACCESS AGREEMENT
XVI              FORM OF LOCK BOX AGREEMENT
XVII             FORM OF COMPANY SECURITY AGREEMENT
XVIII            FORM OF COMPANY PLEDGE AGREEMENT
XIX              FORM OF COMPANY TRADEMARK SECURITY AGREEMENT
XX               FORM OF COMPANY PATENT SECURITY AGREEMENT
XXI              FORM OF SUBSIDIARY GUARANTY
XXII             FORM OF SUBSIDIARY SECURITY AGREEMENT
XXIII            FORM OF SUBSIDIARY PLEDGE AGREEMENT
XXIV             FORM OF SUBSIDIARY TRADEMARK SECURITY AGREEMENT
XXV              FORM OF SUBSIDIARY PATENT SECURITY AGREEMENT
XXVI             FORM OF INTERCREDITOR AGREEMENT





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
                                  SCHEDULES



2.1              LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1C             CAPITAL AND OWNERSHIP STRUCTURE
5.1              SUBSIDIARIES OF COMPANY
5.5              REAL PROPERTY ASSETS
5.6              LITIGATION
5.12             CERTAIN FEES
5.13             ENVIRONMENTAL MATTERS
7.3              CERTAIN EXISTING INVESTMENTS





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
                              CREDIT AGREEMENT



                 This CREDIT AGREEMENT is dated as of November 12, 1997 and entered into by and among FWT, INC., a Texas corporation ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (EACH INDIVIDUALLY REFERRED TO HEREIN AS A "LENDER" and collectively as "LENDERS"), and BT COMMERCIAL CORPORATION ("BTCC"), as agent for Lenders (in such capacity, "AGENT").

                               R E C I T A L S

                 WHEREAS, in connection with the consummation of the capitalization the Company will repay all of its existing indebtedness in the approximate aggregate principal amount of $22,000,000;

                 WHEREAS, in order to finance the consummation of the recapitalization and related transactions, the Company will issue not less than $100,000,000 of Bridge Notes and will use approximately $8,000,000 of cash on hand to pay approximately $8,000,000 of fees and expenses incurred in connection with the Recapitalization and related transactions;

                 WHEREAS, Company desires that Lenders extend certain credit facilities to Company to provide financing for working capital and other General corporate purposes of Company and its Subsidiaries; and

                 WHEREAS, Company has agreed to secure its Obligations by fledging to Agent for the benefit of Lenders all of the capital stock of its subsidiaries and by granting to Agent for the benefit of Lenders a security interest in substantially all of its other personal property;

                 NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agent agree as follows:


SECTION 1.    DEFINITIONS

1 .1      CERTAIN DEFINED TERMS.

                 The following terms used in this Agreement shall have the following meanings:

                 "ACCOUNT" means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

                 "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation rounded upward to the nearest 1/16 of one percent) to first class banks in the Interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of BTCC for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 12:00 noon New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                 "ADJUSTED PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (i) the Revolving Loan Exposure of that lender by (ii) the aggregate Revolving Loan Exposure of all Lenders other than Daily Funding Lender.

                 "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                 "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

                 "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 9.5.

                 "AGREEMENT" means this Credit Agreement dated as of November 12, 1997, as it may be amended, supplemented or otherwise modified from time to time.

                 "ASSET SALE" means the sale by Company or any of its subsidiaries to any Person other than Company or any of its wholly-owned subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $50,000 or less).

                 "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.

                 "AUDITOR'S LETTER" means a letter, substantially in the form of Exhibit XI annexed hereto, executed by Arthur Andersen LLP and delivered to agent pursuant to subsection 4.1 or 6.1(iii).

                 "BAKER" means Baker Communications Fund, L.P.

                 "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor Statute.

                 "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds effective Rate.

                 "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                 "BLOCKED ACCOUNT AGREEMENT" means the Blocked Account Agreement executed and delivered by a Concentration Bank, Agent and the applicable Loan Party, substantially in the form of Exhibit XIV annexed hereto, as such Blocked Account Agreement may be amended, supplemented or otherwise modified from time to time, and "BLOCKED ACCOUNT AGREEMENTS" means all such Blocked Account Agreements, collectively.

                 "BORROWING BASE" means, as at any date of determination, an aggregate amount equal to:

                 (i) eighty-five percent (85%) of Eligible Accounts Receivable plus

                 (ii)     sixty percent (60%) of Eligible Inventory minus

                 (iii) the aggregate amount of reserves, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable and Eligible Inventory;

provided that Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable and Eligible inventory and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

                 "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit VII annexed hereto delivered to Lenders by Company pursuant to subsection 4.1 or subsection 6.1(xix).

                 "BRIDGE NOTE AGREEMENT" means that certain Senior Secured Credit Agreement dated as of November 12, 1997 among Company, the lenders named therein, and BTCo, as administrative agent, pursuant to which the initial loans under the Bridge Notes are made, as in effect on the date of execution of this agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

                 "BRIDGE NOTES" means the senior secured notes issued by company on the Closing Date, in the form of Exhibit I to the Bridge Note agreement, evidencing loans of up to $100,000,000 in aggregate principal amount pursuant to the Bridge Note Agreement, which notes shall accrue interest prior to default at a rate no greater than 18% per annum (of which no greater than 15% per annum may be payable in cash), in each case as such notes may be amended from time to time to the extent permitted under subsection 7.15.

                 "BTCC" has the meaning assigned to that term in the introduction to this Agreement.

                 "BTCC ACCOUNT" means an account maintained by Agent at BTCo into which the applicable Concentration Banks are instructed to transfer funds in deposit in the applicable Concentration

Accounts pursuant to the terms of the applicable Blocked Account Agreement, if any.

                 "BTCO" means Bankers Trust Company.

                 "BT CONCENTRATION ACCOUNT" means an account under the exclusive dominion and control of Agent that is maintained by any Loan Party with BTCo into which the applicable Lock Box Banks are instructed to transfer funds on deposit in the Lock Box Accounts pursuant to the terms of the Lock Box Agreements.

                 "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Texas or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close.

                 "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                 "CASH" means money, currency or a credit balance in a Deposit Account.

                 "CASH EQUIVALENTS" means, as at any date of determination, (a) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (1) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (1) was at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody's.

                 "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit XII annexed hereto delivered by a Lender to Agent pursuant to subsection 2.7B(iii).

                 "CLOSING DATE" means the date on or before November 30, 1997, on which the conditions set forth in subsection 4.1 have been satisfied by Company or have been waived in writing by Agent.

                 "COLLATERAL" means, collectively, all of the personal property (including capital stock) in which Liens are purported to be granted by the Collateral Documents.

                 "COLLATERAL ACCESS AGREEMENT" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement agreement of any landlord or mortgagee in respect of any Real Property Asset where any Inventory is located or any warehouseman or processor in possession of Inventory, substantially in the form of Exhibit XV annexed hereto, with such changes thereto as may be agreed to by Agent.

                 "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

                 "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Agent on the Closing Date, substantially in the form of Exhibit XIII annexed hereto, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                 "COLLATERAL DOCUMENTS" means the Collateral Account Agreement, the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the Company Patent Security Agreement, the Subsidiary Security Agreements, the Subsidiary Pledge Agreements, the Subsidiary Trademark Security Agreements, the Subsidiary Patent Security Agreements, the Blocked Account Agreements and the Lock Box Agreements.

                 "COMMITMENTS" means the Revolving Loan Commitments.

                 "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                 "COMPANY COMMON STOCK" means the common stock of Company, par value $10.00 per share.

                 "COMPANY PATENT SECURITY AGREEMENT" means the Company Patent Collateral Assignment and Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XX annexed hereto, as such Company Patent Collateral Assignment and Security Agreement may be amended, supplemented or otherwise modified from time to time.

                 "COMPANY PLEDGE AGREEMENT" means the Company Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XVIII annexed hereto, as such Company Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

                 "COMPANY SECURITY AGREEMENT" means the Company Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XVII annexed hereto, as such Company Security Agreement may be amended or supplemented or otherwise modified from time to time.

                 "COMPANY TRADEMARK SECURITY AGREEMENT" means the Company Trademark Collateral Security Agreement and Conditional Assignment executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XIX annexed hereto, as such Company Trademark Collateral Security Agreement and Conditional Assignment may be amended, supplemented or otherwise modified from time to time.

                 "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit V annexed hereto delivered to Agent and Lenders by Company pursuant to subsection 6.1(iv).

                 "CONCENTRATION ACCOUNTS" means, collectively, the BT Concentration Accounts and the Other Bank Concentration Accounts.

                 "CONCENTRATION BANK" means BTCo or any commercial bank satisfactory to Agent at which any Loan Party maintains a Concentration Account.

                 "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company.

                 "CONSOLIDATED EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income,
(ii) Consolidated Interest Expense, (iii) provisions for taxes based on income,
(iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                 "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agent and Lenders on or before the Closing Date.

                 "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                 "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                 "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                 "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                 "CONVERSION DATE" has the meaning assigned to such term in the Bridge Note Agreement.

                 "CONVERSION NOTES" means the senior secured notes, if any, issued by Company on the Conversion Date and evidencing term loans, the aggregate principal amount of which shall have been converted from, and shall not exceed the then outstanding principal amount of, the Bridge Notes, in the form of Exhibit II to the Bridge Note Agreement as in effect on the Closing Date, which notes (i) shall have no required principal payments prior to the sixth anniversary of the Closing Date and (ii) shall accrue interest prior to default at a rate no greater than 18% per annum (of which no greater than 15% per annum may be payable in cash), in each case as such notes may be amended from time to time to the extent permitted under subsection 7.15.

                 "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

                 "DAILY FUNDING LENDER" means Agent, in its individual capacity as a Lender hereunder.

                 "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                 "DOMESTIC SUBSIDIARY" means a direct or indirect Subsidiary of Company that is incorporated or organized under the laws of a state of the United States of America.

                 "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                 "ELIGIBLE ACCOUNTS RECEIVABLE" means, with respect to Company and Company's Subsidiaries which are Loan Parties, Accounts of such Loan Party deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by Agent, an Account shall not be an Eligible Account Receivable if:

                 (a) it arises out of a sale made by such Loan Party to an Affiliate; or

                 (b) its payment terms are longer than 30 days from date of invoice; or

                 (c) it remains unpaid for more than 60 days after the original payment due date (or, for the first nine months following the Closing Date with respect to Accounts as to which there are no disputes or unissued credits, it remains unpaid for more than 90 days after the original payment due date); or

                 (d) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that acount debtor (and its Affiliates) are ineligible under (c) above; or

                (e) when aggregated with all other Accounts of an account debtor, such Account exceeds twenty-five percent (25%) or, in the case of Accounts in which AT&T Wireless Services, Inc., is the account debtor, thirty percent (30%), in face value of all Accounts of the Loan Parties then outstanding, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer) and assigned to and directly drawable by Agent; or

                (f) the account debtor for such Account is a creditor of such Loan Party, has or has asserted a right of setoff against such Loan Party, or has disputed its liability or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount owed by such Loan Party to such account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

                (g) the account debtor is (or its assets are) the subject of an Insolvency Event; or

                (h) such Account is not payable in Dollars or the account debtor for such Account is located outside the continental United States, unless such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer) and assigned to and directly drawable by Agent; or

                (i) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; provided that no Account will be excluded pursuant to this clause (i) if such bill-and-hold or similar arrangement is pursuant to a written agreement delivered to, and approved in writing by, Agent; or

                (j) Agent determines by its own reasonable credit analysis that collection of such Account is uncertain or that such Account may not be paid; or

                (k) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless such Loan Party duly assigns its rights to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sections 3727 et seq.); or

                 (l) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted, or such Account otherwise does not represent a final sale; provided that no Account will be excluded pursuant to this clause (l) if such goods have not been shipped pursuant to a written bill-and-hold arrangement delivered to, and approved in writing by, Agent; or

                 (m) such Account does not comply in any material respect with all Requirements of Law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

                 (n) such Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

                 (o) it is not subject to a valid and perfected first priority Lien in favor of Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents;

provided that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                 "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans in the ordinary course of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

                 "ELIGIBLE INVENTORY" means, with respect to Company and Company's Subsidiaries which are Loan Parties, the aggregate amount of Inventory of such Loan Party deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with such Loan Party's current and historical accounting practice. Unless otherwise approved in writing by Agent, an item of Inventory shall not be included in Eligible Inventory if:

                 (a) it is not owned solely by such Loan Party or such Loan Party does not have good, valid and marketable title thereto; or

                 (b)      it is not located in the United States; or

                 (c) it is not located on property owned or leased by a Loan Party or in a contract warehouse, in each case subject to a Collateral Access Agreement executed by any applicable mortgagee, lessor or contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

                 (d) it is not subject to a valid and perfected first priority Lien in favor of Agent except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

                 (e) it consists of goods returned or rejected by such Loan Party's customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

                 (f) it is not first-quality goods, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Loan Documents;

provided that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition. It is understood and agreed that an item of Inventory which is subject to a bill-and-hold or other similar arrangement which renders the related Account ineligible under clause (i) of the definition of "Eligible Accounts Receivable" if otherwise eligible as Eligible Inventory under this definition may be included in the Borrowing Base as Eligible Inventory.

                 "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

                 "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

                 "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and requirements having the force of law relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare from environmental hazards, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section
9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C.
Section  1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section  6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C.
Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                 "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Person and with respect to liabilities arising after such period for which the Person could be liable under the Internal Revenue Code or ERISA.

                 "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan;
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue
Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                 "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                 "EVENT OF DEFAULT" means each of the events set forth in
Section 8.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                 "EXCHANGE NOTE INDENTURE" means the senior indenture, if any, executed by Company and a trustee named thereunder pursuant to which the Exchange Notes are issued, in the form of Exhibit V to the Bridge Note Agreement, as such indenture may be amended from time to time to the extent permitted under subsection 7.15.

                 "EXCHANGE NOTES" means the senior secured notes, if any, issued by Company from time to time in exchange for the Conversion Notes pursuant to the Exchange Note Indenture in the same principal amount as the Conversion Notes being so exchanged, in the form of Exhibit A to the Exchange
Note Indenture, which notes shall accrue interest prior to default at a rate no greater than 18% per annum (of which no greater than 15% per annum may be payable in cash) plus up to 1.50% per annum payable as additional interest as a result of any failure to comply with registration requirements with respect to such notes as required by the customary registration rights accompanying such notes, in each case as such notes may be amended from time to time to the extent permitted under subsection 7.15. "EXCHANGE NOTES" shall also refer to the registered Securities, if any, having the same terms and conditions as the notes described above which are issued by Company in exchange for such notes upon exercise of the customary registration rights accompanying such notes.

                 "EXISTING CREDIT ARRANGEMENTS" means (i) Company's promissory note dated July 23, 1997, payable to Bank One, Texas, N.A., in the principal amount of $20,000,000; (ii) Company's promissory note dated December 15, 1993, payable to NationsBank of Texas, N.A., in the outstanding principal amount of $350,000; (iii) a Loan Agreement dated as of October 1, 1996 between Company and Bank One, Texas, N.A., providing for borrowings of up to $5,200,000 under which there is approximately $1,800,000 principal amount outstanding; and (iv) a Loan Agreement dated as of April 25, 1997 between Company and Bank One, Texas, N.A., providing for borrowings of up to $2,200,000 under which there are no outstandings.

                 "EXISTING SHAREHOLDERS" means T.W. Moore, Betty Moore, Roy Moore, Fred Moore and Carl Moore.

                 "FACILITIES" means all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) and related facilities now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                 "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

                 "FEE PROPERTY" means a Real Property Asset consisting of a fee interest in real property.

                 "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xiii).

                 "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                 "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on April 30 of each calendar year.

                 "FOREIGN SUBSIDIARY" means a direct or indirect Subsidiary of Company which is incorporated or organized under the laws of any government or sovereignty other than any state of the United States of America.

                 "FUNDING AND PAYMENT OFFICE" means (i) the office of Agent located at 14 Wall Street, New York, New York 10005 or (ii) such other office of Agent as may from time to time hereafter be designated as such in a written notice delivered by Agent to Company and each Lender.

                 "FUNDING DATE" means the date of the funding of a Loan.

                 "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                 "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                 "GUARANTIES" means the Subsidiary Guaranty.

                 "GUARANTOR" means, at any time, any of Company's Subsidiaries that is then a party to any of the Guaranties.

                 "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar meaning and regulatory effect import under any applicable Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

                 "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

                 "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                 "INSOLVENCY EVENT" means, with respect to any Person, the occurrence of any of the events described in subsection 8.6 or 8.7; provided that, solely for purposes of this definition, any references to Company or any of its Subsidiaries in subsection 8.6 or 8.7 shall be deemed to be a reference to such Person.

                 "INSOLVENCY LAWS" means the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof.

                 "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

                 "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement among Company, BTCC, as Agent under this Agreement, BTCo as Agent under the Bridge Note Agreement, and BTCo, as Collateral Agent under the Intercreditor Agreement.

                 "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the first Business Day of each calendar month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

                 "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                 "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

                 "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                 "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                 "INVENTORY" means, with respect to any Person, all goods, merchandise and other personal property which are held by such Person for sale or lease, including those held for display or demonstration and including work-in- progress.

                 "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a wholly-owned Subsidiary of Company and a party to the Subsidiary Guaranty), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a wholly-owned Subsidiary of Company which is a party to the Subsidiary Guaranty, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                 "IP COLLATERAL" means, collectively, the Collateral under the IP Collateral Documents.

                 "IP COLLATERAL DOCUMENTS" means, collectively, the Company Trademark Security Agreement, the Company Patent Security Agreement, the Subsidiary Trademark Security Agreements and the Subsidiary Patent Security Agreements.

                 "ISSUING LENDER" means, with respect to any Letter of Credit, BTCo or any other Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

                 "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                 "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include BTCo as an Issuing Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                 "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

                 "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company.

                 "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                 "LOAN" or "LOANS" means one or more of the Revolving Loans.

                 "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties, the Intercreditor Agreement and the Collateral Documents and, solely for purposes of the use of the term "Loan Documents" in the definition of Obligations, the Currency Agreements to which any Lender or any of its Affiliates is a party.

                 "LOAN PARTIES" means any of the Company or any Subsidiary of the Company executing the Subsidiary Guaranty.

                 "LOCK BOX" means a lockbox maintained by any Loan Party pursuant to arrangements satisfactory to Agent.

                 "LOCK BOX ACCOUNT" means a Deposit Account under the exclusive dominion and control of Agent that is maintained by any Loan Party with a Lock Box Bank pursuant to a Lock Box Agreement.

                 "LOCK BOX AGREEMENT" means a Lock Box Agreement executed and delivered by a Lock Box Bank, Agent and the applicable Loan Party, substantially in the form of Exhibit XVI annexed hereto, as such Lock Box Agreement may be amended, supplemented or otherwise modified from time to time, and "LOCK BOX AGREEMENTS" means all such Lock Box Agreements, collectively.

                 "LOCK BOX BANK" means any commercial bank satisfactory to Agent at which any Loan Party maintains a Lock Box Account.

                 "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of Agent or Lenders to enforce, the Obligations, or (iii) a material adverse effect on the value of the Collateral or the amount which Agent or Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

                 "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

                 "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

                 "NEWCO" means FWT Acquisition, Inc., a Delaware corporation.

                 "NOTES" means one or more of the Revolving Notes.

                 "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                 "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                 "REQUEST FOR ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                 "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest (including interest accruing on or after the occurrence of an Insolvency Event), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                 "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer, its chief operating officer or controller; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with; and provided further that with respect to any certificate required to be delivered pursuant to subsection 4.1, such certificate may be executed by any one such officer approved by Agent.

                 "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                 "OTHER BANK CONCENTRATION ACCOUNT" means an account under the exclusive dominion and control of Agent that is maintained by any Loan Party with a Bank (other than BTCo) that is satisfactory to Agent pursuant to a Blocked Account Agreement into which the applicable Lock Box Banks are instructed to transfer funds on deposit in the Lock Box Accounts pursuant to the terms of the Lock Box Agreements.

                 "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

                 "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                 "PERMITTED DISCRETION" means Agent's good faith and reasonable judgment based upon any factor which it believes: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of Agent's Liens thereon or the amount which Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving Company or any of its Subsidiaries or any of the Collateral; or (iv) creates or reasonably could be expected to create a Potential Event of Default or Event of Default. In exercising such judgment, Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (i) the financial and business climate of any Loan Party's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to Loan Parties' Accounts, (iii) changes in demand for, and pricing of, Loan Parties' Inventory, (iv) changes in any concentration of risk with respect to such Accounts or Inventory, and (v) any other factors that change the credit risk of lending to Company on the security of such Accounts or Inventory. The burden of establishing lack of good faith shall be on the Company.

                 "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                 (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                 (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                 (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                 (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                 (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                 (vi)     easements, rights-of-way, restrictions,
         encroachments, minor defects or irregularities in title, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                 (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

                 (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                 (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                 (x) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

                 "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                 "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                 "PRIME RATE" means the rate that BTCo announces from time to time as its prime lending rate in the United States for Dollar denominated loans, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCC or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                 "PRO RATA SHARE" means with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                 "PURCHASE PRICE ADJUSTMENT NOTES" means the promissory notes delivered by Company to the Existing Shareholders pursuant to Section 2.7 of the Recapitalization Agreement with respect to increases in the purchase price payable to such Existing Shareholders or pursuant to Article III of the Recapitalization Agreement with respect to payments to be made as a result of liabilities under Section 338(h)(10) of the Internal Revenue Code as such notes may be amended from time to time after their issue date to the extent permitted under subsection 7.15.

                 "REAL PROPERTY ASSETS" means all real property from time to time owned in fee by any Loan Party and all rights, title and interest in and to any and all leases of real property as to which any Loan Party has a leasehold interest, including without limitation any such fee or leasehold interests acquired by any Loan Party after the date hereof.

                 "RECAPITALIZATION" means the transactions contemplated by the Recapitalization Agreement.

                 "RECAPITALIZATION AGREEMENT" means that certain Recapitalization Agreement dated as of November 12, 1997, by and among Company, Newco and the Existing Shareholders, in the form delivered to Agent and Lenders prior to their execution of this Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

                 "REGISTER" has the meaning assigned to that term in subsection 2.1E.

                 "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                 "RELATED AGREEMENTS" means, collectively, the Recapitalization Agreement, Stockholders Agreement, the Bridge Note Agreement, the Bridge Notes, any guaranties relating thereto and, if and when executed, the Exchange Note Indenture, the Takeout Securities Indenture, the Conversion Notes, the Exchange Notes, the Takeout Securities and any guaranties relating to any of the foregoing, and the Purchase Price Adjustment Notes, and all other agreements or instruments delivered pursuant to or in connection with any of the foregoing including any purchase agreement or registration rights agreement.

                 "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                 "REQUIREMENT OF LAW" means (a) the certificates or articles of incorporation, by-laws and other organizational or governing documents of a Person, (b) any law, treaty, rule, regulation or determination of an arbitrator, court or other governmental authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

                 "REQUISITE LENDERS" means Lenders having or holding 51% or more of the sum of the aggregate Revolving Loan Exposure of all Lenders.

                 "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                 "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection

2.1A, and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                 "REVOLVING LOAN COMMITMENT TERMINATION DATE" means November 30, 2000.

                 "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

                 "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A.

                 "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1F on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                 "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                 "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person;
(ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and
(B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting
(a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

                 "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement dated as of the Closing Date entered into by and among Baker, the Existing Shareholders and the other individuals parties thereto, as such agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.15.

                 "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of Company evidenced by the Takeout Securities if the Takeout Securities are subordinated to the Credit Agreement, and (ii) any other Indebtedness of Company (other than Indebtedness to any of its Subsidiaries) that is subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

                 "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                 "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by Company's Subsidiaries on the Closing Date and to be executed and delivered by Company's Subsidiaries from time to time thereafter in accordance with subsection 6.10, substantially in the form of Exhibit XXI annexed hereto, as such Subsidiary Guaranty may be amended, supplemented or otherwise modified from time to time.

                 "SUBSIDIARY PATENT SECURITY AGREEMENT" means each Subsidiary Patent Collateral Security Agreement and Conditional Assignment executed and delivered by Company's Subsidiaries on the Closing Date or to be executed and delivered by Company's Subsidiaries from time to time thereafter in accordance with subsection 6.10, in each case substantially in the form of Exhibit XXV annexed hereto, as such Subsidiary Patent Collateral Security Agreement and Conditional Assignment may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PATENT SECURITY AGREEMENTS" means all such Subsidiary Patent Collateral Security Agreement and Conditional Assignments, collectively.

                 "SUBSIDIARY PLEDGE AGREEMENT" means each Subsidiary Pledge Agreement executed and delivered by Company's Subsidiaries on the Closing Date or to be executed and delivered by Company's Subsidiaries from time to time thereafter in accordance with subsection 6.10, in each case substantially in the form of Exhibit XXIII annexed hereto, as such Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PLEDGE AGREEMENTS" means all such Subsidiary Pledge Agreements, collectively.

                 "SUBSIDIARY SECURITY AGREEMENT" means each Subsidiary Security Agreement executed and delivered by Company's Subsidiaries on the Closing Date or to be executed and delivered by Company's Subsidiaries from time to time thereafter in accordance with subsection 6.10, in each case substantially in the form of Exhibit XXII annexed hereto, as such Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY SECURITY AGREEMENTS" means all such Subsidiary Security Agreements, collectively.

                 "SUBSIDIARY TRADEMARK SECURITY AGREEMENT" means each Subsidiary Trademark Collateral Security Agreement and Conditional Assignment executed and delivered by Company's Subsidiaries on the Closing Date or to be executed and delivered by Company's Subsidiaries from time to time thereafter in accordance with subsection 6.10, in each case substantially in the form of
Exhibit XXIV annexed hereto, as such Subsidiary Trademark Collateral Security Agreement and Conditional Assignment may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY TRADEMARK SECURITY AGREEMENTS" means all such Subsidiary Trademark Collateral Security Agreement and Conditional Assignments, collectively.

                 "TAKEOUT SECURITIES" means either (a) the senior subordinated unsecured notes, if any, issued by Company pursuant to the Takeout Securities Indenture, having the terms and conditions substantially as described in the "Description of Notes" section of that certain Preliminary Offering Memorandum of Company dated October 31, 1997, or (b) any other securities issued by the Company to refinance the Bridge Notes, the Conversion Notes or the Exchange Notes, which Takeout Securities shall, in each case, be in form and substance satisfactory to Agent and Requisite Lenders, as such Takeout Securities may be amended from time to time to the extent permitted under subsection 7.15, in each case all of the proceeds of which are used to refinance all or a part of the outstanding obligations under the Bridge Notes, the Conversion Notes or the Exchange Notes; provided that (i) no principal amount of such notes shall have a scheduled maturity date prior to the tenth anniversary of the Closing Date and (ii) such notes shall not have an effective yield (without giving effect to default interest rates or to any other Securities issued by Company to the holders of such notes concurrently with the issuance of such notes) in excess of 15% per annum plus up to 1.50% per annum payable as additional interest as a result of any failure to comply with registration requirements with respect to such notes as required by the customary registration rights accompanying such notes. "TAKEOUT SECURITIES" shall also refer to the registered Securities, if any, having the same terms and conditions as the notes described above which are issued by Company in exchange for such notes upon exercise of the customary registration rights accompanying such notes.

                 "TAKEOUT SECURITIES INDENTURE" means the indenture, if any, executed by Company and a trustee named therein pursuant to which the Takeout Securities are issued, (a) having the terms and conditions substantially as described in the "Description of Notes" section of that certain Preliminary Offering Memorandum of Company dated October 31, 1997, or (b) having such other terms and conditions describing the securities issued by the Company to refinance the Bridge Notes, the Conversion Notes or the Exchange Notes, which indenture shall be, in each case, in form and substance satisfactory to Agent, as such indenture may be amended from time to time to the extent permitted under subsection 7.15.

                 "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

                 "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans made to Company plus (ii) the Letter of Credit Usage with respect to all Letters of Credit issued for the account of Company.

                 "TRANSACTION COSTS" means the fees, costs and expenses payable by any Loan Party on or before the Closing Date in connection with the transactions contemplated hereby or by the Recapitalization Agreement.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                 Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      OTHER DEFINITIONAL PROVISIONS.

                 References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with subsection 10.6 hereof.


SECTION 2.   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on
Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $25,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to, but excluding the Revolving Loan Commitment Termination Date, at any time and from time to time without premium or penalty except as provided in subsection 2.6D.

                 Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations in the amounts indicated:

                          (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

                          (b) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Borrowing Base then in effect.

         B. BORROWING MECHANICS. Revolving Loans made on any Funding Date as Base Rate Loans shall not be subject to any minimum amounts. Revolving Loans made on any Funding Date as Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Revolving

Loans it shall deliver to Agent a Notice of Borrowing no later than 1:00 P.M. (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or no later than 1:00 P.M. (New York time) on the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Loans made on the Closing Date, that such Loans shall be Base Rate Loans,
(iv) in the case of Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor and (vi) in the case of Revolving Loans, that, after giving effect to the requested Loans, the Total Utilization of Revolving Loan Commitments will not exceed the Revolving Loan Commitments and the Borrowing Base then in effect. Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

                 Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Daily Funding Lender and/or Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

                 The Company shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

                 Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to either (i) make a borrowing in accordance therewith or (ii) pay all amounts due under subsection 2.6D.

         C.      DISBURSEMENT OF FUNDS.

                 (i) Subject to this subsection 2.1C and subsection 2.1D, all Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

                 (ii) Upon receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for Revolving Loans that consist of Base Rate Loans and upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately succeeding paragraph, subsection 4.2 (in the case of all Loans), Daily Funding Lender shall, without prior notice to the other Lenders, make such Revolving Loans for its own account on the applicable Funding Date (subject to settlement with the other Lenders in accordance with subsection 2.1D) by making the proceeds of such Revolving Loans available to the Company on such Funding Date by causing an amount of same day funds equal to the proceeds of such Revolving Loans to be credited to the account of Company at the Funding and Payment Office. Such Revolving Loans shall constitute Revolving Loans by Daily Funding Lender for all purposes under the Loan Documents, subject to settlement with the other Lenders pursuant to subsection 2.1D. All interest accrued on any such Revolving Loans from the date made by Daily Funding Lender to the Settlement Date with respect thereto shall be for Daily Funding Lender's own account. Daily Funding Lender shall make Revolving Loans for its own account pursuant to this subsection 2.1C(ii) notwithstanding the fact that the principal amount of such Revolving Loans, when added to the aggregate principal amount of Daily Funding Lender's Revolving Loans then outstanding, may exceed Daily Funding Lender's Revolving Loan Commitment then in effect; provided that such Revolving Loans shall at all times be Obligations owed to Daily Funding Lender under this Agreement; and provided, further that in no event shall the aggregate principal amount of all Revolving Loans, including such Revolving Loans, outstanding at any time exceed the aggregate Revolving Loan Commitments then in effect minus the Letter of Credit Usage as of such time.

                          Notwithstanding anything in this Agreement to the contrary, if the conditions precedent specified in subsection 4.2 cannot be fulfilled with respect to any proposed Revolving Loans that consist of Base Rate Loans, the Company shall, in its Notice of Borrowing or otherwise, give immediate written notice thereof (specifying the circumstances which prevent the conditions precedent from being fulfilled) to Agent, with a copy to each Lender, and Daily Funding Lender may (and each Lender hereby authorizes Daily Funding Lender to), but is not obligated to, continue to make Revolving Loans that are Base Rate Loans for 20 Business Days from the date Agent first receives such notice, or until sooner instructed by Requisite Lenders to cease making such Revolving Loans (the "DAILY FUNDING LENDER DISCRETIONARY PERIOD"). Once notice is given by the Company that circumstances exist which prevent the conditions precedent to borrowing from being fulfilled, no additional notice with respect to the same circumstances will be effective to commence a new Daily Funding Lender Discretionary Period.

                 (iii) Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for any Loans (other than for Revolving Loans that consist of Base Rate Loans), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 1:00 P.M. (New York time) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately preceding paragraph, 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to the Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent, from Lenders to be credited to the account of the Company at the Funding and Payment Office.

                 Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans pursuant to this subsection 2.1C(ii) that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

                 D.       SETTLEMENT PROCEDURES.

                 (i) Daily Funding Lender will from time to time notify the other Lenders, not later than 12:00 Noon (New York time) (a) on at least one Business Day during each seven calendar-day period, (b) on each date on which payment of interest on any Revolving Loans is required to be made pursuant to subsection 2.2C, (c) on the Revolving Loan Commitment Termination Date, and (d) at such other times as Daily Funding Lender in its discretion may determine (each such notice by Daily Funding Lender being a "SETTLEMENT NOTICE" and the date of each Settlement Notice being a "SETTLEMENT DATE") of the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender and each other Lender as of the close of business on the Business Day immediately preceding the applicable Settlement Date.

                 (ii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender (including Revolving Loans made for its own account pursuant to subsection 2.1C(ii)) is in excess of Daily Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all Lenders (the amount of such excess being the "EXCESS FUNDED AMOUNT"), each other Lender will, not later than 1:00 P.M. (New York time) on the applicable Settlement Date, pay to Daily Funding Lender, by depositing same day funds in the account specified by Daily Funding Lender at the Funding and Payment Office, an amount equal to such Lender's Adjusted Pro Rata Share of the Excess Funded Amount, upon which payment Daily Funding Lender shall be deemed to have sold, and such Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving Loans made by Daily Funding Lender for its own account pursuant to subsection 2.1C(ii) on or after the immediately preceding Settlement Date equal to such Lender's Adjusted Pro Rata Share of the Excess Funded Amount. The obligation of each Lender to purchase a portion of any Revolving Loan made by Daily Funding Lender as provided in this subsection 2.1D(ii) is subject to the condition that at the time such Revolving Loan was made by Daily Funding Lender (a) the duly authorized officer of Daily Funding Lender responsible for the administration of Daily Funding Lender's credit relationship with Company believed in good faith that either (X) no Event of Default had occurred and was continuing or (Y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders at the time such Revolving Loan was made or (b) a Daily Funding Lender Discretionary Period was in effect.

                 (iii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender is less than Daily Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all Lenders (the amount of such difference being the "EXCESS PAYDOWN AMOUNT"), Daily Funding Lender will, no later than 1:00 P.M. (New York time) on the applicable Settlement Date, unconditionally pay to each other Lender, by depositing same day funds in the account specified by such Lender to Daily Funding Lender, an amount equal to such Lender's Adjusted Pro Rata Share of the Excess Paydown Amount, upon which payment such Lender shall be deemed to have sold, and Daily Funding Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving Loans of such Lender equal to such Lender's Adjusted Pro Rata Share of the Excess Paydown Amount.

                 (iv) Except as provided in subsection 2.1D(ii), the obligations of Daily Funding Lender and each other Lender pursuant to subsections 2.1D(ii) and 2.1D(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which Agent or any Lender may have against Agent, any other Lender, any Loan Party or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party; (d) any breach of this Agreement by Company, Agent or any Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. In the event that any Person (the "PAYOR") obligated to make a payment to any other Person (the "PAYEE") pursuant to this subsection 2.1D fails to make available to the Payee the amount of such payment required to be made by the Payor, the Payee shall be entitled to recover such amount on demand from the Payor together with interest at the customary rate set by BTCC for the correction of errors among Lenders for three Business Days and thereafter at the sum of the Base Rate plus 1.50% per annum.

                 (v) In the event that all or any portion of any repayment of principal of the Revolving Loans is thereafter recovered by or on behalf of Company from Daily Funding Lender (including any such recovery in a proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect) in an amount that is proportionately greater (based on the respective Pro Rata Shares of Lenders) than any such recovery from the other Lenders, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

         E.      THE REGISTER.

                 (i) Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (ii) Agent shall record in the Register the Revolving Loan Commitment and Revolving Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Revolving Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

                 (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                 (iv) Company, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                 (v) Company hereby designates BTCC to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1E, and Company hereby agrees that, to the extent BTCC serves in such capacity, BTCC and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

         F. NOTES. Company shall execute and deliver to each Lender (or to Agent for that Lender) on the Closing Date a Revolving Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

2.2      INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.2G, 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to, in the case of Loans, the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by the Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                 (i) Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

                          (a) if a Base Rate Loan, then at the sum of the Base Rate plus 1.00% per annum; or

                          (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 2.25% per annum.

         B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided that:

                 (i) the initial Interest Period for any such Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                 (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                 (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                 (v) no Interest Period shall extend beyond the Revolving Loan Commitment Termination Date;

                 (vi) there shall be no more than three Interest Periods outstanding at any time; and

                 (vii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan, in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4A(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) from and after the earlier to occur of (a) the date which is 90 days after the Closing Date and (b) the date on which Agent notifies Company that the primary syndication of the Commitments and the Loans has been completed, to convert at any time all or any part of its outstanding Revolving Loans equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from Base Rate Loans to Eurodollar Rate Loans, or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; or (iii) subject to the payment of all amounts due under subsection 2.6D, to convert a Eurodollar Rate Loan into a Base Rate Loan at any time.

                 The Company shall deliver a Notice of Conversion/ Continuation to Agent no later than 1:00 P.M. (New York time) of the proposed conversion date (in the case of a conversion to a Base Rate Loan) or at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan. A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above- described Notice of Conversion/Continuation, the Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

                 Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

                 Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post- petition interest in any proceeding under the Bankruptcy Code or other applicable Insolvency Laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, (i) the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan shall be included, and (ii) the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         G. LIMITATION ON INTEREST. It is the intention of the parties hereto to comply with all applicable usury laws, whether now existing or hereafter enacted. Accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes, the other Loan Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of the

Company to the Lenders, in no contingency or event whatsoever, whether by acceleration of the maturity of indebtedness of the Company to the Lenders or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Agreement, the Notes, the other Loan Documents or of any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of the Company to the Lenders, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lenders shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, the Notes, the other Loan Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of the Company to the Lenders or otherwise an amount that would exceed the highest lawful amount (the "Maximum Rate"), such amount that would be excessive interest shall be applied to the reduction of the principal amount owing in connection with this Agreement or on account of any other indebtedness of the Company to the Lenders, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal owing in connection with this Agreement and such other indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to indebtedness of Company to the Lenders, under any specific contingency, exceeds the maximum nonusurious rate permitted under applicable law, the Lenders may, at their option, (a) characterize any non- principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of the Obligations, to the end that no such portion shall bear interest at a rate greater than that permitted by law. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

2.3      FEES.

         A. COMMITMENT FEES. Company agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments multiplied by 1/2 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

         B. OTHER FEES. Company agrees to pay to Agent such other fees in the amounts and at the times separately agreed upon between Company and Agent.

2.4 PREPAYMENTS OF REVOLVING LOANS; GENERAL PROVISIONS REGARDING PAYMENTS; TERMINATION OF COMMITMENTS.

         A.      PREPAYMENTS OF REVOLVING LOANS.

                 (i)      Mandatory Prepayments of Revolving Loans.

                          (a) Prepayments Due to Reductions or Restrictions of Revolving Loan Commitments or Due to Insufficient Borrowing Base. Company shall from time to time prepay the Revolving Loans to the extent necessary so that (1) the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect and
                 (2) the Total Utilization of Revolving Loan Commitments shall not exceed at any time the Borrowing Base then in effect. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(ii).

                          (b) Prepayments of Revolving Loans from Amounts Transferred to BTCC Account. If any amounts are transferred to the BTCC Account on any Business Day pursuant to the terms of any Blocked Account Agreement, if any, then on such Business Day, if such amounts are transferred to the BTCC Account prior to 12:00 Noon (New York time) on such Business Day, or on the next succeeding Business Day, if such amounts are transferred to the BTCC Account on or after 12:00 Noon (New York time) on such Business Day, Company shall prepay Company's Revolving Loans in an amount equal to the amount transferred to the BTCC Account pursuant to the terms of the applicable Blocked Account Agreement on such Business Day (to the extent such amount relates to payments received in respect of Accounts of Company or any of its Subsidiaries) until all of Company's Revolving Loans shall have been paid in full. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(ii).

                 (ii) Application of Prepayments. Any prepayments pursuant to subsection 2.4A(i) shall be applied as specified by the Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

         B.      GENERAL PROVISIONS REGARDING PAYMENTS.

                 (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 1:00 P.M. (New York time) on the date due at the Funding and Payment Office for the account of Lenders. Funds received by Agent after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day. In order to effect timely payment of any interest, fees, commissions or other amounts due hereunder, Company hereby authorizes Agent to request Daily Funding Lender to make Revolving Loans for its own account (subject to settlement pursuant to subsection 2.1D) in a principal amount equal to such interest, fees, commissions or other amounts; provided that Agent shall not have the right to request such Revolving Loans if, after giving effect to such Revolving Loans, (a) the aggregate outstanding principal amount of Revolving Loans would exceed the Revolving Loan Commitments then in effect minus the Letter of Credit Usage, or (b) the Total Utilization of Revolving Loan Commitments would exceed the Borrowing Base then in effect. Daily Funding Lender shall make the amount of such Revolving Loans (which shall be made as Base Rate Loans) available to Agent, in same day funds, at the Funding and Payment Office, not later than 1:00 P.M. (New York time) on the date requested by Agent, and Company and Lenders hereby authorize Agent, whether or not the conditions specified in subsection 4.2 have been satisfied or waived, to apply the proceeds of such Revolving Loans directly to the payment of such unpaid interest, fees, commissions or other amounts. Company hereby agrees that, upon the funding of any such Revolving Loans by Daily Funding Lender in accordance with the provisions of this subsection 2.4B(i),

         Company shall have effected Revolving Loans hereunder, which Revolving Loans shall for all purposes of this Agreement be deemed to have been made by Daily Funding Lender pursuant to and in accordance with the provisions of subsection 2.1C(ii). Agent shall deliver prompt notice to Company of the amount of Revolving Loans made pursuant to this subsection 2.4B together with copies of all invoices or other statements evidencing the fees, commissions or other amounts due hereunder (other than interest) paid with the proceeds of such Revolving Loans; provided that Agent shall give notice to Company five Business Days in advance of the making of any such Revolving Loans for the payment of any amounts owed under subsection 10.2 together with copies of all invoices or other statements evidencing such amounts.
         In addition, Company hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                 (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                 (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares of such Loans; provided that (i) payments of principal in respect of the Revolving Loans pursuant to subsection 2.4A(i)(b) shall be applied to reduce the outstanding Revolving Loans of Daily Funding Lender (subject to settlement pursuant to subsection 2.1D) prior to application to the outstanding Revolving Loans of any other Lender and (ii) payments of interest in respect of Revolving Loans which are Base Rate Loans shall be apportioned ratably among Lenders in proportion to the average daily amount of such Base Rate Loans of each Lender outstanding during the period in which such interest shall have accrued. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent in respect of Loans and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection

         2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

                 (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                 (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

         C. TERMINATION OF COMMITMENTS. Company may, upon not less than three Business Days' prior written notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by facsimile or telephone to each Lender), at any time terminate in whole, without premium or penalty, the Revolving Loan Commitments; provided that Company upon the effectiveness of such termination repays in full all outstanding Loans and fully cash collaterizes all outstanding Letters of Credit or makes such other arrangements as are satisfactory in form and substance to Agent for the termination of such Letters of Credit.

2.5      USE OF PROCEEDS.

         A. REVOLVING LOANS. The proceeds of any Revolving Loans shall be applied by Company for working capital and general corporate purposes.

         B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

                 Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 12:00 noon (New York time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Agent notifies Company and such Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

         C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. The Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company, or

(iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

         E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                 (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any franchise Tax levied on such Lender or any Tax measured with respect to the overall net income or capital of such Lender ("Excluded Taxes")) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                 (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                 (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7A to the extent that any such increased cost or reduction in amounts was incurred more than twenty-four months prior to the time it gives notice to Company (as provided in the next sentence) of the relevant circumstance, unless such circumstance arose or became applicable retrospectively, in which case such Lender shall not be limited to such twenty-four month period so long as such Lender has given such notice to Company no later than twenty-four months from the time circumstance became applicable to such Lender. Such Lender shall deliver to the Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B.      WITHHOLDING OF TAXES.

                 (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than Excluded Taxes) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                 (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax (other than an Excluded Tax) from any sum paid or payable by Company to Agent or any Lender under any of the Loan
         Documents:

                          (a) Company shall notify Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                          (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                          (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                          (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                 (iii)    Evidence of Exemption from Withholding Taxes.

                          (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (X) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (Y) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (X) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                          (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall (1) promptly deliver to Agent for transmission to Company, two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States (as applicable) federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                          (c) The Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve the Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans, Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit, in the case of any Lender to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8      OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

                 Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agree to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.

2.9      COLLECTION, DEPOSIT AND TRANSFER OF PAYMENTS IN RESPECT OF ACCOUNTS.

                 Company shall, and shall cause each of its Subsidiaries to, maintain in effect at all times a system of accounts and procedures reasonably satisfactory to Agent for the collection and deposit of payments in respect of such Person's Accounts and the transfer of amounts so deposited to the applicable Concentration Account and BTCC Account. Without limiting the generality of the foregoing:

                 A. MAINTENANCE OF LOCK BOXES, LOCK BOX ACCOUNTS AND CONCENTRATION ACCOUNTS.

                 (i) Except as permitted under subsection 2.9A(ii), Company shall, and shall cause each of its Subsidiaries to, at all times maintain any Lock Boxes, Lock Box Accounts and Concentration Accounts established pursuant to the terms of this Agreement, the Lock Box Agreements and the Blocked Account Agreements, if any.

                 (ii) Company shall not, and shall not permit any of its Subsidiaries to, close any Lock Box Account or Concentration Account or open a new Lock Box Account or Concentration Account unless it shall have (a) notified Agent in writing at least 30 days (or such lesser number of days as may be agreed to by Agent) prior to the proposed closing or opening, (b) in the case of a new Lock Box Account, entered into a Lock Box Agreement with the applicable Lock Box Bank and (c) in the case of a new Other Bank Concentration Account, entered into a Blocked Account Agreement with the applicable Concentration Bank.

                 B.       COLLECTION AND DEPOSIT OF PAYMENTS IN RESPECT OF
ACCOUNTS.

                 (i) Company shall, and shall cause each of its Subsidiaries to, deliver such notices to account debtors and take all such other actions as may reasonably be necessary to cause all payments in respect of such Person's Accounts to be made directly to a Lock Box.

                 (ii) Company shall, or shall cause each of its Subsidiaries to, direct its authorized representative, at least once on each Business Day, to retrieve all checks and other instruments delivered to a Lock Box and, as promptly as possible on the same Business Day so retrieved, to endorse for payment and deposit each such check or other instrument in the Lock Box Account related to such Lock Box. Notwithstanding the foregoing, from and after such time as Agent shall have notified Company of its election to exercise its rights under this subsection 2.9B(ii), Company shall not, and shall not permit its Subsidiaries to, retrieve any items from any Lock Box unless accompanied by a representative of Agent, and Company hereby appoint Agent or any of its designees as Company's attorneys-in-fact with powers, upon notification by Agent as aforesaid, to (a) access all Lock Boxes and (b) endorse for payment any checks or other instruments representing payment in respect of any Accounts of such Persons that are delivered to any Lock Box. All acts of said attorneys or designees are hereby ratified and approved, and said attorneys or designees shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law (other than any such acts, omissions, errors or mistakes constituting gross negligence or wilful misconduct as determined in a final order by a court of competent jurisdiction). The power of attorney set forth in this subsection 2.9B(ii) is irrevocable until all Obligations shall have been paid in full and the Commitments shall have terminated.

                 (iii) In the event that Company or any of its Subsidiaries receives any check, cash, note or other instrument representing payment of an Account (other than any item delivered to a Lock Box), Company shall, or shall cause such Subsidiary to, hold such item in trust for Agent and shall, as soon as practicable (and in any event within one Business Day) after receipt thereof, cause such item to be deposited into a Lock Box Account with any necessary endorsements.

                 (iv) Company hereby agrees, from and after such time, if any, as Agent shall have notified Company in writing that the provisions of this subsection 2.9B(iv) are to become effective until such later time, if any, as Agent shall have notified Company in writing that such provisions are no longer to be effective, not to deposit any monies into the Lock Box Accounts or to Concentration Accounts or to otherwise permit any monies to be deposited into any of such accounts, except payments received in respect of Company's Accounts.

                 C. TRANSFER OF AMOUNTS DEPOSITED IN THE LOCK BOX ACCOUNTS TO THE CONCENTRATION ACCOUNTS. Company shall cause all amounts deposited in each Lock Box Account to be transferred on each Business Day to the applicable Concentration Account in accordance with the terms of the applicable Lock Box Agreement.

                 D. TRANSFER OF AMOUNTS DEPOSITED IN THE CONCENTRATION ACCOUNTS TO THE BTCC ACCOUNT. Company shall cause all amounts deposited in each Concentration Account to be transferred on each Business Day to the BTCC Account. Any amounts so transferred to the BTCC Account first shall be applied as provided in subsection 2.4A(i)(b) to the extent therein provided and thereafter, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, shall be available for disbursement to the applicable Loan Parties for working capital and other general corporate purposes.

                 E. TREATMENT OF ACCOUNTS. Company shall not, without Agent's prior written consent, grant any extension of the time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, when no Event of Default has occurred and is then continuing, in accordance with its usual and customary business practices.

                 F. COMPANY TO PROVIDE INFORMATION. Company shall, at such intervals as Agent may reasonably request, furnish such statements, schedules and/or information as Agent may request relating to Company's and its Subsidiaries' Accounts and the collection, deposit and transfer of payments in respect thereof, including, without limitation, all invoices evidencing such Accounts.


SECTION 3.   LETTERS OF CREDIT

3.1      ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
         THEREIN.

         A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A, Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Standby Letters of Credit for the account of Company for the purposes specified in the definitions of Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that neither Company shall request that any Lender issue (and no Lender shall issue):

                 (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan

         Commitments would exceed the Revolving Loan Commitments then in effect;

                 (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $1,000,000;

                 (iii) any Letter of Credit for the account of Company if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Borrowing Base then in effect;

                 (iv) any Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; or

                 (v) any Letter of Credit denominated in a currency other than Dollars.

         B.      MECHANICS OF ISSUANCE.

                 (i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Agent a Request for Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 12:00 Noon (New York time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Request for Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business
         Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, (e) that, after giving effect to the requested Letter of Credit, the Total Utilization of Revolving Loan Commitments will not exceed the Revolving Loan Commitments then in effect and the Total Utilization of Revolving Loan Commitments will not exceed the Borrowing Base then in effect and (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                 Company shall notify the applicable Issuing Lender (and Agent, if Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which it is required to certify in the applicable Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit it shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which it is required to certify in the applicable Request for Issuance of Letter of Credit.

                 (ii) Determination of Issuing Lender. Upon receipt by Agent of a Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Agent elects to issue such Letter of Credit, Agent shall promptly so notify the Company, and Agent shall be the Issuing Lender with respect thereto. In the event that Agent, in its sole discretion, elects not to issue such Letter of Credit, Agent shall promptly so notify the Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Agent not to issue such Letter of Credit, Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Agent, when aggregated with Agent's outstanding Revolving Loans, may exceed Agent's Revolving Loan Commitment then in effect.





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
                 (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                 (iv) Notification to Lenders. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Agent is the Issuing Lender, together with such notice), Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                 (v) Reports to Lenders. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Lender a report setting forth for such calendar quarter the daily maximum amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

         C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2      LETTER OF CREDIT FEES.

                 Company agrees to pay the following amounts to each Issuing Lender with respect to Letters of Credit issued by such Issuing Lender at its request:

                 (i) with respect to each Letter of Credit, (a) a fronting fee equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily maximum amount available to be drawn under such Letter of Credit and (b) a letter of credit fee equal to 2.25% per annum multiplied by the daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

                 (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees





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
         payable under clause (i) above), documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

Promptly upon receipt by such Issuing Lender of any amount described in clause
(i)(b) of this subsection 3.2, such Issuing Lender shall distribute to each other Lender its Pro Rata Share of such amount.

3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to exercise reasonable care to determine that the documents required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

         B. REIMBURSEMENT BY COMPANY OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify the Company and Agent, and the Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Company shall have notified Agent and such Issuing Lender prior to 12:00 Noon (New York time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to





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
make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

         C.      PAYMENT BY LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF
CREDIT.

                 (i) Payment by Lenders. In the event that the Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                 (ii) Distribution to Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth





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
         below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D.      INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

                 (i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to drawings made under any Letters of Credit issued by such Issuing Lender at its request, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by the Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                 (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such drawing is reimbursed by the Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      OBLIGATIONS ABSOLUTE.

                 The obligation of the Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                 (i) any lack of validity or enforceability of any Letter of Credit;

                 (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                 (iii) any draft or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or document which does not comply with the terms of such Letter of Credit;

                 (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                 (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                 (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                 (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;





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
provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5      INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

         A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         B. NATURE OF ISSUING LENDERS' DUTIES. As between Company on the one hand and any Issuing Lender on the other hand, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing





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
under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

                 In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted without gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to Company.

                 Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

                 In the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                 (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Excluded Tax) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this
         Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                 (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

                 (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that an Issuing Lender or Lender shall not be entitled to avail itself of the benefit of this subsection 3.6 to the extent that any such increased cost or reduction in amounts was incurred more than twenty-four months prior to the time it gives notice to Company (as provided in the next sentence) of the relevant circumstances, unless such circumstance arose or became applicable retrospectively, in which case such Issuing Lender or Lender shall not be limited to such twenty-four month period so long as such Issuing Lender or Lender has given such notice to Company no later than twenty-four months from the time such circumstance became applicable to such Issuing Lender or Lender. Such Issuing Lender or Lender shall deliver to the Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


SECTION 4.   CONDITIONS TO LOANS AND LETTERS OF CREDIT

                 The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1      CONDITIONS TO INITIAL REVOLVING LOANS.

                 The obligations of Lenders to make the initial Revolving Loans are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

         A. COMPANY DOCUMENTS. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing
Date:

                 (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and except where failure to be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                 (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

                 (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                 (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party;

                 (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1F, drawn to the order of each applicable Lender and with appropriate insertions), the Intercreditor Agreement and the other Loan Documents to which it is a party; and

                 (vi)     Such other documents as Agent may reasonably request.

         B. USE OF PROCEEDS. On or before the Closing Date, (i) Company shall have applied cash proceeds of not greater than $78,000,000 from the Bridge Note issuance to redeem approximately 63% of Company's outstanding common stock from the Existing Shareholders, (ii) Newco shall have applied cash proceeds of not less than $36,000,000 in common equity contributions to purchase approximately 80% of Company's then outstanding common stock from the Existing Shareholders, and (iii) the Existing Shareholders shall have retained approximately 20% of Company's outstanding





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
common stock, representing a retained investment of not less than $9,000,000.

         C. CAPITALIZATION, ETC. The capital and ownership structure of Company and its Subsidiaries, both before and after giving effect to the Recapitalization, shall be as set forth on Schedule 4.1C annexed hereto, and Agent shall have received copies of, and shall be satisfied with the form and substance of any and all employment contracts with senior management of Company and its Subsidiaries.

         D. BRIDGE NOTES. On or prior to the Closing Date (i) the Bridge Note Agreement, the Bridge Notes and any guaranties relating thereto shall be in full force and effect and shall not have been amended, supplemented, waived or otherwise modified without the consent of Agent, and executed or conformed copies thereof (including all exhibits and schedules thereto) and any amendments thereto and all documents executed in connection therewith shall have been delivered to Agent, (ii) all conditions precedent to the funding of the loans under the Bridge Note Agreement shall have been satisfied or waived with the consent of Agent, (iii) Company shall have borrowed under the Bridge Note Agreement an aggregate principal amount of $100,000,000, and (iv) Company shall have provided evidence satisfactory to Agent that the proceeds of the Bridge Notes shall have been applied to the redemption of outstanding shares of Company's common stock from the Existing Shareholders and to the payment in full of Company's Existing Credit Arrangements. On or prior to the Closing Date, BTCo as Agent for the lenders under the Bridge Note Agreement and BTCo as Collateral Agent shall have executed and delivered the Intercreditor Agreement to BTCC, as Agent for the lenders under this Agreement.

         E. TERMINATION AND REPAYMENT OF EXISTING INDEBTEDNESS. On the Closing Date, the aggregate amount of outstanding existing Indebtedness of Company and its Subsidiaries under the Existing Credit Arrangements shall have repaid in full from the proceeds of the Bridge Notes and Company shall have terminated any commitments to lend or make other extensions of credit thereunder and all liens securing any such Indebtedness shall be terminated and
all collateral released.   Agent shall have received an Officers' Certificate
of Company stating that after giving effect to the actions described in this subsection 4.1E, there shall be no Indebtedness of the Loan Parties (other than Indebtedness under the Loan Documents, the Bridge Note Agreement and the Purchase Price Adjustment Notes. A certified copy of the Purchase Price Adjustment Notes shall be delivered to Agent and such Purchase Price Adjustment Notes shall be satisfactory in form and substance to Agent.

         F. NECESSARY CONSENTS. Company shall have obtained all consents necessary or advisable in connection with the Recapitalization, the transactions contemplated by the Loan

Documents and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Recapitalization, and each of the foregoing shall be in full force and effect, other than those the failure to obtain, which either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization or the financing thereof, and no action, request for stay, petition for review or rehearing, reconsideration or appeal shall be pending and any time for agency action to set aside its consent on its own motion has expired.

         G.      RECAPITALIZATION.

                 (i) the aggregate cash consideration paid to the Existing Shareholders in respect of such holders' equity interests in Company shall not exceed $114,000,000;

                 (ii) Transaction Costs shall not exceed $8,000,000 and Agent shall have received evidence to its satisfaction to such effect;

                 (iii) the Recapitalization Agreement shall be in full force and effect and shall not have been amended, supplemented, waived or otherwise modified without the consent of Agent, and executed or conformed copies thereof (including all exhibits and schedules thereto) and any amendments thereto and all documents executed in connection therewith shall have been delivered to Agent;

                 (iv) all conditions to the Recapitalization set forth in the Recapitalization Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Agent;

                 (v) the Recapitalization shall have become effective in accordance with the terms of the Recapitalization Agreement; and

                 (vi) Agent shall have received an Officers' Certificate of Company to the effect set forth in clauses (i) - (v).

         H. FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of Company and its Subsidiaries for Fiscal Year ending April 30, 1997, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such Fiscal Year, (ii) unaudited financial statements of Company and its Subsidiaries as at August 31, 1997, consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the three- month period ending on such date, and (iii) unaudited financial statements of Company and its Subsidiaries as at September 30, 1997, consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the one-month period ending on such date, all in reasonable detail and certified by the chief financial officer (or other officer reasonably acceptable to Agent, of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and, in the case of (ii) and (iii), the absence of footnotes, and
(iv) pro forma consolidated and consolidating balance sheets of Company and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the consummation of the Recapitalization and the financings and other transactions contemplated hereby, which pro forma financial statements shall be in form and substance satisfactory to Lenders.

         I. NO MATERIAL ADVERSE EFFECT. Since April 30, 1997, no Material Adverse Effect (in the sole good faith opinion of Agent) shall have occurred.

         J. SOLVENCY ASSURANCES. On the Closing Date, Agent and Lenders shall have received (i) a letter from Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc., dated the Closing Date and addressed to Agent and Lenders, in form and substance satisfactory to Agent and with appropriate attachments, and
(ii) a Financial Condition Certificate dated the Closing Date, substantially in the form annexed hereto as Exhibit VI and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the Recapitalization and the financing transactions contemplated hereby, Company and its Subsidiaries, taken as a whole, will be Solvent.

         K. SECURITY INTERESTS IN PERSONAL PROPERTY. Company and Company's Subsidiaries shall have taken or caused to be taken (and Agent shall have received satisfactory evidence thereof) such actions (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) in such a manner so that Agent has a valid and perfected first priority security interest as of such date in the entire personal property Collateral. Such actions shall include, without limitation, the following:

                 (i) delivery to Agent of certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing the capital stock pledged pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreements and delivery to Agent of all other instruments (duly endorsed where appropriate) evidencing the Collateral;

                 (ii) delivery to Agent of the IP Collateral Documents, together with accurate and complete schedules thereto and any cover sheets required for filing with the United States Patent and Trademark Office (the "PTO");

                 (iii) delivery to Agent of a Lock Box Agreement or a Blocked Account Agreement executed by each Person that is a party thereto with respect to each Deposit Account listed on Schedule I annexed to the Company Security Agreement and the Subsidiary Security Agreements (other than the BT Concentration Account);

                 (iv) delivery to Agent of Uniform Commercial Code financing statements as to the Collateral for all jurisdictions as may be necessary or desirable to perfect the security interests in the Collateral;

                 (v) delivery to Agent of certificates of title with respect to all rolling stock of Loan Parties and the taking of all actions necessary to cause Agent to be noted as lienholder thereon or otherwise necessary to perfect the first priority Lien granted to Agent on behalf of Lenders in such rolling stock;

                 (vi) delivery to Agent of opinions of counsel under the law of Texas and New York with respect to the creation and perfection of the security interests in favor of Agent in any personal property Collateral;

                 (vii) delivery to Agent of such other documents and instruments that Agent reasonably deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent on behalf of Lenders under the Collateral Documents; and

                 (viii) evidence reasonably satisfactory to Agent that all other filings, terminations, recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent in personal property shall have been made.

         L. COLLATERAL AUDIT; BORROWING BASE CERTIFICATE. On or before the Closing Date, Company shall have provided such cooperation and assistance as Agent may request in order to permit Agent (or an independent auditor satisfactory to Agent) to complete audits of the Inventory and Accounts of Company and its Subsidiaries and shall have delivered to Agent and Lenders a Borrowing Base Certificate substantially in the form of





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
Exhibit VII annexed hereto, prepared as of a recent date prior to the Closing Date.

         M. OPINIONS OF COMPANY'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for Company, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in
Exhibit VIII annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

         N. OPINIONS OF O'MELVENY & MYERS. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, dated as of the Closing Date, substantially in the form of
Exhibit IX annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

         O. OPINIONS OF COUNSEL IN RECAPITALIZATION. Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Recapitalization Agreement together with a letter from each such counsel authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

         P. AUDITOR'S LETTER. Agent shall have received an executed Auditor's Letter.

         Q. EVIDENCE OF INSURANCE. Company shall deliver to Agent certificates of insurance naming Agent on behalf of Lenders as loss payee under all casualty insurance policies maintained by Company and its Subsidiaries, and as an additional insured under all liability and business interruption insurance policies maintained by Company and its Subsidiaries, all as required pursuant to subsection 6.4 or pursuant to the Collateral Documents. All such certificates of insurance shall contain such endorsements as are reasonably required by Agent.

         R. FEES. Company shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

         S. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent.

         T. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

4.2      CONDITIONS TO ALL LOANS.

                 The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

         A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the Company or by any executive officer of Company designated by any of the above- described officers on behalf of the Company in a writing delivered to Agent.

         B.      As of that Funding Date:

                 (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                 (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                 (iii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                 (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                 (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                 (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.3      CONDITIONS TO LETTERS OF CREDIT.

                 The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

         A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the conditions set forth in subsection 4.1 shall have been satisfied.

         B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


SECTION 5.    COMPANY'S REPRESENTATIONS AND WARRANTIES

                 In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
         SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

         D. SUBSIDIARIES. All of the Subsidiaries of Company are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvii). The capital stock of Company and of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule
5.1 annexed hereto (as so supplemented) correctly sets forth, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein. The capital and ownership structure of Company and its Subsidiaries, both before and after giving effect to the Recapitalization and the related transactions contemplated in connection therewith, are as set forth on Schedule 4.1C annexed hereto.

5.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by any Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, except for such conflicts, breaches or defaults which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the Closing Date.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by any Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and such

Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for (i) filings required by federal or state securities laws and (ii) such other registrations, consents, approvals, notices or other actions which have been made, obtained, given or taken on or before the Closing Date or such later date as may be required by the applicable governmental authority or regulatory body.

         D. BINDING OBLIGATION. Each of the Loan Documents and the Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E. VALID ISSUANCE OF COMPANY COMMON STOCK, THE BRIDGE NOTES, THE CONVERSION NOTES, THE EXCHANGE NOTES AND THE TAKEOUT SECURITIES.

                 (i) Company Common Stock. The Company Common Stock outstanding on the Closing Date is duly and validly issued, fully paid and nonassessable. Other than as set forth in the Stockholder's Agreement, no stockholder of Company has or will have any preemptive rights to subscribe for any additional equity Securities of Company.

                 (ii) The Bridge Notes, the Conversion Notes, the Exchange Notes and the Takeout Securities. Company has the corporate power and authority to issue the Bridge Notes, the Conversion Notes, the Exchange Notes and the Takeout Securities. Each of the Bridge Notes, the Conversion Notes, the Exchange Notes and the Takeout Securities, when issued and paid for, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Takeout Securities, if and when issued, are and/or will be enforceable against the holders thereof in accordance with their terms and the Loans, Letter of Credit and all other monetary Obligations hereunder are and/or will be within the definitions of "Senior Indebtedness" and "Designated Senior Indebtedness" included in such provisions. Each of the Bridge Notes, the Conversion Notes, the Exchange Notes and the Takeout Securities, when issued and sold, will either (a) have been registered or qualified





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
         under applicable federal and state securities laws or (b) be exempt therefrom.

5.3      FINANCIAL CONDITION.

                 Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information described in subsection 4.1. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the changes resulting from audit and normal year-end adjustments and absence of footnotes. None of the Loan Parties has (and none of the Loan Parties will have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is required by GAAP to be, but is not, or to the extent not required by GAAP which is known to or reasonably should be known to the Company, but is not, reflected in the foregoing financial statements or the most recent financial statements delivered pursuant to subsection 6.1 or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

                 Since April 30, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since April 30, 1997, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5 or as may be disclosed in the Recapitalization Agreement or the Preliminary Offering Memorandum of the Company dated October 31, 1997.

5.5      TITLE TO PROPERTIES; LIENS.

                 Company and Company's Subsidiaries have (i) good and indefeasible title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such





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
financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens. Schedule 5.5 annexed hereto sets forth all of the Real Property Assets of Company and its Subsidiaries as of the Closing Date.

5.6      LITIGATION; ADVERSE FACTS.

                 Except as set forth in Schedule 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of Company's Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of Company's Subsidiaries or any property of Company or any of Company's Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of Company's Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      PAYMENT OF TAXES.

                 Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and Company's Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Company and Company's Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company does not know of any proposed material tax assessment against Company or any of Company's Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
         CONTRACTS.

         A. Neither Company nor any of Company's Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its

Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         B. Neither Company nor any of Company's Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         C. All Material Contracts of Company and Company's Subsidiaries are in full force and effect and no defaults currently exist thereunder, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

5.9      GOVERNMENTAL REGULATION.

                 Neither Company nor any of Company's Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     SECURITIES ACTIVITIES.

         A. Neither Company nor any of Company's Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11     EMPLOYEE BENEFIT PLANS.

         A. Company and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder and the terms of each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan.

         B. No ERISA Event has occurred or is reasonably expected to occur which could result in any material liability to Company or any of its ERISA Affiliates.

         C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.

         D. In accordance with the most recent actuarial valuation for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $200,000 prior to March 31, 1998, or $100,000 at any time thereafter.

5.12     CERTAIN FEES.

                 Except as set forth in Schedule 5.12 annexed hereto, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     ENVIRONMENTAL PROTECTION.

                 Except as set forth in Schedule 5.13 annexed hereto:

                 (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply with all Environmental Laws except for any such noncompliance which would not reasonably be expected to have a Material Adverse Effect;

                 (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are being maintained in good standing, and Company and each of its Subsidiaries are in compliance with such Governmental Authorizations except for any such failure to obtain, maintain or comply which would not reasonably be expected to have a Material Adverse Effect;

                 (iii) neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under
         Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and, to the best of the Company' knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                 (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                 (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                 (vi) neither Company nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                 (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                 (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;





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                 (ix)     neither Company nor any of its Subsidiaries nor, to
         the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                 (x) to the best knowledge of Company, no underground storage tanks or surface impoundments are on or at any Facility; and

                 (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.

5.14     EMPLOYEE MATTERS.

                 There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15     SOLVENCY.

                 Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by Company on any date on which this representation is made, will be, Solvent.

5.16     DISCLOSURE.

                 No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such projections are subject to significant uncertainties and contingencies, many of which are beyond Company's control, and that no assurance can be given that such projections will be realized. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Company (other than matters of a general economic nature) that,





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individually or in the aggregate, could reasonably be expected to result in a
Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.17     RELATED AGREEMENTS.

         A. Company has delivered to Lenders complete and correct copies of the Related Agreements and of all exhibits and schedules thereto.

         B. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties in the Recapitalization Agreement is true and correct in all material respects as of the Closing Date, subject to the qualifications set forth in the schedules to the Recapitalization Agreement.

         C. Notwithstanding anything in the Recapitalization Agreement to the contrary, the representations and warranties of Company set forth in subsection 5.17B shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.


SECTION 6.    COMPANY'S AFFIRMATIVE COVENANTS

                 Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

                 Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent and Lenders:

                 (i) Monthly Financials: as soon as available and in any event within 40 days after the end of each of the first three months ending after the Closing Date and within 30 days after the end of each month thereafter, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and for the period from the





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         beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

                 (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters, and within 90 days of the end of the fourth Fiscal Quarter, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                 (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding





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         figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, (1) a report thereon of a nationally recognized independent accounting firm, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (2) a letter from such accounting firm, substantially in the form of Exhibit XI annexed hereto but acknowledging that such accountants were advised that Lenders would receive such consolidated financial statements as audited by such accountants and that Lenders will use such financial statements and report in their credit analyses of Company and its Subsidiaries and with such other changes as are approved by Agent;

                 (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company have taken, are taking and propose to take with respect thereto; and (b) a Compliance





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         Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

                 (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision
         (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection
         6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                 (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default with respect to the covenants set forth in Section 7, has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information





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         contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                 (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                 (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company,
         (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                 (ix) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice





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         given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company have taken, are taking and propose to take with respect thereto;

                 (x) Litigation or Other Proceedings: (a) promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any non-frivolous action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                          (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                          (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Agent such other information as may be reasonably requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;

                 (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                 (xii)    ERISA Notices:  with reasonable promptness, copies of
         (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all material notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings





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         relating to any Employee Benefit Plan as Agent shall reasonably request;

                 (xiii) Financial Plans: as soon as practicable and in any event no later than 30 days prior to the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including without limitation (a) a forecasted consolidated and consolidating balance sheet and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

                 (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year and confirming the status of Agent as loss payee under all such insurance to the extent required by subsection 6.4;

                 (xv) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim in either case which could reasonably be expected to result in a Material Adverse Effect;

                 (xvi) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

                 (xvii) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in
         Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement;





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                 (xviii)  Material Contracts:  promptly, and in any event
         within 10 Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto; and

                 (xix) Borrowing Base Certificates: as soon as available and in any event within five (5) Business Days or, in the case of months which are the last month of a Fiscal Quarter, within ten (10) Business Days, after the last Business Day of each month ending after the Closing Date, a Borrowing Base Certificate dated as of the last Business Day of such month, together with any additional schedules and other information as Agent may reasonably request, which Borrowing Base Certificate with respect to Inventory for the months ended on April 30, July 31, October 31, and January 31, shall be based on an actual physical count of such Inventory and for all other months may be based on Company's estimated gross profit margin for such monthly period; Company, in addition to such monthly Borrowing Base Certificates, may from time to time deliver to Agent and Lenders on any Business Day after the Closing Date a Borrowing Base Certificate dated as of such Business Day, together with any additional schedules and other information as Agent may reasonably request), and the most recent Borrowing Base Certificate described in this clause (xix) that is delivered to Agent shall be used in calculating the Borrowing Base as of any date of determination; and

                 (xx) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2      CORPORATE EXISTENCE, ETC.

                 Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and





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supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if (i) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (ii) failure to pay, individually or in the aggregate for all such failures, could not reasonably be expected to result in a Material Adverse Effect. Notwithstanding anything to the contrary contained in the foregoing sentence, within 30 days of the Closing Date, Company will pay in full any delinquent franchise taxes.

         B. The Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4      MAINTENANCE OF PROPERTIES; INSURANCE.

                 Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all of their respective material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained public liability insurance, third party property damage insurance and replacement value insurance on the Collateral (other than growing crops) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to Agent in its commercially reasonable judgment. Each such policy of insurance that insures against loss or damage with respect to any Collateral or against losses due to business interruption shall name Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and shall have attached thereto a loss payable clause acceptable to Agent that shall (i) contain an agreement by the insurer that any loss thereunder shall be payable to Agent notwithstanding any action, inaction or breach of representation or warranty by Company, (ii) provide that there shall be no recourse against Agent for payment of premiums or other amounts with respect thereto, and (iii) provide that at





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least 30 days (15 days in the event of nonpayment of premium) prior written notice of cancellation, material amendment, reduction in scope or limits of coverage or of lapse shall be given to Agent by the insurer. Upon receipt by Agent of any insurance proceeds as loss payee (i) in respect of any such business interruption insurance, (a) Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, deliver such insurance proceeds to Company, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Agent shall, and Company hereby authorizes Agent to, apply such insurance proceeds to prepay the Loans, and (ii) in respect of any such insurance against loss or damage with respect to any Collateral, (a) to the extent that Company or any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace the assets of Company or Subsidiary in respect of which such insurance proceeds were received, Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, (A) in the event the aggregate amount of such insurance proceeds in respect of any covered loss does not exceed $1,000,000, deliver such insurance proceeds to Company, and Company shall, or shall cause such Subsidiary to, use such insurance proceeds to effect such repair, restoration or replacement, and (B) in the event the aggregate amount of such insurance proceeds exceeds $1,000,000, hold such proceeds in a cash collateral account and so long as Company or any of its Subsidiaries proceeds to repair, restore or replace the assets of Company or such Subsidiary in respect of which such insurance proceeds were received, Agent shall from time to time disburse to Company or such Subsidiary amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Agent of invoices or other documentation reasonably satisfactory to Agent describing the amount of costs so incurred; provided however that if in the reasonable good faith belief of Agent, Company or such Subsidiary is not proceeding diligently with the repair, restoration or replacement, Agent shall, and Company hereby authorize Agent to, apply such insurance proceeds to prepay the Loans and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing or to the extent that neither Company nor any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace assets of Company or any of its Subsidiaries as described above, Agent shall, and Company hereby authorize Agent to, apply such insurance proceeds to prepay the Loans.

6.5      INSPECTION; LENDER MEETING.

                 Company shall, and shall cause each of its Subsidiaries to, permit (i) any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and





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accounts with its and their officers and independent public accountants
(provided that Company may, if it so chooses, be present at or participate in any such discussion), and (ii) any authorized representatives designated by Agent to conduct four audits of all Inventory and Accounts of Loan Parties during each twelve-month period after the Closing Date, and such additional audits as Agent may deem necessary or advisable at any time after the occurrence and during the continuance of an Event of Default, all upon reasonable notice and at such reasonable times during normal business hours as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.

6.6      COMPLIANCE WITH LAWS, ETC.

                 Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause, individually or in the aggregate at any time, a Material Adverse Effect.

6.7      ENVIRONMENTAL DISCLOSURE AND INSPECTION.

         A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply in all material respects and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply in all material respects with all Environmental Laws, except where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         B. Company agrees that Agent may, from time to time and in its reasonable discretion and upon a reasonable belief that Company has breached any covenant or representation with respect to environmental matters or that there has been a material violation of Environmental Laws at any Facility or by Company, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and to conduct its own reasonable investigation of such matter at any Facility currently owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to use its commercially reasonable efforts to obtain permission for Agent's professional consultant to conduct its own investigation of any such matter at any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries upon reasonable notice to Company to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7B will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         C. Company shall promptly advise Lenders in writing and in reasonable detail of (i) any material Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any material Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

         D. Company shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries and (ii) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject Company or any of its Subsidiaries to material additional obligations or requirements under Environmental Laws.

         E. Company shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8      COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

                 Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations except where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, except where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Company or such Subsidiary.

6.9 REFINANCING OF BRIDGE NOTES; CONVERSION TO TERM LOANS UNDER THE BRIDGE NOTE AGREEMENT.

                 If not earlier refinanced through the issuance of Takeout Securities pursuant to the Takeout Securities Indenture as permitted under
Section 7.1(vi), Company shall, on the Conversion Date, convert the entire aggregate principal amount outstanding under the Bridge Notes to a term loan pursuant to the terms of the Bridge Note Agreement, such term loan to be evidenced by the Conversion Notes.

6.10     EXECUTION OF GUARANTIES AND COLLATERAL DOCUMENTS BY FUTURE
         SUBSIDIARIES.

                 A. EXECUTION OF SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS. In the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and cause such Domestic Subsidiary to execute and deliver to Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Pledge Agreement, a Subsidiary Security Agreement, a Subsidiary Trademark Security Agreement, a Subsidiary Patent Security Agreement and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Agent, for the benefit of Lenders, a first-priority security interest in all of the personal property assets of such Domestic Subsidiary described in the applicable Collateral Documents. With respect to any such Domestic Subsidiary, Company shall also deliver to Agent a pledge amendment to the Company Pledge Agreement or the applicable Subsidiary Pledge Agreement, as appropriate, granting to Agent on behalf of Lenders a first priority security interest in one hundred percent (100%) of the capital stock of such Domestic Subsidiary. With respect to any such Foreign Subsidiary, Company shall deliver to Agent a pledge amendment to the Company Pledge Agreement or shall execute a Company Pledge Agreement under the laws of the jurisdiction of organization or incorporation of such Foreign Subsidiary, in each case granting to Agent on behalf of Lenders a first priority security interest in 65% of the capital stock of such Foreign Subsidiary, and, in each case, Company shall take, or cause to be taken, all such other actions as Agent shall deem necessary or desirable to perfect such security interest.


                 B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Agent, together with the applicable Guaranty and such Collateral Documents, (i) certified copies of such Subsidiary's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary executing such Guaranty and the Collateral Documents to which such Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of such Guaranty and such Collateral Documents are in full force and effect and have not been modified or rescinded, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Guaranty and such Collateral Documents, (c) the enforceability of such Guaranty and such Collateral Documents against such Subsidiary, and (d) such other matters as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel.


SECTION 7.    COMPANY'S NEGATIVE COVENANTS

                 Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1      INDEBTEDNESS.

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (i) Company may become and remain liable with respect to the Obligations;

                 (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection
         7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                 (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases or purchase money Indebtedness; provided that the aggregate amount of such Indebtedness does not exceed $100,000 at any time outstanding;

                 (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes that are pledged to Agent pursuant to the terms of the applicable Collateral Document,
         (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any

         Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

                 (v) Company may become and remain liable with respect to up to $100,000,000 in aggregate principal amount of Indebtedness evidenced by the Bridge Notes (as well as any payment-in-kind Bridge Notes issued in lieu of cash interest thereon) and (a) Indebtedness evidenced by the Conversion Notes, to the extent such Indebtedness has been converted from Indebtedness under the Bridge Notes in accordance with the terms of the Bridge Note Agreement (as well as any payment-in-kind Bridge Notes issued in lieu of cash interest thereon),
         (b) Indebtedness evidenced by the Takeout Securities issued pursuant to the Takeout Securities Indenture, so long as all of the net proceeds thereof are used to refinance in whole or in part an equal principal amount of the Bridge Notes, the Conversion Notes, or the Exchange Notes, and (c) Indebtedness evidenced by the Exchange Notes issued pursuant to the Exchange Note Indenture to the extent such Indebtedness has been exchanged for an equal principal amount of the Conversion Notes(as well as any payment-in-kind Bridge Notes issued in lieu of cash interest thereon);

                 (vi) the Purchase Price Adjustment Notes in the maximum aggregate principal amount of $10,000,000; and

                 (vii) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $250,000 at any time outstanding.

7.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                 (i)      Permitted Encumbrances;

                 (ii)     Liens granted pursuant to the Collateral Documents;

                 (iii) Liens on the Real Property Assets of Company and its Subsidiaries and Liens on the personal property of Company and its Subsidiaries other than Accounts, Inventory and intangibles (including without limitation all Intellectual Property) securing the Bridge Notes, the Conversion Notes or the Exchange Notes;

                 (iv) Liens securing Contingent Obligations of Company under Currency Agreements with any Lender or any Affiliate of any Lender that are permitted under subsection 7.4(vi); and

                 (v) Other Liens securing Indebtedness in an aggregate amount not to exceed $100,000 at any time outstanding.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, none of the Company or any of its Subsidiaries shall enter into any agreement (other than the Bridge Note Agreement, the Exchange Note Indenture and the Takeout Securities Indenture) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, as may be provided for in any Indebtedness permitted pursuant to subsection 7.1(v) or as may be imposed in connection with an Asset Sale permitted pursuant to subsection 7.7, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company,

(iii) make loans or advances to Company or any other Subsidiary of Company, or
(iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3      INVESTMENTS; JOINT VENTURES.

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                 (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                 (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company;

                 (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

                 (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

                 (v) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto; and

                 (vi) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $1,000,000.

7.4      CONTINGENT OBLIGATIONS.

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                 (i) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                 (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations arising under their respective Guaranties;

                 (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

                 (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1;

                 (v) Company's Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of guaranties made under the Bridge Note Agreement, and Subsidiaries of Company may become and remain liable with respect to Contingent Obligations under guaranties made under the Exchange Note Indenture or under guaranties made under the Takeout Securities Indenture;

                 (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Currency Agreements entered into in the ordinary course of business with a Lender or an Affiliate of a Lender in a notional amount not to exceed $1,000,000 for all such Currency Agreements; and

                 (vii) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $100,000.

7.5      RESTRICTED JUNIOR PAYMENTS; CERTAIN OTHER PAYMENTS.

         A. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Company may make payments of regularly scheduled interest in respect of the Takeout Securities in accordance with the terms of and to the extent required by (and subject to the subordination provisions, if any, contained in) the Takeout Securities Indenture.

         B. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for payment on the Bridge Notes, the Conversion Notes or the Exchange Notes; provided that (i) Company may make payments of regularly scheduled interest in respect of the Bridge Notes, the Conversion Notes and the Exchange Notes, in each case in accordance with the terms of and to the extent required by the Bridge Note Agreement or the Exchange Note Indenture and (ii) Company may (a) refinance the Bridge Notes, Conversion Notes or Exchange Notes with the proceeds of the Takeout Securities, (b) convert the Bridge Notes into the Conversion Notes, or (c) exchange the Conversion Notes for the Exchange Notes.

7.6      FINANCIAL COVENANTS.

         A. MINIMUM INTEREST COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:


                                                           MINIMUM
                  PERIOD                           INTEREST COVERAGE RATIO
         ------------------------                  -----------------------
         Closing Date to October 30, 1998                   1.50:1.00
         November 1, 1998 to October 30, 1999               1.60:1.00
         November 1, 1999 to October 30, 2000               1.80:1.00
         November 1, 2000 to October 30, 2001               1.90:1.00

         B.      MAXIMUM LEVERAGE RATIO.  Company shall not permit the ratio of
(i) Consolidated Total Debt as of the last day of any Fiscal Quarter occurring during any of the periods set forth below to (ii) Consolidated EBITDA for the four-Fiscal Quarter period ending on such last day to exceed the correlative ratio indicated:


                   PERIOD                          MAXIMUM LEVERAGE RATIO
         -------------------------                 ----------------------
         Closing Date to October 30, 1998                   6.75:1.00
         November 1, 1998 to October 30, 1999               6.25:1.00
         November 1, 1999 to October 30, 2000               5.75:1.00
         November 1, 2000 to October 30, 2001               5.25:1.00

         C. MINIMUM CONSOLIDATED EBITDA. Company shall not permit Consolidated EBITDA for any four-Fiscal Quarter period ending as of the last day of any Fiscal Quarter occurring during any of the periods set forth below to be less than the correlative amount indicated:



                                                   MINIMUM CONSOLIDATED
                    PERIOD                                EBITDA
         ----------------------------              --------------------
         Closing Date to October 30, 1998              $16,300,000
         November 1, 1998 to October 30, 1999          $18,200,000
         November 1, 1999 to October 30, 2000          $19,800,000
         November 1, 2000 to October 30, 2001          $20,200,000


7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

                 Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                 (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger described in the foregoing clause (a) or
         (b), Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation;

                 (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

                 (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (as reasonably determined by the Board of Directors of Company); and

                 (iv) subject to subsection 7.13, Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $250,000 per Fiscal Year; provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (as reasonably determined by the Board of Directors of Company); and (y) at least seventy five percent (75%) of the consideration received shall be cash or Cash Equivalents.

7.8      CONSOLIDATED CAPITAL EXPENDITURES.

                 Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any period indicated below, in an aggregate amount in excess of the corresponding amount set forth below opposite such period:

                                                      MAXIMUM CONSOLIDATED
                          PERIOD                      CAPITAL EXPENDITURES
                 -----------------------            ----------------------
         Closing Date to October 30, 1998                   $9,500,000
         November 1, 1998 to October 30, 1999               $4,800,000
         November 1, 1999 to October 30, 2000               $4,800,000
         November 1, 2000 to October 30, 2001               $4,800,000

7.9      FISCAL YEAR.

                 Company shall not change its Fiscal Year-end from April 30.

7.10     SALES AND LEASE-BACKS.

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that (i) such Lease, if a Capital Lease, is permitted pursuant to subsection 7.1(iii) and (ii) the consideration received is at least equal to the fair market value of the property sold as determined in good faith by Company's Board of Directors.

7.11     SALE OR DISCOUNT OF RECEIVABLES.

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than sales for collection of defaulted receivables over 120 days past due.

7.12     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries and Guarantors; or between any of its wholly-owned Subsidiaries and Guarantors; (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries; (iii) fees payable to Baker Capital Corp. and disclosed in the Preliminary Offering Memorandum of Company dated October 31, 1997; (iv) compensation payable to the Existing Shareholders pursuant to employment agreements between Company and such Existing Shareholders and disclosed in such Preliminary Offering Memorandum; and (v) reimbursement payments to Newco with respect to Newco's expenses incurred in connection with the Recapitalization and related transactions.

7.13     DISPOSAL OF SUBSIDIARY STOCK.

                 Except pursuant to the Collateral Documents and except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(iv), Company shall not:

                 (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

                 (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.14     CONDUCT OF BUSINESS.

                 From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.15     AMENDMENTS OF CERTAIN DOCUMENTS; DESIGNATION OF DESIGNATED SENIOR
  DEBT.

         A. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of the Bridge Note Agreement, the Exchange Note Indenture or the Takeout Securities Indenture or any of the exhibits to any of the





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foregoing or of any Subordinated Indebtedness or any agreement related thereto or any guaranty entered into by any Loan Party in connection therewith (collectively, the "RESTRICTED AGREEMENTS"), or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness or any such Restricted Agreement, change any dates upon which payments of principal or interest are due thereon, change any of the covenants with respect thereto in a manner which is more restrictive to Company or any of its Subsidiaries, change any event of default or condition to an event of default with respect thereto, change the redemption, prepayment or defeasance provisions thereof, change any subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness or any such Restricted Agreement (or a trustee or other representative on their behalf) which would be adverse to any Loan Party or Lenders.

         B. Company shall not, and shall not permit any of its Subsidiaries to, agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of any of the Related Agreements (other than the Related Agreements subject to subsection 7.15A) without the prior written consent of Requisite Lenders.

         C. Company shall not, and shall not permit any of its Subsidiaries to, designate any Indebtedness as "Designated Senior Debt" (as defined in the Takeout Securities Indenture) for purposes of the Takeout Securities Indenture without the prior written consent of Requisite Lenders.

7.16     DEPOSIT ACCOUNTS.

                 Company shall not, and shall not permit any of its Subsidiaries to, maintain any Deposit Account which is not a Lock Box Account or a Concentration Account or a disbursement account under the exclusive dominion and control of Agent.


SECTION 8.   EVENTS OF DEFAULT

                 If any of the following conditions or events ("Events of Default") shall occur:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

                 Failure by Company to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory





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prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any fee or any other amount due under this Agreement within five days after the date due; or

8.2      DEFAULT IN OTHER AGREEMENTS.

                 (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $100,000 or more or with an aggregate principal amount of $250,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3      BREACH OF CERTAIN COVENANTS.

                 Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4      BREACH OF WARRANTY.

                 Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                 Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 15





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days after the earlier of (i) an officer of Company becoming aware of such default or (ii) receipt by Company of notice from Agent or any Lender of such default; or

8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                 (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other Insolvency Laws which decree or order is not stayed; or any other similar relief shall be granted under any applicable Insolvency Laws; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other Insolvency Laws; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                 (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other Insolvency Laws, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or





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8.8      JUDGMENTS AND ATTACHMENTS.

                 Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $100,000 or
(ii) in the aggregate at any time an amount in excess of $250,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      DISSOLUTION.

                 Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10     EMPLOYEE BENEFIT PLANS.

                 There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company or any of its ERISA Affiliates in excess of $100,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $200,000 at any time prior to March 31, 1998, or $100,000 at any time thereafter; or

8.11     MATERIAL ADVERSE EFFECT.

                 Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

8.12     CHANGE IN CONTROL.

                 (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement), other than a wholly owned Guarantor;





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                 (ii)     the approval by the holders of capital stock of the
         Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Agreement);

                 (iii) any Person or Group (other than Baker, the Existing Shareholders, their successors and assigns who are Affiliates, members of their families and their heirs and executors) shall become the owner, directly or indirectly, beneficially or of record of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company on a fully diluted basis; or

                 (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office; or

                 (v) any "Change of Control" (as defined in any of the Bridge Note Agreement, the Exchange Note Indenture or the Takeout Securities Indenture) shall occur; or

                 (vi) Baker shall no longer, directly or indirectly, beneficially own or control, shares representing at least 51% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Company on a fully diluted basis.

8.13     INVALIDITY OF ANY GUARANTY.

                 Any Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

8.14     FAILURE OF SECURITY.

                 Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or Agent shall not have or





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cease to have a valid and perfected first priority security interest in the
Collateral; or

8.15     ACTION RELATING TO CERTAIN INDEBTEDNESS.

                 Any event shall occur which, under the terms of the Bridge Note Agreement, the Exchange Note Indenture or the Takeout Securities Indenture, as the case may be, shall require Company or any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of any such Indebtedness; or Company or any of its Subsidiaries shall for any other reason purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire, or make any other payments in respect of, all or any portion of any such Indebtedness, except to the extent expressly permitted by subsection 7.5; or

8.16     FAILURE TO CONSUMMATE RECAPITALIZATION.

                 The Recapitalization shall not be consummated in accordance with this Agreement on or prior to the Closing Date, or the Recapitalization shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

                 THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

                 Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms





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of the Collateral Account Agreement and shall be applied as therein provided.

                 Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


SECTION 9.   AGENT

9.1      APPOINTMENT.

                 BTCC is hereby appointed Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents.
Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.





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Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Company to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         C. EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other





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professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

         D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                 Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      RIGHT TO INDEMNITY.

                 Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without





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limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      SUCCESSOR AGENT.

                 Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.6      COLLATERAL DOCUMENTS AND GUARANTIES.

                 Each Lender hereby further authorizes Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each Collateral Document; provided that, subject to any provision of subsection 10.6 requiring the consent of any additional Lenders, Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document or any Guaranty without the prior consent of Requisite Lenders, but Agent may (i) release any Lien covering any items of Collateral that are the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have consented and (ii) release any Guarantor from its Guaranty if all of the capital stock of such Guarantor is sold to a Person that is not any Affiliate of Company pursuant to a sale or other disposition permitted hereunder or to which





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Requisite Lenders have consented.  Anything contained in any of the Loan
Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any of the Guaranties, it being understood and agreed that all rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof.


SECTION 10.   MISCELLANEOUS

10.1     ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

         A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii); and provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

         B.      ASSIGNMENTS.

                 (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute





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         the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Agent. To the extent of any such assignment in accordance with either clause (a) or
         (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement, subject to subsection 10.9B (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments, of the assignee and/or the assigning Lender.

                 (ii) Acceptance by Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an





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
         assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

         C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D,
2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledges and agrees that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including





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prospective assignees and participants), subject to subsection 10.19.

10.2     EXPENSES.

                 Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to the Loan Documents, including without limitation costs of conducting record searches, examining Collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), and fees and taxes in connection with the filing of financing statements, costs of preparing and recording Loan Documents, fees and expenses of counsel for providing such opinions as Agent or Requisite Lenders may reasonably request, and fees and expenses of legal counsel to Agent; (v) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.





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
10.3     INDEMNITY.

                 In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to Company with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                 Without limiting the generality of the foregoing, Company further agrees to fully and promptly pay, perform, discharge, defend (subject to Indemnitee's selection of counsel), indemnify and hold harmless each Indemnitee from and against any Indemnified Environmental Liabilities; provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Environmental Liabilities to the extent such Indemnified Environmental Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as





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
determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Environmental Liabilities incurred by the Indemnitees or any of them. As used herein, "INDEMNIFIED ENVIRONMENTAL LIABILITIES" means any liabilities, obligations, losses, damages (including, without limitation, natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including, without limitation, the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action necessary to remove, remediate, clean up, or abate any Hazardous Materials or any activity relating to Hazardous Materials that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim), expenses and disbursements of any kind or nature whatsoever, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of: (i) any Release, threatened Release or disposal of any Hazardous Materials at any of the Facilities; (ii) the Release, threatened Release, or disposal at any location of any Hazardous Materials generated at or originating from any of the Facilities by or at the direction of Company or any of its Subsidiaries; (iii) any Environmental Claim in connection with any of the Facilities; or (iv) the operation of or violation of any Environmental Law at any of the Facilities.

10.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

                 In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and after consultation with Agent each Lender is hereby authorized by Company at any time or from time to time, without prior notice to Company or to any other Person, any such prior notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan





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
Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.

10.5     RATABLE SHARING.

                 AMOUNTS OWED BY COMPANY. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or under any other Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender from Company hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE FROM COMPANY" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due From Company to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Company to the other Lenders so that all such recoveries of Aggregate Amounts Due From Company shall be shared by all Lenders in proportion to the Aggregate Amounts Due From Company to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.





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
10.6     AMENDMENTS AND WAIVERS.

                 No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of the Commitments or reduces the principal amount of any of the Loans or reduces any Letter of Credit reimbursement obligations; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner the provisions contained in the second paragraph of subsection 2.1C(ii); changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date (but not the date of any scheduled installment of principal) of any of the Loans or postpones any date faxed for any payment in respect of Letter of Credit reimbursement obligations; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder (other than fees which are exclusively for the account of the Agent or Issuing Lender); increases the advance rate with respect to Revolving Loans (except for the restoration by the Agent of an advance rate in whole or in part to its original level after the prior reduction thereof by the Agent); except as otherwise expressly provided in this Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Company or any of its Subsidiaries permitted under this Agreement, releases any Liens in favor of the Lenders on any of the Collateral; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note and (ii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding





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upon each Lender at the time outstanding, each future Lender and, if signed by
Company, on Company.

10.7     INDEPENDENCE OF COVENANTS.

                 All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     NOTICES.

                 Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

10.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5, and 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                 No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or





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privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    MARSHALLING; PAYMENTS SET ASIDE.

                 Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    SEVERABILITY.

                 In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

                 The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.





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10.14    HEADINGS.

                 Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15    APPLICABLE LAW.

                 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16    SUCCESSORS AND ASSIGNS.

                 This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the permitted successors and permitted assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). None of Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                 ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 10.8, such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.





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10.18    WAIVER OF JURY TRIAL.

                 EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    CONFIDENTIALITY.

                 Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may after the proposed recipient of such information has agreed to be bound by this subsection 10.19, make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and





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
provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20    COUNTERPARTS; EFFECTIVENESS.

                 This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                [Remainder of page intentionally left blank]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                           COMPANY:

                                           FWT, INC.


                                           By:
                                              ---------------------------------
                                           Title:
                                                 ------------------------------


                                           Notice Address:

                                           1901 East Loop 820 South
                                           Fort Worth, TX  76112
                                           Attention: Chief Executive Officer
                                           Telephone No.: 817-457-3060
                                           Telecopy No.:  817-446-7095

                                           LENDERS:

                                           BT COMMERCIAL CORPORATION,
                                           as a Lender and as Agent


                                           By:
                                              ---------------------------------
                                           Title:
                                                 ------------------------------

                                           Notice Address:

                                           NOTICE:

                                           BT Commercial Corporation
                                           14 Wall Street, 3rd Floor
                                           Mail Stop #4032
                                           New York, NY  10005
                                           Attention:  Bhartai Baliga
                                           Telecopy No.: 212-618-6428

                                           DOMESTIC LENDING OFFICE:

                                           14 Wall Street, 3rd Floor
                                           New York, New York 10005
                                           Attention:  Bharti Baliga
                                           Telecopy No.: 212-618-2428

                                           EURODOLLAR LENDING OFFICE:

                                           14 Wall Street, 3rd Floor
                                           New York, New York 10005
                                           Attention:  Bharti Baliga
                                           Telecopy No.: 212-618-2428

                                           BANKERS TRUST COMPANY,
                                           as an Issuing Lender


                                           By:
                                              ---------------------------------
                                           Title:
                                                -------------------------------

                                           Notice Address:

                                           130 Liberty Street, 31st Floor
                                           New York, New York 10006
                                           Attention:
                                                     --------------------------
                                           Telecopy No.:  (212) 669-0021

                                   EXHIBIT I

                         [FORM OF NOTICE OF BORROWING]

                              NOTICE OF BORROWING


                 Pursuant to that certain Credit Agreement dated as of November 12, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FWT, Inc., a Texas corporation ("COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), and BT Commercial Corporation, as Agent ("AGENT"), this represents Company's request to borrow from Lenders as follows:

             1.    Requested Funding Date: ___________________, _________

             2.    Amount of borrowing:    $___________________

             3.    Type of Loans:          Revolving Loans

             4.    Interest rate option:   [ ] a. Base Rate Loan(s)
                                           [ ] b. Eurodollar Rate Loans with an
                                                  initial Interest Period of
                                                  ____________ month(s)

The proceeds of such Loans are to be credited to the account of the Company at the Funding and Payment Office.

                The undersigned hereby, to the best of his or her knowledge, certifies that:

                (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

                (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

                (iii) Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and

                (iv) After giving effect to the requested Loans, the Total Utilization of Revolving Loan Commitments will not exceed the Revolving Loan Commitments then in effect and the Borrowing Base then in effect.

DATED:                                                 FWT, INC.
      ----------------------

                                                 By:
                                                     --------------------------
                                                 Title:
                                                        -----------------------

                                   EXHIBIT II

                  [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                       NOTICE OF CONVERSION/CONTINUATION


                Pursuant to that certain Credit Agreement dated as of November 12, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FWT, Inc., a Texas corporation ("COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), and BT Commercial Corporation, as Agent ("AGENT"), this represents Company's request to convert or continue Loans as follows:

        1.      Date of conversion/continuation:  __________________, _______

        2.      Amount of Loans being converted/continued:  $___________________

        3.      Type of Loans being              Revolving Loans
                converted/continued:


        4.      Nature of conversion/continuation:
                       [ ]  a. Conversion of Base Rate Loans to Eurodollar Rate
                               Loans
                       [ ]  b. Conversion of Eurodollar Rate Loans to Base
                               Rate Loans
                       [ ]  c. Continuation of Eurodollar Rate Loans as such

        5. If Loans are being continued as or converted to Eurodollar Rate Loans, the duration of the new Interest Period that commences
                on the conversion/ continuation date:   _______________
                month(s)

                In the case of a conversion to or continuation of Eurodollar Rate Loans, the undersigned hereby, to the best of his or her knowledge, certifies that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED:                           FWT, INC.
      ---------------------

                                                 By:
                                                     --------------------------
                                                 Title:
                                                        -----------------------

                                  EXHIBIT III

               [FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT]

                    REQUEST FOR ISSUANCE OF LETTER OF CREDIT

                Pursuant to that certain Credit Agreement dated as of November 12, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FWT, Inc., a Texas corporation ("COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), and BT Commercial Corporation, as Agent ("AGENT"), this represents Company's request for the issuance of a Letter of Credit by BTCo as follows:


        1.      Date of issuance of Letter of Credit:  ________________, ______

        2.      Face amount of Letter of Credit:  $________________________

        3.      Expiration date of Letter of Credit:  ________________, ________

        4.      Name and address of beneficiary:

                          --------------------------------------

                          --------------------------------------

                          --------------------------------------

                          --------------------------------------

        5.      Attached hereto is:
                [ ]  a.  the verbatim text of such proposed Letter of Credit
                [ ]  b.  the proposed terms and conditions of such Letter of
                         Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.


                The undersigned hereby, to the best of his or her knowledge, certifies that:

                (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;





                                     III-1

                (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

                (iii) The Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and

                (iv) After giving effect to the requested Letter of Credit, the Total Utilization of Revolving Loan Commitments will not exceed the Revolving Loan Commitments then in effect and the Borrowing Base then in effect.

DATED:                           FWT, INC.
      ----------------------

                                                 By:
                                                     --------------------------
                                                 Title:
                                                        -----------------------





                                     III-2

                                   EXHIBIT IV

                            [FORM OF REVOLVING NOTE]

                                   FWT, INC.

                     PROMISSORY NOTE DUE NOVEMBER 30, 2000

$[1]                                                                         [2]
                                                               November 12, 1997


                FOR VALUE RECEIVED, FWT, INC., a Texas corporation ("COMPANY"), promises to pay to [3] ("PAYEE") or its registered assigns, on or before November 30, 2000, the lesser of (x) [4] ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

                Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 12, 1997 by and among FWT, Inc., a Texas corporation, the financial institutions listed therein as Lenders, and BT Commercial Corporation, as Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $25,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

                All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement






------------------------------
[1] Insert amount of Lender's Revolving Loan Commitment in numbers.

[2] Insert place of delivery of Note.

[3] Insert Lender's name in capital letters.

[4] Insert amount of Lender's Revolving Loan Commitment in words.

effecting the assignment or transfer of this Note shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                This Note is subject to prepayment as provided in subsection 2.4A of the Credit Agreement.

                THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

                No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Company which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                Company promises to pay all costs and expenses, including reasonable attorneys' fees, to the extent provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                   FWT, INC.


                                   By:
                                       ----------------------------------------
                                   Title:
                                          -------------------------------------

                                  TRANSACTIONS
                                       ON
                                 REVOLVING NOTE


                                                                            Outstanding
                   Type of          Amount of           Amount of            Principal
                  Loan Made         Loan Made         Principal Paid          Balance          Notation
     Date         This Date         This Date           This Date            This Date          Made By
     ----        -----------      -------------      ---------------      ---------------       -------





                                   EXHIBIT V

                        [FORM OF COMPLIANCE CERTIFICATE]

                             COMPLIANCE CERTIFICATE


THE UNDERSIGNED HEREBY CERTIFY THAT:

                (1) We are the duly elected [Title] and [Title] of FWT, Inc., a Texas corporation ("COMPANY");

                (2) We have reviewed the terms of that certain Credit Agreement dated as of November 12, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the financial institutions listed therein as Lenders, and BT Commercial Corporation, as Agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

                (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

                [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------]

                The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, ______ pursuant to subsection 6.1(iv) of the Credit Agreement.

                                  FWT, INC.


                                  By:
                                      -----------------------------------------
                                  Title:
                                         --------------------------------------


                                  By:
                                      -----------------------------------------
                                  Title:
                                         --------------------------------------

                                ATTACHMENT NO. 1
                           TO COMPLIANCE CERTIFICATE


                This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, _____ and pertains to the period from ____________, 199_ to ____________, _____. Subsection references herein relate to subsections of the Credit Agreement.

A.      INDEBTEDNESS

        1.      Indebtedness in respect of Capital Leases
                or purchase money Indebtedness:                                      $_____________

        2.      Maximum Indebtedness in respect of Capital
                Leases and purchase money Indebtedness
                permitted under subsection 7.1(iii):                                 $_____________

        3.      Aggregate outstanding amount of Purchase
                Price Adjustment Notes:                                              $_____________

        4.      Maximum permitted amount of Purchase
                Price Adjustment Notes:                                              $10,000,000

        5.      Other Indebtedness outstanding under
                subsection 7.1(vi):                                                  $_____________

        6.      Maximum other Indebtedness permitted under
                subsection 7.1(vi):                                                  $250,000

B.      LIENS

        1.      Indebtedness secured by Liens under
                subsection 7.2A(v):                                                  $_____________

        2.      Maximum permitted under subsection 7.2A(v):                          $100,000

C.      INVESTMENTS

        1.      Investments under subsection 7.3(vi):                                $_____________

        2.      Maximum permitted under subsection 7.3(vi):                          $1,000,000

D.      CONTINGENT OBLIGATIONS

        1.      Currency Agreements outstanding under
                subsection 7.4(vi):                                                  $_____________

        2.      Maximum permitted amount of Currency
                Agreements permitted under subsection 7.4(vi):                       $1,000,000

        3.      Contingent Obligations under subsection 7.4(vii):                    $_____________

        4.      Maximum permitted under subsection 7.4(vii):                         $100,000

E. MINIMUM INTEREST COVERAGE RATIO (for the four-Fiscal Quarter period ending _____________, _____)

        1.      Consolidated Net Income:                                             $_____________

        2.      Consolidated Interest Expense:                                       $_____________

        3.      Provisions for taxes based on income:                                $_____________

        4.      Total depreciation expense:                                          $_____________

        5.      Total amortization expense:                                          $_____________

        6.      Other non-cash items reducing Consolidated
                Net Income:                                                          $_____________

        7.      Other non-cash items increasing Consolidated
                Net Income:                                                          $_____________

        8.      Consolidated EBITDA (1+2+3+4+5+6-7):                                 $_____________

        9.      Interest Coverage Ratio (8):(2):                                       ____:1.00

        10.     Minimum ratio required under subsection 7.6A:                          ____:1.00

F.      MAXIMUM LEVERAGE RATIO (as of _____________, _____)

        1.      Consolidated Total Debt:                                             $_____________

        2.      Consolidated EBITDA (E.8 above):                                     $_____________

        3.      Leverage Ratio (1):(2):                                                ____:1.00

        4.      Maximum ratio permitted under subsection 7.6B:                         ____:1.00

G. MINIMUM CONSOLIDATED EBITDA (for the four-Fiscal Quarter period ending ____________, _____)

        1.      Consolidated EBITDA (E.8 above):                                     $_____________

        2.      Minimum required under subsection 7.6C:                              $_____________

H.      FUNDAMENTAL CHANGES

        1.      Aggregate fair market value of assets sold in
                Asset Sale during Fiscal Year under subsection
                7.7(iv):                                                             $_____________

        2.      Maximum permitted under subsection 7.7(iv):                          $250,000

I.      CONSOLIDATED CAPITAL EXPENDITURES

        1.      Consolidated Capital Expenditures for Fiscal
                Year-to-date:                                                        $_____________

        2.      Maximum Consolidated Capital Expenditures
                permitted under subsection 7.8:                                      $_____________

                                   EXHIBIT VI

                   [FORM OF FINANCIAL CONDITION CERTIFICATE]

                        FINANCIAL CONDITION CERTIFICATE


                This FINANCIAL CONDITION CERTIFICATE (this "CERTIFICATE") is delivered in connection with that certain Credit Agreement dated as of November 12, 1997 (the "CREDIT AGREEMENT") by and among FWT, Inc., a Texas corporation ("COMPANY"), the financial institutions referred to therein as Lenders ("LENDERS") and BT Commercial Corporation, as Agent ("AGENT"). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

                A. I am, and at all pertinent times mentioned herein have been, the duly qualified and acting chief executive officer of Company. In such capacity I am a senior officer of Company and I have participated actively in the management of its financial affairs and am familiar with its financial statements and those of its Subsidiaries. I have, together with other officers of Company, acted on behalf of Company in connection with the negotiation of the Credit Agreement and I am familiar with the terms and conditions thereof.

                B. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for Company for the purpose of discussing the meaning of its contents.

                C. In connection with preparing for the consummation of the transactions and financings contemplated by the Credit Agreement (the "PROPOSED TRANSACTIONS"), I have participated in the preparation of, and I have reviewed, pro forma projections of net income and cash flows for Company and its Subsidiaries for the fiscal years of Company ending April 30, 1998 through April 30, 2002, inclusive (the "PROJECTED FINANCIAL STATEMENTS"). The Projected Financial Statements give effect to the consummation of the Proposed Transactions and assume that the debt obligations of Company will be paid from the cash flow generated by the operations of Company and other cash resources. The Projected Financial Statements were prepared on the basis of information available at July 31, 1997. I know of no facts that have occurred since such date that would lead me to believe that the Projected Financial Statements are inaccurate in any material respect. The Projected Financial Statements do not reflect (i) any potential changes in interest rates from those assumed in the Projected Financial Statements, (ii) any potential material, adverse changes in general business conditions, or (iii) any potential changes in income tax laws.

                D. I have also participated in the preparation of, and I have reviewed, a pro forma summary balance sheet of Company and its Subsidiaries (the "FAIR VALUE SUMMARY BALANCE SHEET") as of November 12, 1997, the expected Closing Date, giving effect to the Proposed Transactions. The Fair Value Summary Balance Sheet has been prepared as described in paragraphs F and G below and not in accordance with GAAP.

                E. In connection with the preparation of the Projected Financial Statements, I have made such investigations and inquiries as I have deemed necessary and prudent therefor and, specifically, have relied on historical information with respect to revenues, expenses and other relevant items supplied by the supervisory personnel of Company directly responsible for the various operations involved. The assumptions upon which the Projected Financial Statements are based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, I believe, based on my discussions with other members of management, that the assumptions on which the Projected Financial Statements are based are reasonable. Based thereon, I believe that the projections for Company, taken as a whole, reflected in the Projected Financial Statements provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

                F. The Fair Value Summary Balance Sheet has been prepared in a manner which I believe reflects a conservative estimate of the fair value of the assets of Company and the probable liability on all of its debts, contingent or otherwise. For purposes of this Certificate, I understand "fair value" of any assets to mean the amount which may be realized within a reasonable time, either through collection of such assets or through sale of such assets at the regular market value thereof, conceiving of the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions. The specific methodology used by management for valuing Company is set forth in paragraph G below.

                G. For purposes of constructing the Fair Value Summary Balance Sheet, I have utilized the following procedures:

                With respect to the asset values reflected in the Fair Value Summary Balance Sheet, I have relied on the analysis of Houlihan Lokey Howard & Zukin as set forth in its letter of November 12, 1997, a copy of which is attached hereto as Exhibit C.

                With respect to liabilities reflected in the Fair Value Summary Balance Sheet, I have included long-term liabilities reported by Company in its September 30, 1997 financial statements and debts to be incurred or assumed by Company under the Credit Agreement and the Proposed Transactions. In addition, with respect to contingent liabilities (such as litigation, guaranties and pension plan liabilities), I have consulted with legal, financial and other personnel of Company and have reflected as liabilities our best judgment as to the maximum exposure that can reasonably be expected to result therefrom in light of all the facts and circumstances existing at this time, recognizing that any such estimation is inherently subject to uncertainties.

                Based on the foregoing, I have reached the following conclusions:

                1. Company is not now, nor will the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions render Company "insolvent" as defined in this paragraph 1. The recipients of this Certificate and I have agreed that, in this context, "insolvent" means that the present fair value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. We have also agreed that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. My conclusion expressed above is supported by the Fair Value Summary Balance Sheet. Valuation of Company on the basis thereof would reflect the net value of Company as being at least $20,000,000.

                2. By the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions, Company will not incur debts beyond its ability to pay as such debts mature. I have based my conclusion in part on the Projected Financial Statements, which demonstrate that Company will have positive cash flow after paying all of its scheduled anticipated indebtedness (including any scheduled payments under the Credit Agreement, the other obligations contemplated by the Proposed Transactions and other permitted indebtedness). I have concluded that the realization of current assets in the ordinary course of business will be sufficient to pay recurring current debt and short-term and long-term debt service as such debts mature, and that the cash flow (including earnings plus non-cash charges to earnings) will be sufficient to provide cash necessary to repay the Loans and other Obligations under the Credit Agreement, the other obligations contemplated by the Proposed Transactions and other long-term indebtedness as such debt matures.

                3. The incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions will not leave Company with property remaining in its hands constituting "unreasonably small capital." In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Company and its Subsidiaries in light of the Projected Financial Statements and available credit capacity.

                4. To the best of my knowledge, Company has not executed the Credit Agreement or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

                I understand that Agent and Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of credit to Company pursuant to the Credit Agreement.

                I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate this 12th day of November, 1997.

                                        FWT, INC.


                                        By:
                                             ----------------------------------
                                                Name:  Roy Moore
                                                Title:  Chief Executive Officer

                                  EXHIBIT VII
                      [FORM OF BORROWING BASE CERTIFICATE]

                           BORROWING BASE CERTIFICATE

                                     [DATE]


                Reference is made to the Credit Agreement dated as of November 12, 1997 (as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") by and among FWT, INC., a Texas corporation ("COMPANY"), the Lenders listed on the signature pages thereof, and BT COMMERCIAL CORPORATION, as Agent. Terms defined in the Credit Agreement and undefined herein are used herein as defined therein.

                Pursuant to subsection [4.1L][6.1(xix)] of the Credit Agreement, the undersigned Chief Financial Officer of Company, hereby certifies that attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as of __________, _____ determined in accordance with the requirements of the Credit Agreement.

                IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of ____________, ____.


                                     FWT, INC.



                                     By:
                                          -------------------------------------
                                              Name:
                                                    ---------------------------
                                              Title:
                                                     --------------------------





                                     VII-1

                                   ANNEX 1 TO
                                   FWT, INC.
                           BORROWING BASE CERTIFICATE
                                    (000'S)


        Borrowing Base Certificate #:  _______________                                       As of Date:  _______________


                                                                                                                     Total
                                                                                                               -----------------
                     I.     RECEIVABLES

                            A.    Total Accounts Receivable (Note:  parenthetical references are to
                                                                                                               -----------------
                                  clauses in the definition of "Eligible Accounts Receivable")

                                  Less:
                                      Sales to Affiliate(a)
                                                                                                               -----------------
                                      Pymt. Terms more than 30 days(b)
                                                                                                               -----------------
                                      Unpaid more than 60 days (or 90 days first 9 mos.)(c)
                                                                                                               -----------------
                                      50% or more of Account Debtor Past Due(d)
                                                                                                               -----------------
                                      Accounts exceed 25% of A/R of Loan Parties(e)
                                                                                                               -----------------
                                      Subject to a claim or setoff(f)
                                                                                                               -----------------
                                      Insolvency Event Accounts(g)
                                                                                                               -----------------
                                      Non-US Dollar/Foreign Accounts(h)
                                                                                                               -----------------
                                      Bill/Hold; Sale/Return; Consignment(i)
                                                                                                               -----------------
                                      Uncertain Collection(j)
                                                                                                               -----------------
                                      Account Debtor is U.S. Government(k)
                                                                                                               -----------------
                                      Goods not Shipped, Delivered, Accepted (valid sale)(l)
                                                                                                               -----------------
                                      Account not comply legal requirements(m)
                                                                                                               -----------------
                                      Account subject to Security Deposit(n)
                                                                                                               -----------------
                                      Account not subject to first priority Lien for Agent(o)
                                                                                                               -----------------
                                      Other Ineligibility Imposed by Agent
                                                                                                               -----------------

                            B.    Total Ineligible Accounts
                                                                                                               -----------------

                            C.    Gross Eligible Accounts (I.A. - I.B.)
                                                                                                               -----------------

                            D.    Less:
                                      Returns, discounts, deductions, claims, credits, etc.
                                                                                                               -----------------

                            E.    Net Eligible Accounts (I.C. - I.D.)
                                                                                                               -----------------

                     II.    INVENTORY

                            A.    Total Inventory (Note:  parenthetical references are to clauses in
                                                                                                               -----------------
                                  the definition of "Eligible Inventory")

                                  Less:
                                      Inventory not owned solely by Loan Party(a)
                                                                                                               -----------------
                                      Inventory not located in the U.S.(b)
                                                                                                               -----------------


                                    Annex 1

                                      Inventory not located on property of Loan Party(c)
                                                                                                               -----------------
                                      Inventory not subject to first priority Lien for Agent(d)
                                                                                                               -----------------

                                      Inventory returned by third party or in transit(e)
                                                                                                               -----------------
                                      Inventory not first-quality goods(f)
                                                                                                               -----------------
                                      Other Ineligibility imposed by Agent
                                                                                                               -----------------

                            B.    Total Ineligible Inventory
                                                                                                               -----------------

                            C.    Eligible Inventory (II.A. - II.B.)
                                                                                                               -----------------

                     III.   BORROWING BASE

                            A.1.  Net Eligible Accounts (I.E.)
                                                                                                               -----------------
                              2.  Multiplied by Advance Rate of 85%                                                  0.85

                              3.  Total Accounts Availability (III.A.1. x .085)
                                                                                                               -----------------

                            B.1.  Eligible Inventory (II.C)
                                                                                                               -----------------
                              2.  Multiplied by Advance Rate of 60%                                                  0.60

                              3.  Total Inventory Availability
                                                                                                               -----------------

                            C.    Total Borrowing Base Availability (III.A.3. + III.B.3.)
                                                                                                               -----------------

                              1.  Less:
                                      Reserve Established by Agent
                                                                                                               -----------------

                            D.    Net Borrowing Base (III.C. - III.C.1.)
                                                                                                               -----------------

                            E.    Loans outstanding
                                                                                                               -----------------

                            F.    Letter of Credit Obligations
                                                                                                               -----------------

                            G.    TOTAL UTILIZATION (III.E. + III.F.)
                                                                                                               -----------------

                            H.    NET AVAILABILITY FOR COMPANY
                                                                                                               -----------------
                                  (III.D minus III.G)
                                         -----





                                    Annex 1

                                  EXHIBIT VIII

         [FORM OF OPINION OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.]



                               November ___, 1997




BT Commercial Corporation
14 Wall Street, 3rd Floor
Mail Stop #4032
New York, NY  10005

Attention:  Bhartai Baliga

        and

The Lenders Listed on
  Schedule A Hereto

                Re: Credit Agreement dated as of November __, 1997 among FWT, Inc., the financial institutions listed therein as Lenders, and BT Commercial Corporation, as Agent

Ladies and Gentlemen:

                We have acted as counsel to FWT, Inc., a Texas corporation ("Company"), in connection with that certain Credit Agreement dated as of November __, 1997 among Company, the financial institutions listed therein as Lenders ("Lenders"), and BT Commercial Corporation, as Agent ("Agent"). This opinion is rendered to you in compliance with subsection 4.1M of the Credit Agreement. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

                In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the following:

                (a) The Certificate of Incorporation of Company, as amended to date;

                (b)      The Bylaws of Company, as amended to date;





                                     VIII-1

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          The Lenders Listed on Scheduled A Hereto - November ___, 1997




                (c) All records of proceedings and actions of the Board of Directors of Company relating to the Credit Agreement, the other Loan Documents and the Related Agreements (as hereinafter defined) and the transactions contemplated thereby;

                (d)      The Credit Agreement;

                (e)      Revolving Notes delivered today (the "Notes");

                (f)      the Company Pledge Agreement;

                (g)      the Company Security Agreement;

                (h)      the Company Trademark Security Agreement;

                (i)      the Company Patent Security Agreement;

                (j)      the Collateral Account Agreement;

                (k) the Blocked Account Agreement and the Lock Box Agreement (collectively, the "Controlled Account Agreements");

                (l)      the Collateral Access Agreement;

                (m)      the Intercreditor Agreement;

                (n) the UCC-1 financing statement naming Company as debtor and Agent as secured party, together with all schedules and exhibits thereto, to be filed in the office of the Secretary of State of the State of Texas (the "Financing Statement") [confirm no county filings];

                (o)      the Recapitalization Agreement;

                (p)      the Stockholders Agreement;

                (q)      the Bridge Note Agreement and the Bridge Notes; and

                (r) the instruments and other agreements that have been identified to us by the Company as material to the Company after giving effect to the transactions to be consummated on the Closing Date (the "MATERIAL





                                     VIII-2

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          The Lenders Listed on Scheduled A Hereto - November ___, 1997



                         AGREEMENTS"), and the orders, writs, judgments, injunctions and decrees of any court or governmental authority which are binding on the Company or its properties as identified to us by the Company (the "JUDICIAL ORDERS"), in each case as set forth on
                         Exhibit I hereto.

                The documents referred to in paragraphs (d) through (n) above are collectively referred to herein as the "LOAN DOCUMENTS." The documents referred to items (o) through (q) are collectively referred to herein as the "RELATED AGREEMENTS." As used in this opinion, the "UCC" shall mean the Uniform Commercial Code as now in effect in the specified jurisdiction.

                We have been furnished with, and with Lenders' consent have relied upon, certificates of officers of Company with respect to certain factual matters, copies of which have been delivered to Lenders. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary, copies of which have been delivered to Lenders. In all such examinations, we have assumed the genuineness of all signatures other than those of officers of Company on original and certified documents, and the conformity to original or certified documents of all documents submitted to us as conformed or photostatic copies.

                We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein as to the effect on the subject transactions of only United States Federal law and the laws of the States of New York and Texas.

                On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

                1. Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. Company is duly qualified to do business as a foreign corporation, and is in good standing, in [LIST JURISDICTIONS].

                2. Company has all requisite corporate power and authority to execute, deliver and perform each of the Loan Documents and each of the Related Agreements to which it is a party and to consummate the transactions contemplated thereby.

                3. The execution, delivery and performance of each of the Loan Documents and each of the Related Agreements to which it is a party, the issuance and





                                     VIII-3

Page 4 - BT Commercial Corporation and
          The Lenders Listed on Scheduled A Hereto - November ___, 1997



payment of the Notes and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Company. Each of the Loan Documents and each of the Related Agreements to which it is a party have been duly executed and delivered by Company and constitute the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms.

                4. Neither the execution and delivery of the Loan Documents and the Related Agreements nor the issuance and payment of the Notes by Company nor the consummation of the transactions contemplated by the Loan Documents and the Related Agreements nor the compliance with the terms and conditions thereof by Company (A) conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of (x) the Certificate of Incorporation or Bylaws of Company, (y) any term of any Material Agreement or Judicial Order, or (z) any present federal, Texas, New York statute, rule or regulation binding on Company or its property or assets, or (B) results in the creation of any Lien upon any of the properties or assets of Company under any agreement or order referred to in clause (y) above (other than Liens created pursuant to the Loan Documents or the Bridge Note Agreement).

                5. No consents or approvals of, authorizations by, or registrations, declarations or filings with, any federal, Texas or New York governmental authority are required in connection with (i) the execution, delivery and performance by Company of any Loan Document or any Related Agreement to which it is a party, (ii) the extensions of credit under the Credit Agreement, (iii) the granting of Liens by Company under the Loan Documents, (iv) the issuance and payment by Company of the Notes, or (v) the consummation of any of the other transactions contemplated by the Loan Documents or by the Related Agreements except filings or recordings necessary or perfect (or continue the perfection of) the Liens granted under the Loan Documents and the Bridge Note Agreement.

                6. To the best of our knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened against Company which have a significant likelihood of materially and adversely affecting either the ability of Company to perform its obligations under any Loan Document or the financial condition or operations of Company or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Loan Documents or any of the Related Agreements.

                7. The provisions of the Company Security Agreement, the Company Patent Security Agreement and the Company Trademark Security Agreement are sufficient to create a security interest, as security for the payment of all Secured Obligations (as defined in the Company Security Agreement, Company Patent Security Agreement and Company Trademark Security Agreement), in favor of the Secured Party (as defined in the Company





                                     VIII-4

Page 5 - BT Commercial Corporation and
          The Lenders Listed on Scheduled A Hereto - November ___, 1997



Security Agreement, Company Patent Security Agreement and Company Trademark Security Agreement) in the collateral described in the Company Security Agreement, the Company Patent Security Agreement and the Company Trademark Security Agreement (the "COLLATERAL"), as the case may be, that is of a type in which a security interest can be created under the Texas UCC or the New York UCC.

                8. The Financing Statement is in appropriate form to perfect the security interests described in paragraph 7 to the extent security interests in the various types of Collateral can be perfected by filing under the provisions of the New York UCC or the Texas UCC, and the proper place to file the Financing Statement is in the office of the Secretary of State of the State of Texas and no filing in any other place is necessary under the New York UCC or the Texas UCC to perfect a security interest in any such Collateral. Upon the filing of such Financing Statements in the office of the Secretary of State of the State of Texas, and the payment of applicable filing fees, the security interests in favor of the Secured Party in the Collateral will be perfected to the extent security interests in the various types of Collateral can be perfected by filing under the provisions of the New York UCC or the Texas UCC.

                9. Upon the filing of the Financing Statement relating to the Collateral (as defined in the Company Patent Security Agreement and the Company Trademark Security Agreement) in the office of the Texas Secretary of State and the recording of the Company Patent Security Agreement and the Company Trademark Security Agreement in the United States Patent and Trademark Office, the security interest in favor of the Secured Party in such Collateral will be a perfected security interest under the Texas UCC, the New York UCC and the applicable federal law.

                10. The making of the Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                11. It is not necessary in connection with the execution and delivery of the Notes by Company to register the Notes or the Loans under the Securities Act of 1933, as amended, or to qualify any indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

                12. Company is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.





                                     VIII-5

Page 6 - BT Commercial Corporation and
          The Lenders Listed on Scheduled A Hereto - November ___, 1997



                13. The Loans and the other monetary obligations of the Company owing under the Loan Documents are within the definition of "Senior Debt" under the Takeout Securities Indenture and, upon due execution and delivery of the Takeout Securities Indenture and the Takeout Securities, will be senior to the Company's obligations under the Takeout Securities Indenture and the Takeout Securities to the extent set forth therein.

                14. We call to your attention on the fact that the Loan Documents select the internal laws of the State of New York as the governing law (except with respect to the Collateral Documents where the laws of another jurisdiction may govern the perfection of security interests in the Collateral). It is our opinion that a federal or state court sitting in Texas will honor the parties' choice of the internal laws of the State of New York as the law applicable to the Loan Documents and to the determination of whether the obligations created by the Loan Documents are usurious.

                Our opinion in paragraph 3 above as to the validity, binding effect and enforceability of the Credit Agreement, the other Loan Documents and the Related Agreements, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally. In addition, we advise you that the enforceability of the Credit Agreement, the other Loan Documents and the Related Agreements, is subject to the effect of general principles of equity including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                Our opinions in paragraphs 4 and 5 above as to compliance with certain statutes, rules and regulations and as to the lack of any required consents or approvals of, authorizations by, or registrations, declarations or filings with certain governmental authorities are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement.

                For purposes of our opinion expressed in paragraph 11, we have assumed, with your consent, that each Lender is taking the Notes payable to it and making its Loans for its own account in the ordinary course of its commercial banking business and not with a view to or for sale in connection with any distribution of the Notes.

                To the extent that the obligations of Company may be dependent upon such matters, we have assumed for purposes of this opinion, other than with respect to Company, that each additional party to the agreements and contracts referred to herein is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of





                                     VIII-6

Page 7 - BT Commercial Corporation and
          The Lenders Listed on Scheduled A Hereto - November ___, 1997



incorporation; that each such other party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms. Except as expressly covered in this opinion, we are not expressing any opinion as to the effect of compliance by any Lender with any state or federal laws or regulations applicable to the transactions because of the nature of any of its businesses.

                This opinion is rendered only to Agent and Lenders and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by Agent or Lenders for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                               Very truly yours,





                                     VIII-7

                                   SCHEDULE A



                           [INSERT NAMES OF LENDERS]





                                    VIII-8

                                   EXHIBIT IX

                     [FORM OF OPINION OF O'MELVENY & MYERS]
                               [O'M&M Letterhead]

                                November
                                12th
                                1 9 9 7



                                                                     038,623-004
                                                                      LA1-765560


BT Commercial Corporation, as Agent
14 Wall Street, 3rd Floor
New York, New York 10005

        and

The Lenders Party to the Credit
  Agreement Referenced Below

                Re:      Loans to FWT, Inc.

Ladies and Gentlemen:

                We have acted as counsel to BT Commercial Corporation, as Agent (in such capacity, "Agent"), in connection with the preparation and delivery of a Credit Agreement dated as of November 12, 1997 (the "Credit Agreement") among FWT, Inc., a Texas corporation ("Company"), the financial institutions listed therein as Lenders, and Agent and in connection with the preparation and delivery of certain related documents.

                We have participated in various conferences with representatives of Company and Agent and conferences and telephone calls with Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to Company, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the form of the promissory note annexed thereto (the "Notes"), and the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (the "Opinion") and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as

Page 2 - BT Commercial Corporation, as Agent, and Lenders - November 12, 1997


originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

                Although we have not independently considered all of the matters covered by the Opinion to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinion and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                            Respectfully submitted,

                                   EXHIBIT X

                         [FORM OF ASSIGNMENT AGREEMENT]

                              ASSIGNMENT AGREEMENT


                This ASSIGNMENT AGREEMENT (this "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                SECTION 1.  ASSIGNMENT AND ASSUMPTION.

                (a) Effective upon the Assignment Settlement Date specified in Item 4 of the Schedule of Terms (the "ASSIGNMENT SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Commitments and outstanding Loans, if any, which represents, as of the Assignment Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans (the "ASSIGNED SHARE"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "ASSIGNOR LETTERS OF CREDIT"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 3.1C of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 3.1C with respect to any Letters of Credit other than the Assignor Letters of Credit.

                (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Assignment Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

                (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments and the Pro Rata Share of Assignee after giving effect to the assignment and assumption described above.

                (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents (including, but not limited to, subsection
10.19 of the Credit Agreement), and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) subject to subsection 10.9B of the Credit Agreement, Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Company, Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

                (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitments and the Pro Rata Share of Assignee set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Revolving Loans corresponding thereto, and (iii) from and after the Assignment Settlement Date, Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Assignment Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Assignment Settlement Date.

                SECTION 2.  CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

                (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

                (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account and not with any present intention of selling all or any portion of such interest; and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

                (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

                (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

                SECTION 3.  MISCELLANEOUS.

                (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

                (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

                (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 10.8 of the Credit Agreement.

                (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                (h) This Agreement shall become effective upon the date (the "EFFECTIVE DATE") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Company as evidence of its consent hereto to the extent required under subsection 10.1B(i) of the Credit Agreement, (iii) the receipt by Agent of the processing and recordation fee referred to in subsection 10.1B(i) of the Credit Agreement, (iv) in the event Assignee is a Non-US Lender (as defined in subsection 2.7B(iii)(a) of the Credit Agreement), the delivery by Assignee to Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Agent pursuant to said subsection 2.7B(iii)(a), (v) the execution of a counterpart hereof by Agent as evidence of its acceptance hereof in accordance with subsection 10.1B(ii) of the Credit Agreement, (vi) the receipt by Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vii) the recordation by Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 10.1B(ii) of the Credit Agreement.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.



                  [Remainder of page intentionally left blank]

                               SCHEDULE OF TERMS

1.      Company:   FWT, Inc.

2.      Name and Date of Credit Agreement:  Credit Agreement dated as of November 12, 1997 by and among FWT, Inc., a
        Texas corporation, the financial institutions listed therein as Lenders, and BT Commercial Corporation, as
        Agent.

3.      Amounts:

           (a) Aggregate Commitments of all Lenders:      $________
           (b) Assigned Share/Pro Rata Share:               _____%
           (c) Amount of Assigned Share of Commitments:   $________

4.      Assignment Settlement Date:   ____________, _____


5.      Payment Instructions:
        ASSIGNOR:                                                 ASSIGNEE:

        ----------------------------                              ----------------------------

        ----------------------------                              ----------------------------

        ----------------------------                              ----------------------------
        Attention:                                                Attention:
                   -----------------                                         -----------------
        Reference:                                                Reference:
                   -----------------                                         -----------------

6.      Notice Addresses:
        ASSIGNOR:                                                 ASSIGNEE:

        ----------------------------                              ----------------------------

        ----------------------------                              ----------------------------

        ----------------------------                              ----------------------------

        ----------------------------                              ----------------------------

7.      Signatures:

[NAME OF ASSIGNOR],                                           [NAME OF ASSIGNEE],
as Assignor                                                   as Assignee

By:                                                           By:
    -------------------------------------                         -------------------------------------------------------
Title:                                                        Title:
       -----------------------------------                           ----------------------------------------------------

                                                              Accepted in accordance with subsection
                                                              10.1B(ii) of the Credit Agreement

                                                              BT COMMERCIAL CORPORATION, as Agent

                                                              By:
                                                                  -------------------------------------------------------
                                                              Title:
                                                                     ----------------------------------------------------

                                   EXHIBIT XI

                           [FORM OF AUDITOR'S LETTER]


                   [Letterhead of BT Commercial Corporation]



                               November 12, 1997


Arthur Andersen LLP

--------------------------

--------------------------
Attention:
            --------------
        Re:     FWT, Inc.

Ladies and Gentlemen:

        This letter (this "LETTER OF UNDERSTANDING") is being sent to Arthur Andersen LLP ("CPA") with respect to credit accommodations that certain financial institutions (collectively, "LENDERS") may grant to FWT, Inc., a Texas corporation ("COMPANY"), pursuant to that certain Credit Agreement dated as of November 12, 1997 (the "CREDIT AGREEMENT") by and among Company, Lenders and BT Commercial Corporation, as Agent ("AGENT").

        We wish to confirm that Lenders may use CPA's audit report dated ____________, 1997 on the financial statements of Company as of April 30, 1997 (the "CURRENT AUDIT REPORT") in connection with Lenders' decision whether or not to extend the following new credit to Company, pursuant to the Credit Agreement, substantially on the following terms:

        The Credit Agreement provides a secured revolving credit and letter of credit facility in the maximum principal amount of $25,000,000 which has a final maturity date of November __, 2000 (collectively, the "PROPOSED CREDIT").

        Lenders may also use CPA's subsequent audit reports on future financial statements of Company (the "SUBSEQUENT AUDIT REPORTS"; together with the Current Audit Report, the "AUDIT REPORTS") in connection with Lenders' provision of credit to Company so long as there has been no substantial change to the terms of the Proposed Credit as outlined above. CPA may communicate in writing to Agent that Lenders should no longer use the Audit Reports, in which case Lenders shall no longer have the benefit of this Letter of Understanding with respect to subsequent credit decisions relating to Company.

        Lenders' consideration of the Audit Reports may or may not have an impact on Lenders' decision whether or not to extend the Proposed Credit and no Audit Report is a

Arthur Andersen LLP
November 12, 1997
Page 2




representation of creditworthiness. Lenders' credit decisions will not be based solely on the Audit Reports or the accompanying financial statements, but will also be based on the exercise of reasonable due diligence with respect to other potentially relevant factors bearing on Company's creditworthiness as each individual Lender believes appropriate.

        Consideration by Lenders of the Audit Reports shall not (a) change CPA's duties to Company with respect to the conduct of any audit of Company's financial statements, (b) change the limitations of the audits as set forth in the Audit Reports, (c) affect the timeliness of the information contained in the Audit Reports and the accompanying financial statements, or (d) alter the responsibility of management of Company for the financial statements accompanying the Audit Reports.

        Events may occur after the period covered by any Audit Report which may have an effect on the financial condition of Company, and CPA is not responsible under this Letter of Understanding for knowledge or disclosure of such events.

        This Letter of Understanding does not authorize Lenders to use any Audit Report in connection with any transaction other than the granting of the Proposed Credit under the Credit Agreement. This Letter of Understanding shall no longer be binding on CPA if the Credit Agreement is not executed within 90 days of the date of this Letter of Understanding. Agent and Lenders agree to keep the Audit Reports confidential and, except as required by law or regulation, not to disclose any Audit Report to any other party not involved in the Proposed Credit unless such Audit Report becomes generally available to the public.

Arthur Andersen LLP
November 12, 1997
Page 3




        Kindly confirm your acknowledgement and agreement to this Letter of Understanding by signing the enclosed copy of this Letter of Understanding and returning it promptly to Agent.


                                           BT COMMERCIAL CORPORATION, as Agent



                                           By:
                                                -------------------------------
                                                   Title:
                                                           --------------------


ACKNOWLEDGED AND AGREED:

FWT, INC.



By:
    ---------------------------------------------
        Title:
                ---------------------------------


ARTHUR ANDERSEN LLP



By:
    ---------------------------------------------
        Title:
                ---------------------------------

                                  EXHIBIT XII

                    [FORM OF CERTIFICATE RE NON-BANK STATUS]


                         CERTIFICATE RE NON-BANK STATUS


                Reference is hereby made to that certain Credit Agreement dated as of November 12, 1997 (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof, being the "CREDIT AGREEMENT") by and among FWT, Inc., a Texas corporation, the financial institutions listed therein as Lenders, and BT Commercial Corporation, as Agent. Pursuant to subsection 2.7B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.




                                               [NAME OF LENDER]

                                               By:
                                                    ---------------------------
                                               Title:
                                                      -------------------------





                                     XII-1

                                  EXHIBIT XIII

                     [FORM OF COLLATERAL ACCOUNT AGREEMENT]

                          COLLATERAL ACCOUNT AGREEMENT



                This COLLATERAL ACCOUNT AGREEMENT (this "AGREEMENT") is dated as of November 12, 1997 and entered into by and between FWT, INC., a Texas corporation ("PLEDGOR"), and BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).


                             PRELIMINARY STATEMENTS

                A. Secured Party and Lenders have entered into a Credit Agreement dated as of November 12, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

                B. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and issue Letters of Credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                SECTION 1. CERTAIN DEFINITIONS. The following terms used in this Agreement shall have the following meanings:

                "COLLATERAL" means (i) the Collateral Account, (ii) all amounts on deposit from time to time in the Collateral Account, (iii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (iv) to the extent not covered by clauses (i) through
(iii) above, all proceeds of any or all of the foregoing Collateral.

                "COLLATERAL ACCOUNT" means the restricted deposit account established and maintained by Secured Party pursuant to Section 2(a).

                "SECURED OBLIGATIONS" means all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the





                                     XIII-1

Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement.

                SECTION 2.  ESTABLISHMENT AND OPERATION OF COLLATERAL ACCOUNT.

                (a) Secured Party is hereby authorized to establish and maintain at its office at 14 Wall Street, New York, New York 10005, as a blocked account in the name of Secured Party and under the sole dominion and control of Secured Party, a restricted deposit account designated as "FWT, Inc. Collateral Account".

                (b) The Collateral Account shall be operated in accordance with the terms of this Agreement.

                (c) All amounts at any time held in the Collateral Account shall be beneficially owned by Pledgor but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Pledgor shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account.

                (d) Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

                SECTION 3.  DEPOSITS OF CASH COLLATERAL.

                (a) All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of Pledgor) of immediately available funds to such Collateral Account. Pledgor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.

                (b) If an Event of Default has occurred and is continuing and, in accordance with Section 8 of the Credit Agreement, Pledgor is required to pay to Secured Party an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Pledgor shall deliver funds in such an amount for deposit in the Collateral Account in accordance with Section 3(a). If for any reason the aggregate amount delivered by Pledgor for deposit in the Collateral Account as aforesaid is less than





                                     XIII-2
the Aggregate Available Amount, the aggregate amount so delivered by Pledgor shall be apportioned among all outstanding Letters of Credit issued for the account of Pledgor for purposes of this Section 3(b) in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit issued for the account of Pledgor in respect of which Pledgor has deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit issued for the account of Pledgor in respect of which Pledgor has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Secured Party pursuant to Section 13, second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit issued for the account of Pledgor in respect of which Pledgor has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as Secured Party shall elect, and fourth, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

                SECTION 4.  PLEDGE OF SECURITY FOR SECURED OBLIGATIONS.
Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all Secured Obligations.

                SECTION 5. NO INVESTMENT OF AMOUNTS IN THE COLLATERAL ACCOUNT; INTEREST ON AMOUNTS IN THE COLLATERAL ACCOUNT.

                (a) Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement.

                (b) To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.

                (c) Subject to Secured Party's rights under Section 12, any interest earned on deposits of cash in the Collateral Account in accordance with Section 5(b) shall be deposited directly in, and held in the Collateral Account.





                                     XIII-3

                SECTION 6. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                (a) Ownership of Collateral. Pledgor is (or at the time of transfer thereof to Secured Party will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Secured Party, free and clear of any Lien except for the security interest created by this Agreement.

                (b) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor).

                (c) Perfection. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

                (d) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all respects.

                SECTION 7. FURTHER ASSURANCES. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's beneficial title to or Secured Party's security interest in all or any part of the Collateral.

                SECTION 8. TRANSFERS AND OTHER LIENS. Except to the extent permitted under the Credit Agreement, Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

                SECTION 9. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation to file one or more financing





                                     XIII-4
or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor.

                SECTION 10. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13.

                SECTION 11. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral or (b) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind.

                SECTION 12. REMEDIES. Subject to the provisions of Section 3(b), Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral).

                SECTION 13.  INDEMNITY AND EXPENSES.

                (a) Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                SECTION 14. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all





                                     XIII-5
outstanding Letters of Credit, (b) be binding upon Pledgor, its permitted successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate automatically and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof.

                SECTION 15.  SECURED PARTY AS AGENT.

                (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

                (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums held by Secured Party hereunder (which shall be deposited in a new Collateral Account established and maintained by such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as





                                     XIII-6
to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                SECTION 16. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                SECTION 17. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                SECTION 18. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                SECTION 19. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                SECTION 20. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                SECTION 21. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE





                                     XIII-7

LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                SECTION 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 17, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

                SECTION 23. WAIVER OF JURY TRIAL. PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY





                                     XIII-8

CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all- encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 23 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.





                  [Remainder of page intentionally left blank]





                                     XIII-9

                IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                    FWT, INC.

                                    By:
                                             ----------------------------------
                                             Title:
                                                    ---------------------------

                                    Notice Address:


                                    BT COMMERCIAL CORPORATION, as Secured Party


                                    By:
                                             ----------------------------------
                                             Title:
                                                    ---------------------------

                                    Notice Address:

                                    BT Commercial Corporation
                                    14 Wall Street, 3rd Floor
                                    Mail Stop #4032
                                    New York, NY 10005
                                    Attention:  Bhartai Baliga

                                  EXHIBIT XIV

                      [FORM OF BLOCKED ACCOUNT AGREEMENT]

                           BLOCKED ACCOUNT AGREEMENT


                This BLOCKED ACCOUNT AGREEMENT ("Agreement") is entered into as of November 12, 1997 and entered into by and between FWT, INC., a Texas corporation ("PLEDGOR"), and BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined), and _______________, as the account bank ("BANK").

                             PRELIMINARY STATEMENTS

                A. Agent and certain financial institutions acting as Lenders ("LENDERS") have entered into that certain Credit Agreement, dated as of November 12, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with Pledgor, wherein Pledgor has granted the Lenders a security interest in its present and future accounts receivable, and all proceeds thereof and Pledgor has agreed that all collections and proceeds of such accounts receivable shall be remitted in kind to the Agent;

                B. Pledgor has granted to Agent a security interest in the Account (as defined below) and in the funds deposited in the Account;

                C. Pledgor has agreed to maintain deposit account number _______________ in its name (the "ACCOUNT") in which Pledgor shall deposit cash, checks, drafts or other orders for payment of money.

                D. Pledgor, Agent and Bank are entering into this Agreement to provide for the disposition of net proceeds of cash, checks, drafts and other orders for the payment of money deposited by Pledgor into the Account.

                NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, Pledgor, Agent and Bank agree as follows:

                1.       Pledgor hereby authorizes Bank and Bank hereby agrees:

                         (a)     to charge the Account for all returned checks
associated with this Agreement and to charge the Account for service charges and other fees and charges associated with this Agreement;

                         (b)     to follow its usual procedures in the event
the Account or any check, draft or other order for payment of money should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process;





                                     XIV-1

                         (c)     to supply any necessary endorsements and to
deposit any and all monies and instruments received by Bank in the Account when received, whether in the form of checks, wire transfers or otherwise; and

                         (d)     to transfer pursuant to Agent's instructions
any collected and available balances in the Account each Business Day by wire transfer to the following account:

                Bank Name:           _____________________________________
                Location:            _____________________________________
                [ABA Routing No.:    _____________________________________]
                Credit Account No.:  _____________________________________

                Agent will give Bank sufficient advance written notice of any change in the instructions for Bank to act upon such changes. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal. "Business Day" means each Monday through Friday, excluding Bank holidays.

                2.       (a)     If the balances in the Account are not
sufficient to pay Bank for any returned check, draft or other order for the payment of money, Bank can make a demand for such deficiency upon Agent in writing, no longer than 30 days from the date of the returned item and Agent, on behalf of itself and Lenders, agrees to promptly reimburse Bank for the amount of the deficiency. If Agent makes any payments pursuant to this Section 2(a), Pledgor will promptly reimburse Agent for such payment.

                         (b)     Pledgor agrees to pay Bank on demand (i) the
amount for any fees or charges due Bank under this Agreement, and (ii) all expenses for the maintenance of the Account, and Bank agrees that such fees, charges or expenses under this Section 2(b) are the responsibility of Pledgor and will not deduct such amounts from funds in the Account or seek payment from Agent.

                         (c)     Pledgor hereby authorizes Bank, without prior
notice, from time to time to debit any other account Pledgor may have with Bank for the amount or amounts due Bank under subsection 2(a) or 2(b).

                         (d)     Bank agrees it shall not offset against the
Account, except as permitted under this Agreement, until it has been advised in writing by Pledgor and Agent that all of Pledgor's obligations, which are secured by the Account and all funds deposited in the Account, are paid in full. Agent shall notify Bank promptly in writing upon payment in full of Pledgor's obligations and this Agreement shall automatically terminate upon receipt of such notice. Bank further agrees that the Account and the funds deposited in such Account shall not be subject to any banker's lien, deductions or any other right in favor of any person (including Bank) other than Agent, except as expressly provided for herein with respect to Bank.





                                     XIV-2

                3.       Termination of this Agreement shall be as follows:

                         (a)     Bank may terminate this Agreement upon 60
days' prior written notice to Pledgor and Agent. Agent may terminate this Agreement at any time which termination shall be effective upon receipt of written notice by the Bank and by Pledgor. Pledgor may not terminate this Agreement except with the written consent of Agent and upon 60 days' prior written notice to Bank and Agent.

                         (b)     Notwithstanding subsection 3(a), Bank may
terminate this Agreement at any time by written notice to Pledgor and Agent if
(i) either Pledgor or Agent breaches any of the terms of this Agreement, any other agreement with Bank or any agreement involving the borrowing of money or the extension of credit; (ii) either Pledgor or Agent terminates its business, fails generally or admits in writing its inability to pay its debts as they become due; any bankruptcy, reorganization, arrangement, insolvency, dissolution or similar proceeding is instituted with respect to either Pledgor or Agent; either Pledgor or Agent makes any assignment for the benefit of creditors or enters into any composition with creditors or takes any action in furtherance of any of the foregoing; or (iii) any material adverse change occurs in either Pledgor's or Agent's financial condition, results of operations or ability to perform its obligations under this Agreement. Pledgor and Agent shall each promptly give written notice to Bank of the occurrence of any of the foregoing events as it applies to it.

                4.       (a)     Bank will not be liable to Pledgor or Agent
for any expense, claim, loss, damage or cost ("DAMAGES") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence, subject to the limits in the next succeeding sentence. Bank's liability is limited to direct money Damages actually incurred in an amount not exceeding the compensation for the service during the month in which such acts or omissions occurred.

                         (b)     In no event will Bank be liable for any
special, indirect, exemplary or consequential damages, including but not limited to lost profits.

                         (c)     Bank will be excused from failing to act or
delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of Pledgor or Agent or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

                5. Pledgor hereby agrees to indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorneys' fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning this Agreement or the Account.





                                     XIV-3

This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Pledgor's obligations under this section shall survive termination of this Agreement.

                6.       (a)     Pledgor and Agent each represent and warrant
to Bank that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

                         (b)     Pledgor and Agent each agrees that it shall be
deemed to make and renew each representation and warranty in subsection 6(a) on and as of each day on which it uses the service.

                7. Pledgor represents and warrants that it has not assigned or granted a security interest in the Account or any funds now or hereafter deposited in the Account, except to Agent.

                8.       Pledgor agrees that:

                         (a)     Agent shall have exclusive interest in and
control of the Account, and all items and funds received by, and held in the Account shall be the sole and exclusive property of Agent for the benefit of itself and the Lenders;

                         (b)     It cannot, and will not, withdraw any monies
from the Account until such time as Agent advises Bank in writing that Agent no longer claims any interest in the Account and the monies deposited and to be deposited in the Account; and

                         (c)     Except to the extent permitted under the
Credit Agreement, it will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than Agent's security interest referred to herein.

                9. Agent acknowledges and agrees that Bank has the right to charge the Account from time to time, as set forth in this Agreement and the Account agreement, as said agreements are amended from time to time, and that Agent has no right to the sums so withdrawn by Bank.

                10. In addition to the original statement which will be provided to Pledgor, Bank will provide Agent with a duplicate statement and such other account information reasonably requested by Agent. Pledgor authorizes Bank to provide any account information requested by Agent.





                                     XIV-4

                11. Pledgor agrees to pay to Bank, upon receipt of Bank's invoice, all reasonable costs, expenses and attorneys' fees (including reasonable allocated costs for in-house legal services) incurred by Bank in connection with the preparation of this Agreement, the administration (including any amendments), and enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such reasonable costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights hereunder in a case arising under Title 11, United States Code.

                12. Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code filed by or against Pledgor, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Pledgor, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and neither Pledgor nor Agent shall assert any claim against Bank for so doing.

                13. This Agreement may be amended only by a writing signed by Pledgor, Agent and Bank; except that Bank's charges are subject to change by Bank upon 60 days' prior written notice to Pledgor and Agent.

                14. This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

                15. Any written notice or other written communication to be given to each party under this Agreement shall be addressed to the person at the address set forth on the signature page of this Agreement or to such other person or address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

                16. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

                17. Neither Pledgor nor Agent may assign any of its rights under this Agreement without the prior written consent of Bank.

                18. This Agreement shall be interpreted in accordance with the laws of _______________, without giving effect to the conflicts of law principles thereof.



                  [Remainder of page intentionally left blank]





                                     XIV-5

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.


FWT, INC.
                                             Address for notices:
By:
      -------------------------------        -------------------------------
Name:
      -------------------------------        -------------------------------
Title:
      -------------------------------        -------------------------------


BT COMMERCIAL CORPORATION
                                             Address for notices:
By:                                          BT Commercial Corporation
      -------------------------------        14 Wall Street, 3rd Floor
Name:                                        Mail Stop #4032
      -------------------------------        New York, NY 90071
Title:
      -------------------------------        Attention:  Bhartai Baliga


[BANK]
                                             Address for notices:
By:
      -------------------------------        -------------------------------
Name:
      -------------------------------        -------------------------------
Title:
      -------------------------------        -------------------------------

By:
      -------------------------------
Name:
      -------------------------------
Title:
      -------------------------------

                                   EXHIBIT XV

                     [FORM OF COLLATERAL ACCESS AGREEMENT]


 RECORDING REQUESTED BY:
 O'Melveny & Myers LLP

 AND WHEN RECORDED MAIL TO:

 O'Melveny & Myers LLP
 400 South Hope St., 15th Floor
 Los Angeles, CA  90071
 Attn:  Jonathan Blinderman

 Re:  FWT, INC.
---------------------------------------------------------------------------------------------------------------
                                                                  Space above this line for recorder's use only



              REAL PROPERTY HOLDER'S WAIVER AND CONSENT AGREEMENT


                This REAL PROPERTY HOLDER'S WAIVER AND CONSENT AGREEMENT (this "AGREEMENT") is dated as of November 12, 1997 and entered into by Delta Steel, Inc., a Texas corporation ("REAL PROPERTY HOLDER"), to and for the benefit of BT COMMERCIAL CORPORATION, located at 300 S. Grand Avenue, 41st Floor, Los Angeles, California 90071, as agent (the "AGENT") for the financial institutions ("LENDERS") which are or may hereafter become parties to the Credit Agreement (as hereinafter defined).

                             PRELIMINARY STATEMENTS

                A. FWT, INC., a Texas corporation ("BORROWER"), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the "PREMISES").

                B. Borrower's interest in the Premises arises under the lease agreement (the "LEASE") more particularly described on Exhibit B annexed hereto, pursuant to which Real Property Holder has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises.

                C. Agent, Lenders and certain other parties have entered into that certain Credit Agreement dated as of November 12, 1997 (said Credit Agreement, as amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with Borrower, and Borrower has executed a security agreement and other collateral documents in relation to the Credit Agreement.

                D. The extensions of credit made by Lenders to Borrower under the Credit Agreement will be secured, in part, by all raw materials, work-in-process, spare parts and finished goods inventory of Borrower (including all inventory of Borrower now or hereafter located on the Premises (the "INVENTORY")) and all equipment, machinery and other goods used in Borrower's business (including all equipment of Borrower now or hereafter located on the Premises (the "EQUIPMENT" and, together with the Inventory, the "COLLATERAL")).

                E. Agent has requested that Real Property Holder execute this Agreement as a condition to the extension of credit to Borrower under the Credit Agreement.

                NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Real Property Holder hereby represents and warrants to, and covenants and agrees with, Agent as follows:

                1. Real Property Holder hereby (a) waives and releases unto Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Real Property Holder against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Agent in respect thereof. Real Property Holder acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

                2. Real Property Holder certifies that (a) Real Property Holder is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) there is no defense, offset, claim or counterclaim by or in favor of Real Property Holder against Borrower under the Lease or against the obligations of Real Property Holder under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Real Property Holder has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

                3. Real Property Holder consents to the installation or placement of the Collateral on the Premises, and Real Property Holder grants to Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Agent hereby agrees to indemnify, defend and hold Real Property Holder harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Real Property Holder caused solely by Agent's entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by Agent in severing and/or removing the Collateral therefrom.

                4. Real Property Holder agrees that it will not prevent Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Real Property Holder has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Borrower thereunder), Real Property Holder will deliver notice (the "REAL PROPERTY HOLDER'S NOTICE") to Agent to that effect. Within the 45 day period after Agent receives the Real Property Holder's Notice, Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 45 day period, Real Property Holder will not remove the Collateral from the Premises nor interfere with Agent's actions in removing the Collateral from the Premises or Agent's actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Agent shall at no time have any obligation to remove the Collateral from the Premises.

                5. Real Property Holder shall send to Agent a copy of any notice of default under the Lease sent by Real Property Holder to Borrower. In addition, Real Property Holder shall send to Agent a copy of any notice received by Real Property Holder of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Real Property Holder is a party which may affect Borrower's rights in, or possession of, the Premises.

                6. All notices to Agent under this Agreement shall be in writing and sent to Agent at its address set forth on the signature page hereof by telefacsimile, by mail, or by overnight delivery service.

                7. The provisions of this Agreement shall continue in effect until Real Property Holder shall have received Agent's written certification that all amounts advanced under the Credit Agreement have been paid in full.

                8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of ___________________, without regard to conflicts of laws principles.


                  [Remainder of page intentionally left blank]

                IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.


                                                 DELTA STEEL, INC.



                                                 By:
                                                    ----------------------------
                                                          Name:
                                                          Title:


                By its acceptance hereof, as of the day and year first set forth above, Agent agrees to be bound by the provisions hereof.


                                                 BT COMMERCIAL CORPORATION,
                                                 as Agent



                                                 By:
                                                    ----------------------------

                                                          Name:
                                                               -----------------
                                                          Title:
                                                               -----------------

                                   EXHIBIT A

                         LEGAL DESCRIPTION OF PREMISES





                                  Exhibit A-1

                                   EXHIBIT B

                              DESCRIPTION OF LEASE





                                  Exhibit B-1

                                  EXHIBIT XVI

                          [FORM OF LOCK BOX AGREEMENT]

                               LOCK BOX AGREEMENT



                This LOCK BOX AGREEMENT (this "AGREEMENT"), dated as of November 12, 1997, is entered into by and among FWT, INC., a Texas corporation ("COMPANY"), BT COMMERCIAL CORPORATION, as agent ("AGENT"), and [Lockbox Bank] ("BANK").


                             PRELIMINARY STATEMENTS

                A. Agent and certain financial institutions acting as Lenders ("LENDERS") have entered into that certain Credit Agreement, dated as of November 12, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with Company, wherein the Company has granted the Lenders a security interest in its present and future accounts receivable, and all proceeds thereof and Company has agreed that all collections and proceeds of such accounts receivable shall be remitted in kind to the Agent; and

                B. In order to provide for a more efficient and faster collection and deposit of said collection and proceeds the Agent and Company desire to use the lock box service of Bank; and

                C. Bank is willing to provide said service for Company and the Agent commencing as of _____________________; and

                WHEREAS, Schedule I to that certain Security Agreement, dated as of November 12, 1997, by and between Company and Agent, sets forth all of the Company's deposit accounts.


                NOW, THEREFORE, the parties hereto hereby agree as follows:


                1. Post Office Box. The Bank will rent P.O. Box ______________________ (the "LOCK BOX") of the post office located at
___________________________________________ in the name of Company.  Customers of Company have been, or will be, instructed to mail their remittances to the Lock Box.

                2. Access to Mail. The Bank will have exclusive and unrestricted access to the Lock Box and will have complete and exclusive authority to receive, pick up and open all regular, registered, certified or insured mail addressed to the Lock Box. On written demand of the Agent, Bank shall cease its processing of said mail, and shall release some, in kind, to the Agent, without the prior consent of Company, and the Agent





                                     XVI-1
shall thereafter process said mail promptly in accordance with this Agreement. Bank shall not inquire into the Agent's right to make such a demand under any agreement among the Agent, the Lenders and Company, and shall be forever released of all obligations with respect to said remittances upon release to the Agent. Company shall have no control whatsoever over any mail, checks, money orders, collections or other forms of remittances received in the Lock Box. Appropriate instructions have been, or will be, given by the Bank to the post office where the Lock Box is maintained, and such instructions shall not be revoked without the prior written consent of the Agent. Any instruction given to the Bank by Company without the prior or concurrent written agreement of the Agent shall be void and of no force or effect. All mail addressed to the Lock Box will be picked up by the Bank according to its regular collection schedule.

                3. Remittance Collection. On the day received the Bank will open all mail addressed to the Lock Box and remove and inspect the enclosures. All checks, money orders and other forms or orders for the payment of money and other collection remittances (hereinafter collectively referred to as "checks") shall be processed by the Bank as follows:

                         (1)     Missing Date.  All undated checks will be
dated by the Bank as of the postmark date and processed as hereafter provided.

                         (2)     Postdated.  Checks postdated up to three days
from the date of receipt shall be processed on the date indicated on the check. Bank shall not deposit checks postdated more than three days, but shall notify the Agent by telephone of such checks and follow the Agent's instructions for disposition of such checks.

                         (3)     Stale Date.  Checks dated six months or more
prior to the date of collection will not be deposited and shall be sent to Company, with a copy to the Agent.

                         (4)     Different Amount.  Where written and numeric
amounts differ, a check will be processed by the Bank only if the correct amount can be determined from the accompanying documents, otherwise the check will not be deposited and shall be sent to Company, with a copy to the Agent.

                         (5)     Signature Missing.  Checks which do not bear
the drawer's signature and do not indicate the drawer's identity will not be deposited but shall be sent to Company, with a copy to the Agent. If, as determined by the Bank, the drawer can be identified from the face of the check, the Bank will deposit and process the check by affixing a stamped impression requesting the drawer bank to contact the drawer for authority to pay.

                         (6)     Alterations and Restrictions.  Checks with
alterations and checks bearing restrictive notations such as "Payment in Full" will not be deposited, and the Bank shall notify the Agent of such checks by telephone on the day of receipt and will deposit, hold or forward such checks to Company, with a copy to the Agent, with accompanying written matter, if any, as requested by the Agent.





                                     XVI-2

                         (7)     Foreign Banks and Currency.  Checks drawn in
foreign currency will be processed in accordance with the Bank's normal procedure for such checks and the Agent will be notified by advice of any such checks on the date received by the Bank.

                         (8)     Other Items.  Any items which the Agent has
specifically instructed the Bank in writing not to process will not be deposited and shall be sent to the Company, with a copy to the Agent.

                         Notwithstanding anything to the contrary contained in
this Agreement, Bank shall have no obligation to perform services on a basis any different than it performs lockbox services in the normal course of business, except with respect to receiving instructions from the Agent rather than Company.

                4. Processing Acceptable Checks. All checks, except those not acceptable for deposit under the terms of this Agreement, shall be deposited on the day of receipt by the Bank to Account No. ____________________ (the "LENDER ACCOUNT"), which is an account owned and controlled exclusively by the Agent, and all such checks shall be endorsed as follows:

                         credited to account number ________________; absence of endorsement hereby supplied and guarantied by [Lockbox Bank];

                         Until a Notice of Redirection substantially in the
form of Exhibit A hereto (a "NOTICE") is delivered by Agent to Bank, all available balances in the Lender Account will be transferred on a daily basis via the automated clearing house system or wire transfer with the following instructions:


                         ----------------

                         ----------------
                         [ABA No.                  ]
                                   ----------------
                         Account No.
                                    ----------------
                         Account Name:                as Agent for
                                      ----------------            --------------
                         Ref.:
                               ---------------
                         Attn:
                               ---------------

Upon the delivery of a Notice by Agent to Bank, Bank shall transfer such funds only as provided in such Notice.

All remittance advices, envelopes, and written matter (except as expressly provided herein) received in the Lock Box together with photocopies of all checks shall be sent to Company and, if requested by the Agent, copies of same shall be sent to the Agent. Bank shall mail both a deposit advice for all deposits to the Lender Account, on a daily basis, and a statement of account, on a monthly basis, to both the Agent and Company and, if no deposit is made on a bank business day, a deposit advice, correctly dated, will be sent to the Agent and Company with the notation "No Deposit' appearing thereon. In addition, Bank shall indicate by telephone to the Agent on each Bank business day by 2:30 P.M. New York City time the amount of each day's deposit total.





                                     XVI-3

                5. Returned Checks. Checks deposited in the Lender Account which are returned unpaid because of "Insufficient Funds," "Uncollected Funds," etc. will be redeposited by the Bank only once, except that if a returned check exceeds, $1,000 the Bank shall not redeposit such check but shall telephone the Agent for further instructions on the day such check is received. If redeposit is not warranted for reasons such as "account closed" or "payment stopped" or if a check is returned a second time, the Bank will charge the Lender Account and send a debit advice with the item to Company with copies of same to Agent.

                6. Remittance Received by Company. Remittances which are sent directly to or received by Company shall be forwarded to the Lock Box on the day received.

                7. Record Maintenance. All deposit checks will be microfilmed (on front and back) by the Bank and retained for five years by the
bank prior to destruction.   Photocopies of filmed items will be provided to
the Agent or Company on request, within the five-year period.

                8. Bank Charges. All charges of Bank for services rendered pursuant to this agreement shall be billed to and paid directly by Company. Said charges shall not be charged against remittances nor shall they be debited to the Lender Account.

                9. No Offset. Bank hereby agrees that it will treat all remittances received in the Lock Box in accordance with the terms of this agreement and it will not offset or assert any claim against the Lock Box or the Lender Account or divert such remittances on account of any obligations owed to the Bank by Company or by the party making the remittance, except as provided in paragraph 5 hereof.

                10. Bank Liability. In acting under this agreement Bank shall not be liable to the Agent, the Lenders or Company for any error of judgment, or for any act done or step taken or omitted by it in good faith, except for gross negligence or willful misconduct.

                11. Term. This agreement shall continue in full force and effect until termination by the Bank on 60 days' prior written notice to all other parties. The Agent may terminate this Agreement at any time which termination shall be effective on receipt of written notice by Bank and in the event of such termination, the Agent shall at its option, have the sole right to remove mail from the Lock Box. Company shall have no right to unilaterally terminate this Agreement.

                12. Modification. This agreement may only be modified by a writing signed by all of the parties hereto.

                13.      Addresses.

                         (1)     All notices, including phone notice, daily
deposit advices, monthly statements of account and copies of all checks and the documents which are to be given or sent to the Agent shall be sent to the following address, and, where applicable, given at the following phone number:





                                     XVI-4

                         BT Commercial Corporation
                         14 Wall Street, 3rd Floor
                         Mail Stop #4032
                         New York, NY  10005
                         Attn:  Bhartai Baliga
                         Fax:  (212) 618-2324

                         (2)     All notices to Bank shall be sent to:


                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------
                         Attn:
                              --------------------------------------------
                         Fax:
                             ---------------------------------------------

                         (3)     All notices and items which are to be sent to
Company shall be sent to:

                         FWT, Inc.

                         -------------------------------------------------------

                         -------------------------------------------------------
                         Attn:
                              --------------------------------------------
                         Fax:
                             ---------------------------------------------

                14. Agent Agreement. The Agent agrees that it will indemnify and hold Bank harmless from any and all loss, liability, expense or damage that Bank may incur in processing lockbox items in accordance with this Agreement, including, without limitation, any loss that Bank experiences as a result of returned items to the extent the balances in the Lender Account referenced in paragraph 5 are insufficient to cover such losses or in the event the balances in such Lender Account are insufficient to cover Bank charges referenced in paragraph 8.

                15. Limitation on Liability. The Agent and Company acknowledge that the Bank undertakes to perform only such duties as are expressly set forth in this Agreement and those which are normally undertaken by Bank in connection with lockbox processing. Notwithstanding any other provision of this Agreement, it is agreed by the parties that Bank shall not be liable for any action taken by Bank or any of its directors, officers, agents or employees in accordance with this Agreement, except for Bank's or such natural person's gross negligence or wilful misconduct. In no event shall Bank be liable for losses or delays resulting from force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond its reasonable control or for any indirect, special or consequential damages.

                16. Governing Law. This Agreement shall be governed in accordance with the laws of ______________________, without giving effect to the conflict of law principles thereof.





                                     XVI-5

                17. Effectiveness. This Agreement shall become effective upon its receipt by the Agent, properly executed by all of the parties hereto.

                  [Remainder of page intentionally left blank]





                                     XVI-6

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.


                                         BT COMMERCIAL CORPORATION, as Agent


                                         By:
                                             -----------------------------------
                                         Title:
                                               ---------------------------------


                                         [LOCKBOX BANK]



                                         By:
                                             -----------------------------------
                                         Title:
                                               ---------------------------------


                                         FWT, INC., as Company


                                         By:
                                             -----------------------------------
                                         Title:
                                               ---------------------------------

                                   EXHIBIT A

[Bank]

-----------------------------------------

-----------------------------------------

-----------------------------------------

Attn:

                                 Re:              Account for
                                    -------------             -----------------
                                         Account No.
                                                    ---------------------------

Ladies and Gentlemen:

                Reference is made to that certain Lock Box Agreement, dated as of November 12, 1997 (the "AGREEMENT") among you, us, as Agent, and ________________________________ pursuant to which we, for our benefit and for the benefit of the Lenders (as defined in the Agreement), were given exclusive interest and control of the Account. This notice is given in accordance with the terms of the Agreement.

                Effective immediately and continuing until we shall authorize you in writing to do otherwise, we hereby direct you to transfer on a daily basis all funds deposited into the Account with the instructions attached hereto.

                                         Very truly yours,

                                         BT COMMERCIAL CORPORATION, as Agent


                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------





                                  Exhibit A-1

                                  EXHIBIT XVII
                      [FORM OF COMPANY SECURITY AGREEMENT]


                           COMPANY SECURITY AGREEMENT


                 This COMPANY SECURITY AGREEMENT (this "AGREEMENT") is dated as of November 12, 1997 and entered into by and between FWT, INC., a Texas corporation ("GRANTOR"), and BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).


                             PRELIMINARY STATEMENTS

                 A. Secured Party and Lenders have entered into a Credit Agreement dated as of November 12, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Grantor, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Grantor.

                 B. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

                 SECTION 1. GRANT OF SECURITY. Grantor hereby assigns for security purposes to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

                 (a) all equipment in all of its forms (including, but not limited to, all computers, office furniture, and other office equipment), all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");



                                   XVII-1

                 (b) all inventory in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor, and (v) any inventory specifically listed in
Schedule I annexed hereto) and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY") and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

                 (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind arising out of or in connection with the sale or lease of goods or the rendering of services and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, investment property, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

                 (d)      any agreements, if any, specifically listed in
Schedule I annexed hereto, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including without limitation (i) all rights of Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

                 (e) all deposit accounts, including without limitation any deposit accounts specifically listed in Schedule I annexed hereto, and all deposit accounts maintained with Secured Party;

                 (f) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights (including, but not limited to, any trademarks, copyrights or patents listed in Schedule I hereto) (collectively, "INTELLECTUAL PROPERTY") and all goodwill associated with any of the





                                     XVII-2
foregoing and all renewals, reissues and extensions of, all applications for any such trademarks, tradenames, patents, licenses, copyrights and registrations;

                 (g) to the extent not included in any other paragraph of this Section 1, all investment property and all other general intangibles (including without limitation all production techniques, quality control procedures and product specifications relating to the products and services sold or delivered by Grantor and all tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

                 (h) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

                 (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                 (j) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                 Notwithstanding the foregoing, Collateral shall exclude any intellectual property right, contracts and agreements to the extent, and only to the extent, that such intellectual property right, contract or agreement contains a provision enforceable at law and in equity that would be breached by (or would result in the termination of such intellectual property, contract or agreement upon) the grant of the security interest created herein pursuant to the terms of this Agreement; provided, however, that if and when any prohibition on the assignment, pledge or grant of a security interest in such intellectual property right, contract or agreement is removed, the Secured Party will be deemed to have been granted a security interest in such intellectual property right, contract or agreement as of the date hereof, and the Collateral will be deemed to include such intellectual property right, contract or agreement.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under





                                     XVII-3
or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

                 SECTION 3. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

                 (a) Ownership of Collateral. Except for Liens permitted under the Credit Agreement and the security interest created by any Collateral Document, Grantor owns the Collateral free and clear of any Lien. Except for any financing statements listed in Schedule III annexed hereto and such financing statements as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office as of the date hereof.

                 (b) Location of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in Schedule II annexed hereto.

                 (c) Negotiable Documents of Title. No Negotiable Documents of Title are outstanding as of the date hereof with respect to any of the Inventory (other than in respect of (i) Inventory with an aggregate value not in excess of $50,000 or (ii) Inventory





                                     XVII-4
which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in Schedule II hereto, or (C) to customers of Grantor).

                 (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the locations identified as such on Schedule II hereto. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) except as set forth on Schedule II hereto.

                 (e) Delivery of Certain Collateral. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

                 (f) Patents, Trademarks and Copyrights. Schedule I hereto includes all registered trademarks, patents and copyrights owned as of the date hereof by Grantor in its own name. Each trademark, patent and copyright listed on Schedule I hereto is valid, subsisting, unexpired, enforceable and has not been abandoned (except where Grantor has determined that they have immaterial value). No action or proceeding is pending which, if adversely determined, could be reasonably expected to have a material adverse effect on the value of any material trademark, patent or copyright listed on
Schedule I.

                 (g) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except for filings of UCC financing statements, filings with the United States Patent and Trademark Office, and any state trademark filing as identified by Grantor to Secured Party, and as may have been taken by or at the direction of Grantor).

                 (h) Perfection. This Agreement, together with (i) the filing of financing statements in the jurisdictions listed in Schedule II hereto, (ii) the recording of the Company Patent Security Agreement in the United States Trademark Office ("PTO"), (iii) the recording of the Company Trademark Security Agreement in the PTO, and (iv) delivery to, and possession by, the Secured Party, of notes and instruments constituting Collateral, creates a valid, perfected and, except as may be permitted under the Intercreditor Agreement with respect to machinery and equipment, first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.





                                     XVII-5

                 (i) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all respects.

                 SECTION 5.  FURTHER ASSURANCES.

                 (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) if any Account shall be evidenced by a promissory note or other instrument (excluding checks), deliver and pledge to Secured Party hereunder such note or instrument, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, and at the request of Secured Party, deliver and pledge to Secured Party hereunder all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) promptly after the acquisition by Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, at the request of Secured Party, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (v) within 30 days after the end of each calendar quarter, deliver to Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby,
(vi) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (vii) at Secured Party's request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

                 (b) If Grantor shall obtain rights to any new trademarks or patents, the provisions of this Agreement shall automatically apply thereto. Grantor shall promptly





                                     XVII-6
notify the Secured Party in writing of any rights to any new trademark registrations or issued patent registrations acquired by Grantor after the date hereof and of any applications therefor made after the date hereof. Concurrently with such acquisition or with the filing of any such application or registration, Grantor shall execute, deliver and record in all places where the Secured Party deems necessary or desirable to perfect or protect its interest in such Collateral an appropriate conditional assignment or other agreement or instrument, in form and substance satisfactory to the Secured Party, pursuant to which Grantor shall grant a security interest and conditional assignment to the extent of its interest in such patent or trademark as provided herein to the Secured Party, unless so doing would, in the reasonable judgment of Grantor, after due inquiry, result in the grant of a patent or registration of trademark in the name of the Secured Party, in which event Grantor shall give written notice to the Secured Party as soon as reasonably practicable and the filing shall instead by undertaken as soon as practicable but in no case later than immediately following the grant or the registration of the patent or trademark.

                 (c) Grantor hereby authorizes Secured Party to file (to the extent permitted by law) one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                 (d) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

                 SECTION 6.  CERTAIN COVENANTS OF GRANTOR.  Grantor shall:

                 (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                 (b) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days after such change;

                 (c) give Secured Party at least 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

                 (d) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;





                                     XVII-7

                 (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment; and

                 (f) shall use commercially reasonable efforts not to permit the inclusion of any prohibitions on assignments, pledges or grants of security interests in any licenses of Intellectual Property, contracts or agreements entered into by Grantor after the date hereof.

                 SECTION 7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY. Grantor shall:

                 (a) keep the Equipment and Inventory at the places therefor specified on Schedule II annexed hereto or, upon at least 30 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

                 (b) cause the Equipment to be maintained and preserved in accordance with Grantor's past practices in good condition, ordinary wear and tear excepted, and shall forthwith, or, in the case of any loss or damage to any of the Equipment (other than obsolete or surplus Equipment) when subsection
(c) of Section 8 is not applicable, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Grantor shall promptly furnish to Secured Party a statement respecting any loss or damage to any of the Equipment that is material;

                 (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity thereof, Grantor's cost therefor and (where applicable) the current list prices therefor; and

                 (d) if any Inventory is in possession or control of any of Grantor's agents or processors, if the aggregate book value of all such Inventory exceeds $100,000, and in any event upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

                 (e) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title (other than any one or more Negotiable Documents of Title





                                     XVII-8
covering (i) Inventory with an aggregate value not in excess of $100,000 or
(ii) Inventory which, in the ordinary course of business, is in transit either
(A) from a supplier to Grantor, (B) between the locations specified in Schedule II hereto, or (C) to customers of Grantor), deliver such Negotiable Document of Title to Secured Party.

                 SECTION 8.  INSURANCE.

                 (a) Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement, in such amounts, against such risks, in such form and with such insurers as shall be required under the Credit Agreement from time to time. Grantor shall, if so requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, Grantor shall, at the request of Secured Party, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5(a) and cause the respective insurers to acknowledge notice of such assignment.

                 (b) Reimbursement under any liability insurance maintained by Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this
Section 8 is not applicable, Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Grantor pursuant to this Section 8 shall be paid to Grantor as reimbursement for the costs of such repairs or replacements.

                 (c) All insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Secured Party as specified in subsection 6.4 of the Credit Agreement.

                 SECTION 9. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

                 (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon at least 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and Grantor agrees to render to Secured Party, at Grantor's cost and





                                     XVII-9
expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

                 (b) Grantor shall, for not less than three years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

                 (c) Except as otherwise provided in this subsection (c), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor may take (and, at Secured Party's direction, shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and either (A) be released to Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, be applied as provided by Section 18, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.





                                    XVII-10

                 SECTION 10. SPECIAL PROVISIONS WITH RESPECT TO THE ASSIGNED AGREEMENTS.

                 (a)      Grantor shall at its expense:

                          (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Secured Party; and

                          (ii) from time to time (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon request of Secured Party make such demands and requests for information and reports or for action as Grantor is entitled to make under the Assigned Agreements.

                 (b) Grantor shall not during the continuance of any Event of Default:

                          (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

                          (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

                          (iii) waive any default under or breach of the Assigned Agreements; or

                          (iv) take any other action in connection with the Assigned Agreements that would impair the value of the interest or rights of Grantor thereunder or that would impair the interest or rights of Secured Party.

                 SECTION 11. DEPOSIT ACCOUNTS. Upon the occurrence and during the continuation of an Event of Default, Secured Party may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Secured Party constituting part of the Collateral.

                 SECTION 12. LICENSE OF PATENTS, TRADEMARKS, COPYRIGHTS, ETC. Grantor hereby grants to Secured Party, effective upon the occurrence and during the continuation of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the





                                    XVII-11

Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

                 SECTION 13.  TRANSFERS AND OTHER LIENS.  Grantor shall not:

                 (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

                 (b) except for any Liens, if any, permitted under the Credit Agreement and the security interest created by this Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

                 SECTION 14. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable, consistent with the provisions of the Agreement, to accomplish the purposes of this Agreement, including without limitation:

                 (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Secured Party pursuant to Section 8;

                 (b) during the continuation of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                 (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

                 (d) during the continuation of any Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                 (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made





                                    XVII-12
by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;

                 (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

                 (g) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

                 SECTION 15. SECURED PARTY MAY PERFORM. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 19.

                 SECTION 16. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

                 SECTION 17. REMEDIES. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for





                                    XVII-13
disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                 SECTION 18. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                 FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or





                                    XVII-14
         incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 19;

                 SECOND: To the payment of all other Secured Obligations in such order as Secured Party shall elect; and

                 THIRD: To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 SECTION 19.  INDEMNITY AND EXPENSES.

                 (a) Grantor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                 (b) Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

                 SECTION 20. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver





                                    XVII-15
to Grantor such documents as Grantor shall reasonably request to evidence such termination.

                 SECTION 21.  SECURED PARTY AS AGENT.

                 (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

                 (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                 SECTION 22. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 SECTION 23. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served,





                                    XVII-16
telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or four Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                 SECTION 24. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 SECTION 25. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 26. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                 SECTION 27. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                 SECTION 28. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF





                                    XVII-17

NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address provided in Section 23, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Grantor in the courts of any other jurisdiction.

                 SECTION 29. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                 SECTION 30. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]





                                    XVII-18

                 IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   FWT, INC.



                                   By:
                                      -----------------------------------------
                                            Title:
                                                  -----------------------------

                                   Notice Address:

                                   FWT, Inc.
                                   1901 East Loop 820 South
                                   Fort Worth, Texas  76112


                                   Attention:  Chief Executive Officer


                                   BT COMMERCIAL CORPORATION



                                   By:
                                      -----------------------------------------
                                            Title:
                                                  -----------------------------

                                   Notice Address:

                                   BT Commercial Corporation
                                   14 Wall Street, 3rd Floor
                                   Mail Stop # 4032
                                   New York, NY  10005
                                   Telecopy:  (212) 618-2428
                                   Attention:  Bhartai Baliga

                                   SCHEDULE I
                             TO SECURITY AGREEMENT

                    Supplemental Descriptions of Collateral


Assigned Agreements:



Deposit Accounts:



Trademark Registrations:



Copyright Registrations:



Patent Registrations:

                                  SCHEDULE II
                             TO SECURITY AGREEMENT

Tradenames:


Locations of Equipment:



Locations of Inventory:




Filing Jurisdictions:

                                  SCHEDULE III
                             TO SECURITY AGREEMENT

                         EXISTING FINANCING STATEMENTS

                                 EXHIBIT XVIII
                       [FORM OF COMPANY PLEDGE AGREEMENT]

                            COMPANY PLEDGE AGREEMENT


                 This COMPANY PLEDGE AGREEMENT (this "AGREEMENT") is dated as of November 12, 1997 and entered into by and between FWT, INC., a Texas corporation ("PLEDGOR"), and BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).


                             PRELIMINARY STATEMENTS


                 A. Pledgor is the legal and beneficial owner of (i) the shares of stock (the "PLEDGED SHARES") described in Part A of Schedule I annexed hereto and issued by the corporations named therein and (ii) the indebtedness (the "PLEDGED DEBT") described in Part B of said Schedule I and issued by the obligors named therein.

                 B. Secured Party and Lenders have entered into a Credit Agreement dated as of November 12, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

                 C. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                 SECTION 1. PLEDGE OF SECURITY. Pledgor hereby pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

                 (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial


                                   XVIII-1
intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                 (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                 (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights;

                 (d) all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

                 (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights;

                 (f) all indebtedness from time to time owed to Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

                 (g) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when





                                    XVIII-2

Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

                 SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                 (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered





                                    XVIII-3
and is the legal, valid and binding obligation of the issuers thereof (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and equitable principles relating to enforceability) and is not in default.

                 (b) Description of Pledged Collateral. The Pledged Shares constitute the percentage of the issued and outstanding shares of stock of each of the direct Subsidiaries of Pledgor set forth on Schedule I hereto, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor.

                 (c) Ownership of Pledged Collateral. Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement, except for Permitted Encumbrances.

                 (d) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except for any UCC financing statements and as may be required in connection with the pledging of and a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

                 (e) Perfection. Assuming Secured Party's continued possession of the certificates representing the Pledged Shares and notes representing Pledged Debt, the pledge of the Pledged shares and notes representing Pledged Debt pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares and notes representing Pledged Debt, securing the payment of the Secured Obligations.

                 (f) Margin Regulations. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                 SECTION 5. TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC. Pledgor shall:

                 (a) not, except to the extent permitted by the Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral,
(ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this





                                    XVIII-4

Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided that in the event Pledgor makes an Asset Sale permitted by the Credit Agreement and the assets subject to such Asset Sale are Pledged Shares, Secured Party shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the Lien under this Agreement concurrently with the consummation of such Asset Sale; provided, further that, as a condition precedent to such release, Secured Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Secured Party of the net cash proceeds of such Asset Sale to the extent contemplated in the Credit Agreement;

                 (b) (i) cause each issuer of Pledged Shares that is a Subsidiary of Pledgor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock issued to or otherwise acquired by Pledgor of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor;

                 (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor;

                 (d) promptly deliver to Secured Party all written notices received by it as holder of the Pledged Collateral; and

                 (e) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.





                                    XVIII-5

                 SECTION 6.  FURTHER ASSURANCES; PLEDGE AMENDMENTS.

                 (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

                 (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or (c), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

                 SECTION 7.  VOTING RIGHTS; DIVIDENDS; ETC.

                 (a) So long as no Event of Default shall have occurred and be continuing:

                 (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if Secured Party shall have notified Pledgor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that Pledgor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders (or by





                                    XVIII-6
         written consent) or with respect to incidental matters at any such meeting nor (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Secured Party;

                 (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement (but subject to the provisions of the Credit Agreement), any and all dividends, principal and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                          (A) dividends, principal and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                          (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                          (C) cash paid, payable or otherwise distributed in redemption of or in exchange for any Pledged Shares,

         shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary indorsements); and

                 (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                 (b) Upon the occurrence and during the continuation of an Event of Default:

                 (i) upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
         Section 7(a)(i) shall be suspended, and





                                    XVIII-7
         all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

                 (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall be suspended, and all such rights shall become vested in Secured Party who shall have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                 (iii) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

                 (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or
Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), during the existence of an Event of Default.

                 SECTION 8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                 (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor (to the extent permitted by applicable law);

                 (b) during the continuance of any Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;





                                    XVIII-8

                 (c) during the continuance of any Event of Default, to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

                 (d) during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

                 SECTION 9. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13(b).

                 SECTION 10. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

                 SECTION 11.  REMEDIES.

                 (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or





                                    XVIII-9
times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party or any Lender may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                 (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities





                                    XVIII-10

Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it (and Pledgor has no obligation to cause any such registration).

                 (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer (which is a Subsidiary of Pledgor) of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                 SECTION 12. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Secured Party, be held by Secured Party as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                 FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 13;

                 SECOND: To the payment of all other Secured Obligations in such order as Secured Party shall elect; and

                 THIRD: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 SECTION 13.  INDEMNITY AND EXPENSES.

                 (a) Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.





                                    XVIII-11

                 (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                 SECTION 14. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                 SECTION 15.  SECURED PARTY AS AGENT.

                 (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement.

                 (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement.





                                    XVIII-12

Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                 SECTION 16. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 SECTION 17. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or four Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                 SECTION 18. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 SECTION 19. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity,





                                    XVIII-13
legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 20. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                 SECTION 21. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                 SECTION 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 17, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

                 SECTION 23. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The





                                    XVIII-14
scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                 SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



                  [Remainder of page intentionally left blank]





                                    XVIII-15

                 IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                           FWT, INC.



                                           By:
                                              ------------------------------
                                            Title:

                                           Notice Address:
                                           FWT, Inc.
                                           1901 East Loop 820 South
                                           Fort Worth, Texas  76112

                                           Attention:  Chief Executive Officer


                                           BT COMMERCIAL CORPORATION



                                           By:
                                              ------------------------------
                                            Title:

                                           Notice Address:
                                           BT Commercial Corporation
                                           14 Wall Street, 3rd Floor
                                           Mail Stop #4032
                                           New York, NY  10005
                                           Telecopy:  (212) 618-2428
                                           Attention: Bhartai Baliga

                                   SCHEDULE I


                 Attached to and forming a part of the Company Pledge Agreement dated as of November 12, 1997 between FWT, Inc., as Pledgor, and BT Commercial Corporation, as Secured Party.




                                     Part A

                       Class of        Stock Certi-        Par        Number of
Stock Issuer             Stock         ficate Nos.        Value         Shares
------------           --------        ------------       -----       ---------

                                     Part B


Debt Issuer                            Amount of Indebtedness
-----------                            ----------------------

                                  SCHEDULE II


                                PLEDGE AMENDMENT


                This Pledge Amendment, dated ____________, 19__, is delivered pursuant to Section 6(b) of the Company Pledge Agreement referred to below.
The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated November 12, 1997, as amended and supplemented to date hereof, between the undersigned and BT Commercial Corporation, as Secured Party (the "PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                           FWT, INC.


                                           By:
                                              ------------------------------
                                            Title:



                       Class of        Stock Certi-        Par        Number of
Stock Issuer             Stock         ficate Nos.        Value         Shares
------------           --------        ------------       -----       ---------





Debt Issuer                            Amount of Indebtedness
-----------                            ----------------------

                                  EXHIBIT XIX
                 [FORM OF COMPANY TRADEMARK SECURITY AGREEMENT]


                COMPANY TRADEMARK COLLATERAL SECURITY AGREEMENT


                 This COMPANY TRADEMARK COLLATERAL SECURITY AGREEMENT (this "AGREEMENT") is dated as of November 12, 1997 and entered into by and between FWT, INC., a Texas corporation ("GRANTOR"), and BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).

                             PRELIMINARY STATEMENTS

                 A. Secured Party and Lenders have entered into a Credit Agreement dated as of November 12, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Grantor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Grantor.

                 B. Grantor owns and uses in its business, and will in the future adopt and so use, various intangible assets, including trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto (collectively, the "TRADEMARKS").

                 C. Secured Party desires Grantor to assign and grant to it a lien on and security interest in all of Grantor's existing and future Trademarks, all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (the "REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), all goodwill of Grantor's business symbolized by the Trademarks and associated therewith, including without limitation the documents and things described in Section 1(b) (the "ASSOCIATED GOODWILL"), and all proceeds of the Trademarks, the Registrations, the Trademark Rights and the Associated Goodwill, and Grantor agrees to assign and grant to Secured Party a secured and protected interest in the Trademarks, the Registrations, the Trademark Rights, the Associated Goodwill and all the proceeds thereof as provided herein.

                 D. Grantor has executed and delivered the Company Security Agreement dated as of November 12, 1997 (the "COMPANY SECURITY AGREEMENT") between Grantor and Secured Party for the benefit of Lenders, pursuant to which Grantor has granted Secured

                                    XIX-1

Party a security interest in all of its personal property, including, without limitation, the Collateral, as defined below, which Company Security Agreement is to be supplemented by this Agreement.

                 E. Pursuant to the Security Agreement, Grantor has assigned and granted to Secured Party a lien on and security interest in, among other assets, all of Grantor's equipment, inventory, accounts and general intangibles relating to the products and services sold or delivered under or in connection with the Trademarks such that, upon the occurrence and during the continuation of an Event of Default, Secured Party would be able to exercise its remedies consistent with the Security Agreement, this Agreement and applicable law to foreclose upon Grantor's business and use the Trademarks, the Registrations and the Trademark Rights in conjunction with the continued operation of such business, maintaining substantially the same product and service specifications and quality as maintained by Grantor, and benefit from the Associated Goodwill.

                 F. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have assigned and granted the security interests and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

                 SECTION 1. GRANT OF SECURITY INTEREST. Grantor hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

                 (a) each of the Trademarks and rights and interests in Trademarks that are presently, or in the future may be, owned, held (whether pursuant to a license or otherwise) or used by Grantor, in whole or in part (including, without limitation, the Trademarks specifically identified in Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time), and including all Trademark Rights with respect thereto and all federal, state and foreign Registrations therefor heretofore or hereafter granted or applied for, the right (but not the obligation) to register claims under any state or federal trademark law or regulation or any trademark law or regulation of any foreign country and to apply for, renew and extend the Trademarks, Registrations and Trademark Rights, the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of Grantor or in the name of Secured Party or otherwise for past, present and future infringements of the Trademarks, Registrations or Trademark Rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country, and the Associated Goodwill; it being understood that the rights and interests included herein shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of Grantor pertaining to any Trademarks, Registrations or Trademark Rights presently or in the





                                    XIX-2
future owned, held or used by third parties but, in the case of third parties which are not Affiliates of Grantor, only to the extent permitted by such licensing or other contracts or otherwise permitted by applicable law and, if not so permitted under any such contracts and applicable law, only with the consent of such third parties;

                 (b) the following documents and things in Grantor's possession, or subject to Grantor's right to possession, related to (Y) the production, sale and delivery by Grantor, or by any Affiliate, licensee or subcontractor of Grantor, of products or services sold or delivered by or under the authority of Grantor in connection with the Trademarks, Registrations or Trademark Rights (which products and services shall, for purposes of this Agreement, be deemed to include, without limitation, products and services sold or delivered pursuant to merchandising operations utilizing any Trademarks, Registrations or Trademark Rights); or (Z) any retail or other merchandising operations conducted under the name of or in connection with the Trademarks, Registrations or Trademark Rights by Grantor or any Affiliate, licensee or subcontractor of Grantor:

                          (i) all lists and ancillary documents that identify and describe any of Grantor's customers, or those of its Affiliates, licensees or subcontractors, for products sold and services delivered under or in connection with the Trademarks or Trademark Rights, including without limitation any lists and ancillary documents that contain a customer's name and address, the name and address of any of its warehouses, branches or other places of business, the identity of the Person or Persons having the principal responsibility on a customer's behalf for ordering products or services of the kind supplied by Grantor, or the credit, payment, discount, delivery or other sale terms applicable to such customer, together with information setting forth the total purchases, by brand, product, service, style, size or other criteria, and the patterns of such purchases;

                          (ii) all product and service specification documents and production and quality control manuals used in the manufacture or delivery of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights;

                          (iii) all documents which reveal the name and address of any source of supply, and any terms of purchase and delivery, for any and all materials, components and services used in the production of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights; and

                          (iv) all documents constituting or concerning the then current or proposed advertising and promotion by Grantor or its Affiliates, licensees or subcontractors of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights including, without limitation, all documents which reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and services;





                                    XIX-3

                 (c) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                 (d)      to the extent not included in the foregoing clauses
(a) - (c), all general intangibles relating to the Collateral; and

                 (e) all proceeds, products, rents and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                 Notwithstanding the foregoing, Collateral shall exclude any intellectual property right, contracts and agreements to the extent, and only to the extent, that such intellectual property right, contract or agreement contains a provision enforceable at law and in equity that would be breached by (or would result in the termination of such intellectual property right, contract, or agreement upon) the grant of the security interest created herein pursuant to the terms of this Agreement; provided, however, that if and when any prohibition on the assignment, pledge or grant of a security interest in such intellectual property right, contract or agreement is removed, the Secured Party will be deemed to have been granted a security interest in such intellectual property right, contract or agreement as of the date hereof, and the Collateral will be deemed to include such intellectual property right, contract or agreement.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations





                                    XIX-4
and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

                 SECTION 3. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

                 (a) Description of Collateral. A true and complete list of all Trademarks, Registrations and Trademark Rights owned, held (whether pursuant to a license or otherwise) or used by Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule A annexed hereto. Each Trademark, Registration or Trademark Right designated on Schedule A annexed hereto as a Material Trademark Property, and each other Trademark, Registration or Trademark Right hereafter arising or otherwise owned, held or used by Grantor that is subsequently so designated, is referred to herein as a "MATERIAL TRADEMARK PROPERTY".

                 (b) Validity and Enforceability of Collateral. Each Material Trademark Property is valid, subsisting and enforceable. As of the Closing Date, Grantor is not aware of any pending or threatened claim by any third party that any Material Trademark Property is invalid or unenforceable or that the use of any Material Trademark Property violates the rights of any third person or of any basis for any such claim, and there is no such pending or threatened claim, whether arising prior to or after the Closing Date, that could reasonably be expected to have a Material Adverse Effect.

                 (c) Ownership of Collateral. Except for the interests disclosed in Schedule B annexed hereto and the security interest assigned and created by this Agreement, Grantor is the sole legal and beneficial owner of the entire right, title and interest in and to each Material Trademark Property, free and clear of any Lien other than Permitted Encumbrances and the interests disclosed in Schedule B annexed hereto and Liens of mechanics, materialmen, attorneys and other similar liens imposed by law in the ordinary course of business in connection with the establishment, creation or application for Registration of any Trademarks, Registrations or Trademark Rights for sums not yet delinquent or being contested in good faith (such Liens being referred to herein as "PERMITTED TRADEMARK LIENS"). Except with respect to Permitted Encumbrances and the





                                    XIX-5
interests disclosed in Schedule B annexed hereto and such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including the United States Patent and Trademark Office.

                 (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Collateral is, and has been for the four month period preceding the date hereof, located at 1901 East Loop 820 South, Forth Worth, Texas 76112. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name).

                 (e) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, except for UCC-1 filings, filings with the United States Patent and Trademark Office or any state trademark office as identified by Grantor to Secured Party is required for either (i) the assignment and grant by Grantor of the security interest created hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection or exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantor).

                 (f) Perfection. This Agreement, together with the filing of a financing statement describing the Collateral with the Secretary of State of the State of Texas and the recording of this Agreement with the United States Patent and Trademark Office, assigns and creates a valid, perfected and, except for the interests disclosed in Schedule B annexed hereto, first priority security interest in the Collateral (subject only to Permitted Trademark Liens), securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

                 (g) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all respects.

                 SECTION 5. FURTHER ASSURANCES; NEW TRADEMARKS, REGISTRATIONS AND TRADEMARK RIGHTS; CERTAIN INSPECTION RIGHTS.

                 (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest assigned or granted or purported to be assigned or granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) at the request of Secured Party, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted





                                    XIX-6
hereby, (iii) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Secured Party with respect to any Collateral, (iv) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (v) at Secured Party's request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

                 (b) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                 (c) Grantor hereby authorizes Secured Party to modify this Agreement without obtaining Grantor's approval of or signature to such modification by amending Schedule A annexed hereto to include reference to any right, title or interest in any existing Trademark, Registration or Trademark Right or any Trademark, Registration or Trademark Right acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Trademark, Registration or Trademark Right in which Grantor no longer has or claims any right, title or interest.

                 (d) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

                 (e) If Grantor shall obtain rights to any new Trademarks, Registrations or Trademark Rights, the provisions of this Agreement shall automatically apply thereto. Grantor shall promptly notify Secured Party in writing of any rights to any new Trademarks or Trademark Rights acquired by Grantor after the date hereof and of any Registrations issued or applications for Registration made after the date hereof, which notice shall state whether such Trademark, Registration or Trademark Right constitutes a Material Trademark Property. Concurrently with the filing of an application for Registration for any Trademark, Grantor shall execute, deliver and record in all places where this Agreement is recorded an appropriate Trademark Security Agreement, substantially in the form hereof, with appropriate insertions, or an amendment to this Agreement, in form and substance satisfactory to Secured Party, pursuant to which Grantor shall assign and grant a security interest to the extent of its interest in such Registration as provided herein to Secured Party unless so doing would, in the reasonable judgment of Grantor, after due inquiry, result in the grant of a Registration in the name of Secured Party, in which event Grantor shall give written notice to Secured





                                    XIX-7

Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the Registration.

                 (f) Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Trademarks, Registrations or Trademark Rights (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable notice to Grantor and as often as may be reasonably requested.

                 SECTION 6. CERTAIN COVENANTS OF GRANTOR.  Grantor shall:

                 (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                 (b) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days of such change;

                 (c) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business or chief executive office or the office where Grantor keeps its records regarding the Collateral;

                 (d) to the extent required under the Credit Agreement, pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment;

                 (e) not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except as permitted by the Credit Agreement;

                 (f) except for the interests disclosed in Schedule B annexed hereto, Permitted Trademark Liens, Permitted Encumbrances and the security interest assigned and created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person;

                 (g) diligently keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning substantially all of the





                                    XIX-8

Trademarks, Registrations and Trademark Rights at its chief executive office or principal place of business;

                 (h) not permit the inclusion in any contract to which it becomes a party of any provision that could or might in any way conflict with this Agreement or impair or prevent the assignment and creation of a security interest in Grantor's rights and interests in any property included within the definitions of any Trademarks, Registrations, Trademark Rights and Associated Goodwill;

                 (i) take all reasonable steps necessary to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Trademarks and Trademark Rights, including without limitation entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                 (j) use proper statutory notice in connection with its use of each Material Trademark Property to the extent reasonably necessary for the protection of such Material Trademark Property;

                 (k) use consistent standards of high quality (which may be consistent with Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks, Registrations and Trademark Rights, including, to the extent applicable, in the operation and maintenance of its merchandising operations; and

                 (l) upon any officer of Grantor obtaining knowledge thereof, promptly notify Secured Party in writing of any event that may materially and adversely affect the value of the Collateral or any portion thereof, the ability of Grantor or Secured Party to dispose of the Collateral or any portion thereof, or the rights and remedies of Secured Party in relation thereto, including without limitation the levy of any legal process against the Collateral or any portion thereof.

                 SECTION 7. AMOUNTS PAYABLE IN RESPECT OF THE COLLATERAL. Except as otherwise provided in this Section 7, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor in respect of the Collateral or any portion thereof. In connection with such collections, Grantor may take (and, at Secured Party's direction, shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of such amounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest assigned and created hereby, and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done.





                                    XIX-9

After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 14, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                 SECTION 8. TRADEMARK APPLICATIONS AND LITIGATION.

                 (a) Grantor shall have the duty diligently, through counsel reasonably acceptable to Secured Party, to prosecute any trademark application relating to any Material Trademark Property that is pending as of the date of this Agreement, to make federal application on any existing or future registerable but unregistered Material Trademark Property (whenever it is commercially reasonable in the reasonable judgment of Grantor to do so), and to file and prosecute opposition and cancellation proceedings, renew Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Material Trademark Properties. Any expenses incurred in connection therewith shall be borne solely by Grantor. Grantor shall not abandon any Material Trademark Property.

                 (b) Except as provided in Section 8(d), Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Collateral. Secured Party shall provide, at Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party.

                 (c) Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office or any federal, state, local or foreign court) described in
Section 8(a) or 8(b) or regarding Grantor's claim of ownership in or right to use any of the Trademarks, Registrations or Trademark Rights, its right to register the same, or its right to keep and maintain such Registration. Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

                 (d) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right (but not the obligation) to bring suit, in the name of Grantor, Secured Party or otherwise, to enforce any Trademark, Registration, Trademark Right, Associated Goodwill and any license thereunder, in which event Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify





                                   XIX-10

Secured Party as provided in Section 15 in connection with the exercise of its rights under this Section 8. To the extent that Secured Party shall elect not to bring suit to enforce any Trademark, Registration, Trademark Right, Associated Goodwill or any license thereunder as provided in this Section 8(d), Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Trademarks, Registrations, Trademark Rights or Associated Goodwill by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

                 SECTION 9. NON-DISTURBANCE AGREEMENTS, ETC. If and to the extent that Grantor is permitted to license the Collateral, Secured Party shall enter into a non-disturbance agreement or other similar arrangement, at Grantor's request and expense, with Grantor and any licensee of any Collateral permitted hereunder in form and substance satisfactory to Secured Party pursuant to which (a) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with Grantor so long as such licensee is not in default thereunder and (b) such licensee shall acknowledge and agree that the Collateral licensed to it is subject to the security interest assigned and created in favor of Secured Party and the other terms of this Agreement.

                 SECTION 10. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                 (a) to endorse Grantor's name on all applications, documents, papers and instruments necessary for Secured Party in the use or maintenance of the Collateral;

                 (b) during the continuation of any Event of Default to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                 (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                 (d) during the continuance of any Event of Default to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                 (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured





                                   XIX-11

Party to become obligations of Grantor to Secured Party, due and payable immediately without demand; and

                 (f) upon the occurrence and during the continuation of an Event of Default, (i) to execute and deliver any of the assignments or documents requested by Secured Party pursuant to Section 13(b), (ii) to grant or issue an exclusive or non-exclusive license to the Collateral or any portion thereof to any Person, and (iii) otherwise generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

                 SECTION 11. SECURED PARTY MAY PERFORM. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 15.

                 SECTION 12. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

                 SECTION 13. REMEDIES. If any Event of Default shall have occurred and be continuing:

                 (a) Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same for the purpose of taking any





                                   XIX-12
actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) exercise any and all rights and remedies of Grantor under or in connection with the contracts related to the Collateral or otherwise in respect of the Collateral, including without limitation any and all rights of Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, such contracts, and (vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                 (b) Upon written demand from Secured Party, Grantor shall execute and deliver to Secured Party an assignment or assignments of the Trademarks, Registrations, Trademark Rights and the Associated Goodwill and such other documents as are requested by Secured Party. Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

                 (c) Within five Business Days after written notice from Secured Party, Grantor shall make available to Secured Party, to the extent within Grantor's power and authority, such personnel in Grantor's employ on the date of such Event of Default as





                                   XIX-13

Secured Party may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Trademarks, Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

                 SECTION 14. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                 FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 15;

                 SECOND: To the payment of all other Secured Obligations in such order as Secured Party shall elect; and

                 THIRD: To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 SECTION 15.  INDEMNITY AND EXPENSES.

                 (a) Grantor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                 (b) Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any





                                   XIX-14
of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

                 SECTION 16. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall assign and create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest assigned and granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

                 SECTION 17.  SECURED PARTY AS AGENT.

                 (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

                 (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such





                                   XIX-15
retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                 SECTION 18. AMENDMENTS; ETC. Subject to Section 5(c), no amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 SECTION 19. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                 SECTION 20. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 SECTION 21. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 22. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                 SECTION 23. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL





                                   XIX-16

OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                 SECTION 24. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                 (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                 (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                 (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 19;

                 (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                 (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                 (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 24 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

                 SECTION 25. WAIVER OF JURY TRIAL. GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY





                                   XIX-17

TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 25 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                 SECTION 26. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]





                                   XIX-18

                 IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                     FWT, INC.



                                      By:
                                          -----------------------------------
                                      Title:


                                      Notice Address:

                                      FWT, Inc.
                                      1901 East Loop 820 South
                                      Fort Worth, Texas  76112

                                      Attention:  Chief Executive Officer


                                      BT COMMERCIAL CORPORATION



                                      By:
                                         -----------------------------------
                                      Title:

                                      Notice Address:  BT Commercial Corporation
                                      14 Wall Street, 3rd Floor
                                      Mail Stop #4032
                                      New York, NY  10005
                                      Telecopy:  (212) 618-2428
                                      Attention: Bhartai Baliga

                                   SCHEDULE A
                                       TO
                COMPANY TRADEMARK COLLATERAL SECURITY AGREEMENT



                        UNITED STATES
REGISTERED               TRADEMARK            REGISTRATION       REGISTRATION
  OWNER                  DESCRIPTION             NUMBER              DATE
----------              -------------         ------------      ------------

                                   SCHEDULE B
                                       TO
                COMPANY TRADEMARK COLLATERAL SECURITY AGREEMENT

                                   EXHIBIT XX
                  [FORM OF COMPANY PATENT SECURITY AGREEMENT]

                      COMPANY PATENT COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT


                 This COMPANY PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (this "AGREEMENT") is dated as of November 12, 1997 and entered into by and between FWT, INC., a Texas corporation ("ASSIGNOR"), and BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "ASSIGNEE") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).

                             PRELIMINARY STATEMENTS

                 A. Assignee and Lenders have entered into a Credit Agreement dated as of November 12, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Assignor, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Assignor.

                 B. Assignor has and may in the future have rights, title and interests in and to various Patents and other related Collateral (as such terms are hereinafter defined).

                 C. Assignor is willing to grant to Assignee (i) a security interest in all such Collateral for the purpose of securing the complete and timely satisfaction of all of the Secured Obligations (as hereinafter defined) and (ii) effective upon the occurrence and during the continuation of an Event of Default, an assignment of Assignor's entire right, title and interest in and to all such Collateral.

                 D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Assignor shall have granted the security interests and made the conditional assignment and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby agrees with Assignee as follows:

                 SECTION 1. GRANT OF SECURITY. Assignor hereby grants to Assignee a security interest in all of Assignor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Assignor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

                 (a) all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, owned by Assignor and all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, held or used by Assignor in whole or in part (including, without limitation, the patents and patent applications listed in Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time), all rights (but not obligations) corresponding thereto (including without limitation the right (but not the obligation) to sue for past, present and future infringements in the name of Assignor or in the name of Assignee or Lenders), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); it being understood that the rights and interest assigned hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of Assignor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of Assignor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties;

                 (b)      All general intangibles relating to the Patents;

                 (c) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                 (d) all proceeds, products, rents and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Assignee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                 Notwithstanding the foregoing, Collateral shall exclude any intellectual property right, contracts and agreements to the extent, and only to the extent, that such intellectual property right, contract or agreement contains a provision enforceable at law and in equity that would be breached by (or would result in the termination of such intellectual property contract or agreement upon) the grant of the security interest created herein pursuant to the terms of this Agreement; provided, however, that if and when any prohibition on the assignment, pledge or grant of a security interest in such intellectual property right, contract or agreement is removed, the Secured Party will be deemed to have been granted a security interest in such intellectual property right, contract or agreement as of the date hereof, and the Collateral will be deemed to include such intellectual property right, contract or agreement.

                 SECTION 2. CONDITIONAL ASSIGNMENT. In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant to Section 1, Assignor hereby, effective only upon the occurrence and during the continuance of an Event of Default and upon written notice from Assignee and subject to the terms of this Agreement, grants, sells, conveys, transfers, assigns and sets over to Assignee, for its benefit and the ratable benefit of Lenders, all of Assignor's right, title and interest in and to the Collateral, including without limitation Assignor's right, title and interest in and to the Patents identified in Schedule A annexed hereto.

                 SECTION 3. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a), of all obligations and liabilities of every nature of Assignor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Assignor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Assignee or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Assignor now or hereafter existing under this Agreement (all such obligations of Assignor, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

                 SECTION 4. ASSIGNOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Assignor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Assignee of any of its rights hereunder shall not release Assignor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Assignee shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Assignee be obligated to perform any of the obligations or duties of Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 SECTION 5. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants as follows:

                 (a) Description of Collateral. A true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or used by Assignor, in whole or in part, as of the date of this Agreement is set forth in Schedule A annexed hereto.

                 (b) Validity and Enforceability of Collateral. Each of the Patents that is material to Assignor's business is valid, subsisting and enforceable and Assignor is not aware of any pending or, to Assignor's knowledge, threatened claim by any third party that any such material Patent is invalid or unenforceable or that the use of any such material Patents violates the rights of any third person or of any basis for any such claim.

                 (c) Ownership of Collateral. Except for any interests disclosed in Schedule B annexed hereto, if any, Permitted Encumbrances and the security interest and conditional assignment created by this Agreement, Assignor owns the Collateral free and clear of any Lien. Except with respect to any interests disclosed in Schedule B annexed hereto and such as may have been filed in favor of Assignee relating to this Agreement, (i) no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the Collateral is on file in the United States Patent and Trademark Office.

                 SECTION 6.  NEW PATENTS AND PATENT APPLICATIONS.

                 (a) Assignor hereby authorizes Assignee to modify this Agreement without obtaining Assignor's approval of or signature to such modification by amending Schedule A annexed hereto to include reference to any right, title or interest in any existing Patent or any Patent acquired or developed by Assignor after the execution hereof or to delete any reference to any right, title or interest in any Patent in which Assignor no longer has or claims any right, title or interest.

                 (b) If Assignor shall hereafter obtain rights to any patentable inventions, or become entitled to the benefit of any patent application or patent or any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto. Assignor shall promptly notify Assignee in writing of any Patents acquired by Assignor after the date hereof. Concurrently with the filing of an application for any Patent, Assignor shall execute, deliver and record in all places where this Agreement is recorded an appropriate Patent Collateral Assignment and Security Agreement, substantially in the form hereof, with appropriate insertions, or an amendment to this Agreement, in form and substance satisfactory to Assignee, pursuant to which Assignor shall grant a security interest and conditional assignment to the extent of its interest in such Patent as provided herein to Assignee unless so doing would, in the reasonable judgment of Assignor, after due inquiry, result in the grant of a patent in the name of

Assignee, in which event Assignor shall give written notice to Assignee as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the Patent.

                 SECTION 7. CERTAIN COVENANTS OF ASSIGNOR.  Assignor shall:

                 (a) diligently keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning substantially all of the Patents at its chief executive office or principal place of business;

                 (b) use commercially reasonable efforts not to permit the inclusion in any contract to which it becomes a party after the date hereof of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, Assignor's rights and interests in any property included within the definition of any Patents acquired under such contracts;

                 (c) take all steps reasonably necessary to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Patents, including without limitation entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                 (d) use proper statutory notice in connection with its use of each of the Patents; and

                 (e) use consistent standards of high quality (which may be consistent with Assignor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Patents, including, to the extent applicable, in the operation and maintenance of its retail stores and other merchandising operations.

                 SECTION 8. CERTAIN INSPECTION RIGHTS. Assignor hereby grants to Assignee and its employees, representatives and agents the right to visit, during Assignor's normal business hours, Assignor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Patents (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable notice to Assignor and as often as may be reasonably requested (but in no event more than two (2) times in any calendar year), provided, however, that Assignee shall have the right to an unlimited number of visits during an Event of Default.

                 SECTION 9. AMOUNTS PAYABLE IN RESPECT OF THE COLLATERAL. Except as otherwise provided in this Section 9, Assignor shall continue to collect, at its own expense, all amounts due or to become due to Assignor in respect of the Collateral or any portion thereof. In connection with such collections, Assignor may take (and, at

Assignee's direction, shall take) such action as Assignor or Assignee may deem necessary or advisable to enforce collection of such amounts; provided, however, that Assignee shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Assignor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created, and the conditional assignment effected hereby, and to direct such obligors to make payment of all such amounts directly to Assignee, and, upon such notification and at the expense of Assignor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Assignor might have done. After receipt by Assignor of the notice from Assignee referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Assignor in respect of amounts due to Assignor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Assignee hereunder, shall be segregated from other funds of Assignor and shall be forthwith paid over or delivered to Assignee in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17, and (ii) Assignor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                 SECTION 10. PATENT APPLICATIONS AND LITIGATION.

                 (a) Assignor shall have the duty diligently (subject to Assignor's reasonable business judgment), through counsel reasonably acceptable to Assignee, to prosecute any patent application relating to any of the Patents specifically identified in Schedule A annexed hereto that is pending as of the date of this Agreement, to make application on any existing or future unpatented but patentable invention that is material to Assignor, and to do any and all acts which are necessary or desirable to preserve and maintain all rights in all Patents. Any expenses incurred in connection therewith shall be borne solely by Assignor. Subject to the foregoing and Assignor's reasonable judgment, Assignor shall not abandon any right to file a patent application or any pending patent application or any Patent without the prior written consent of Assignee.

                 (b) Except as provided in Section 10(d) and notwithstanding
Section 2, Assignor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, or other damage or reexamination or reissue proceedings as are in its reasonable business judgment necessary to protect the Collateral. Assignee shall provide, at Assignor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party.

                 (c) Assignor shall promptly, following its becoming aware thereof, notify Assignee of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office or any federal, state, local or foreign court) described in Section 10(a) or 10(b) or regarding Assignor's interests in any material Collateral. Assignor shall provide to Assignee any information with respect thereto reasonably requested by Assignee.

                 (d) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, Assignee shall have the right (but not the obligation) to bring suit, in the name of Assignor, Assignee or otherwise, to enforce any Patent and any license thereunder, in which event Assignor shall, at the request of Assignee, do any and all lawful acts and execute any and all documents required by Assignee in aid of such enforcement and Assignor shall promptly, upon demand, reimburse and indemnify Assignee as provided in Section 18 in connection with the exercise of its rights under this Section 10. To the extent that Assignee elects not to bring suit to enforce any Patent or any license thereunder as provided in this Section 10(d), Assignor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Patents by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

                 SECTION 11. NON-DISTURBANCE AGREEMENTS, ETC. If and to the extent that Assignor is permitted to license the Collateral, Assignee shall enter into a non-disturbance agreement or other similar arrangement, at Assignor's request and expense, with Assignor and any licensee of any Collateral permitted hereunder in form and substance satisfactory to Assignee pursuant to which (a) Assignee shall agree not to disturb or interfere with such licensee's rights under its license agreement with Assignor so long as such licensee is not in default thereunder and (b) such licensee shall acknowledge and agree that the Collateral licensed to it is subject to the security interest and conditional assignment created in favor of Assignee and the other terms of this Agreement.

                 SECTION 12. REASSIGNMENT OF COLLATERAL. If (a) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (b) no other Event of Default shall have occurred and be continuing, (c) an assignment to Assignee of any rights, title and interests in and to the Collateral shall have been previously made and shall have become absolute and effective pursuant to Section 2,
Section 13(f) or Section 16(b), and (d) the Secured Obligations shall not have become immediately due and payable, upon the written request of Assignor and the written consent of Assignee; then Assignee shall promptly execute and deliver to Assignor such assignments as may be necessary to reassign to Assignor any such rights, title and interests as may have been assigned to Assignee as aforesaid, subject to any disposition thereof that may have been made by Assignee pursuant hereto; provided that, after giving effect to such reassignment, Assignee's security interest and conditional assignment granted pursuant to Section 1 and Section 2, as well as all other rights and remedies of Assignee granted hereunder, shall continue to be in full force and effect; and provided, further that the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Assignee and Permitted Encumbrances.

                 SECTION 13. ASSIGNEE APPOINTED ATTORNEY-IN-FACT. Assignor hereby irrevocably appoints Assignee as Assignor's attorney-in-fact, with full authority in the place and stead of Assignor and in the name of Assignor, Assignee or otherwise, from time to time in Assignee's discretion to take any action and to execute any instrument that Assignee may deem necessary or advisable, consistent with the terms of this Agreement, to accomplish the purposes of this Agreement, including without limitation:

                 (a) to endorse Assignor's name on all applications, documents, papers and instruments necessary for Assignee in the use or maintenance of the Collateral;

                 (b) during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                 (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                 (d) during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Assignee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Assignee with respect to any of the Collateral;

                 (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Assignee in its sole discretion, any such payments made by Assignee to become obligations of Assignor to Assignee, due and payable immediately without demand; and

                 (f) upon the occurrence and during the continuation of an Event of Default, (i) to execute and deliver any of the assignments or documents requested by Assignee pursuant to Section 16(b), (ii) to grant or issue an exclusive or non-exclusive license to the Collateral or any portion thereof to any Person, and (iii) otherwise generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Assignee were the absolute owner thereof for all purposes, and to do, at Assignee's option and Assignor's expense, at any time or from time to time, all acts and things that Assignee deems necessary to protect, preserve or realize upon the Collateral and Assignee's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Assignor might do.

                 SECTION 14. ASSIGNEE MAY PERFORM. If Assignor fails to perform any agreement contained herein, Assignee may itself perform, or cause performance of, such agreement, and the expenses of Assignee incurred in connection therewith shall be payable by Assignor under Section 18.

                 SECTION 15. STANDARD OF CARE. The powers conferred on Assignee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Assignee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Assignee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Assignee accords its own property.

                 SECTION 16. REMEDIES. If any Event of Default shall have occurred and be continuing:

                 (a) Assignee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (i) require Assignor to, and Assignor hereby agrees that it will at its expense and upon request of Assignee forthwith, assemble all or part of the Collateral as directed by Assignee and make it available to Assignee at a place to be designated by Assignee that is reasonably convenient to both parties,
(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Assignee deems appropriate, (iv) take possession of Assignor's premises or place custodians in exclusive control thereof, remain on such premises and use the same for the purpose of taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) exercise any and all rights and remedies of Assignor under or in connection with the contracts related to the Collateral or otherwise in respect of the Collateral, including without limitation any and all rights of Assignor to demand or otherwise require payment of any amount under, or performance of any provision of, such contracts, and (vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Assignee's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Assignee may deem commercially reasonable. Assignee or any Lender may be the purchaser of any or all of the Collateral at any such sale and Assignee, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Assignee at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Assignor, and Assignor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Assignor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Assignor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Assignee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Assignee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Assignor hereby waives any claims against Assignee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Assignee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Assignor shall be liable for the deficiency and the fees of any attorneys employed by Assignee to collect such deficiency.

                 (b) Upon written demand from Assignee, Assignor shall execute and deliver to Assignee an assignment or assignments of the Patents and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; provided that the failure of Assignor to comply with such demand will not impair or affect the validity of the conditional assignment effected by Section 2 or its effectiveness upon notice by Assignee as specified in Section 2. Assignor agrees that such an assignment (including without limitation the conditional assignment effected by Section 2) and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Assignee (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

                 SECTION 17. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Assignee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Assignee, be held by Assignee as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Assignee against, the Secured Obligations in the following order of priority:

                 FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Assignee and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Assignee in connection therewith, and all amounts for which Assignee is entitled to indemnification hereunder and all advances made by Assignee hereunder for the account of Assignor, and to the payment of all costs and expenses paid or incurred by Assignee in connection with the exercise of any right or remedy hereunder, all in accordance with Section 18;

                 SECOND: To the payment of all other Secured Obligations in such order as Assignee shall elect; and

                 THIRD: To the payment to or upon the order of Assignor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 SECTION 18.  INDEMNITY AND EXPENSES.

                 (a) Assignor agrees to indemnify Assignee and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Assignee's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                 (b) Assignor shall pay to Assignee upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Assignee may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Assignee hereunder, or (iv) the failure by Assignor to perform or observe any of the provisions hereof.

                 SECTION 19. CONTINUING ASSIGNMENT AND SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in, and conditional assignment of, the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Assignor, its permitted successors and assigns, and (c) inure, together with the rights and remedies of Assignee hereunder, to the benefit of Assignee and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest and conditional assignment granted hereby shall terminate and all rights to the Collateral shall revert to Assignor. Upon any such termination Assignee will, at Assignor's expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination.

                 SECTION 20.  ASSIGNEE AS AGENT.

                 (a) Assignee has been appointed to act as Assignee hereunder by Lenders. Assignee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

                 (b) Assignee shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Assignee under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Assignee under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Assignee under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Assignee under this Agreement, and the retiring or removed Assignee under this Agreement shall promptly (i) transfer to such successor Assignee all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Assignee under this Agreement, and
(ii) execute and deliver to such successor Assignee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Assignee of the security interests created hereunder, whereupon such retiring or removed Assignee shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Assignee, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Assignee hereunder.

                 SECTION 21. AMENDMENTS; ETC. Subject to Section 6(a), no amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Assignor therefrom, shall in any event be effective unless the same shall be in writing and signed by Assignee and, in the case of any such amendment or modification, by Assignor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 SECTION 22. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or four Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                 SECTION 23. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Assignee in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 SECTION 24. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 25. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                 SECTION 26. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                 SECTION 27. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ASSIGNOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT ASSIGNOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND

BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Assignor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Assignor at its address provided in Section 22, such service being hereby acknowledged by Assignor to be sufficient for personal jurisdiction in any action against Assignor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Assignee to bring proceedings against Assignor in the courts of any other jurisdiction.

                 SECTION 28. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, ASSIGNOR AND ASSIGNEE HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Assignor and Assignee each acknowledge that this waiver is a material inducement for Assignor and Assignee to enter into a business relationship, that Assignor and Assignee have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Assignor and Assignee further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                 SECTION 29. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]

                 IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                          FWT, INC.



                                          By:
                                             -----------------------------------
                                            Title:

                                          Notice Address:

                                          FWT, Inc.
                                          1901 East Loop 820 South
                                          Fort Worth, Texas  76112

                                          Attention:  Chief Executive Officer


                                          BT COMMERCIAL CORPORATION



                                          Notice Address:

                                          By:
                                             -----------------------------------
                                            Title:


                                          BT Commercial Corporation
                                          14 Wall Street, 3rd Floor
                                          Mail Stop #4032
                                          New York, NY  10005
                                          Telecopy:  (212) 618-2428
                                          Attention:       Bhartai Baliga

                                   SCHEDULE A

                    TO COMPANY PATENT COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT


                               PATENTS ISSUED

Patent No.              Issue Date              Invention            Inventor
----------              ----------              ---------            --------



                                PATENTS PENDING

Applicant's          Date           Application
   Name              Filed               No.         Invention     Inventor
-----------          -----          -----------      ---------     --------

                                   SCHEDULE B

                    TO COMPANY PATENT COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT

                                  EXHIBIT XXI
                         [FORM OF SUBSIDIARY GUARANTY]

                              SUBSIDIARY GUARANTY


                 This SUBSIDIARY GUARANTY is entered into as of _______________ __, ____ by the undersigned (each a "GUARANTOR" and collectively, "GUARANTORS") in favor of and for the benefit of BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "AGENT") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).

                                    RECITALS

                 A. FWT, Inc., a Texas corporation ("COMPANY" or "BORROWER"), has entered into that certain Credit Agreement dated as of November 12, 1997 with Agent and Lenders (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

                 B. Guarantors are Subsidiaries of Company, and because a portion of the proceeds of the Loans may be advanced to Guarantors, the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

                 C. It is a condition precedent to the extensions of Credit under the Credit Agreement that Borrower's obligations thereunder be guarantied by Guarantors.

                 D.       Guarantors are willing irrevocably and
unconditionally to guaranty such obligations of Borrower.

                 NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Agent to enter into the Credit Agreement and to make the Loans thereunder, Guarantors hereby agree as follows:

SECTION 1.  DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

                 "GUARANTIED OBLIGATIONS" has the meaning assigned to that term in subsection 2.1.

                                    XXI-1

                 "GUARANTY" means this Guaranty dated as of ___________, ____, as it may be amended, supplemented or otherwise modified from time to time.

                 "PAYMENT IN FULL", "PAID IN FULL" or any similar term means payment in full of the Guarantied Obligations including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, legal fees and expenses) of Lenders and Agent as required under the Loan Documents.

         1.2     INTERPRETATION.

                 (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

                 (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2.  THE GUARANTY

         2.1 GUARANTY OF THE GUARANTIED OBLIGATIONS. Subject to the provisions of subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "GUARANTIED OBLIGATIONS" means:

                 (a) any and all Obligations of the Borrower now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of the Borrower or from time to time renew them after they have been satisfied; and

                 (b)      those expenses set forth in subsection 2.8 hereof.

         2.2     LIMITATION ON AMOUNT GUARANTIED; CONTRIBUTION BY GUARANTORS.
(a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a

                                    XXI-2
fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 2.2(b) or under a Related Guaranty (as hereinafter defined) as contemplated by subsection 2.2(b)).

         (b) Guarantors under this Guaranty, and each guarantor under other guaranties relating to the Credit Agreement (the "RELATED GUARANTIES") which contain a contribution provision similar to that set forth in this subsection 2.2(b), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor.
"ADJUSTED MAXIMUM AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties, determined as of such date in accordance with subsection 2.2(a) or, if applicable, a similar provision contained in a Related Guaranty; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of

                                    XXI-3
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this subsection 2.2(b), any assets or liabilities of such Contributing
Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this subsection 2.2(b) or any similar provision contained in a Related Guaranty) minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2(b) or any similar provision contained in a Related Guaranty. The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2(b) or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this subsection 2.2(b).

         2.3 PAYMENT BY GUARANTORS; APPLICATION OF PAYMENTS. Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Agent or any other Person may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section
 362(a)), Guarantors will upon demand by Requisite Lenders or Agent (acting on behalf of Requisite Lenders) pay, or cause to be paid, in cash, to Agent for the ratable benefit of Lenders, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against the Borrower for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to Agent and/or Lenders as aforesaid. All such payments shall be applied promptly from time to time by Agent:

                 First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Agent in connection therewith;

                                    XXI-4
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                 Second, to the payment of all other Guarantied Obligations in such order as Agent shall elect; and

                 Third, after payment in full of all Guarantied Obligations, to the payment to Guarantors, or their respective successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

         2.4 LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

                 (a) This Guaranty is a guaranty of payment when due and not of collectibility.

                 (b) Agent may enforce this Guaranty upon the occurrence and during the continuation of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between Lenders and the Borrower with respect to the existence of such Event of Default.

                 (c) The obligations of each Guarantor hereunder are independent of the obligations of the Borrower under the Loan Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions.

                 (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

                 (e) Agent or any Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or

                                    XXI-5
         termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Agent or any Lender in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Agent or Lenders, or any of them, may have against any such security, as Agent in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

                 (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guarantied

                                    XXI-6

         Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though Agent or Lenders, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Lender's or Agent's consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against Agent or any Lender in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

         2.5 WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Lenders and Agent:

                 (a) any right to require Agent or Lenders, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Agent or any Lender in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of Agent or any Lender whatsoever;

                 (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower from any cause other than payment in full of the Guarantied Obligations;

                 (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                                    XXI-7

                 (d) any defense based upon Agent's or any Lender's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith or gross negligence;

                 (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;

                 (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

                 (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

         2.6 GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or the Borrower's assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that Agent or any Lender now has or may hereafter have against the Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Agent or any Lender.
In addition, until the Guarantied Obligations shall have been paid in full, the Commitments shall have been terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Guarantied Obligations (including without limitation any such right of contribution under subsection 2.2(b) or under a Related Guaranty as contemplated by subsection 2.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation,

                                    XXI-8
reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Agent or Lenders may have against the Borrower, to all right, title and interest Agent or Lenders may have in any such collateral or security, and to any right Agent or Lenders may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Agent on behalf of Lenders and shall forthwith be paid over to Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

         2.7 SUBORDINATION OF OTHER OBLIGATIONS. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of the Borrower to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and while it is continuing shall be held in trust for Agent on behalf of Lenders and shall forthwith be paid over to Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

         2.8 EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Agent and Lenders harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel and reasonable allocated costs of internal counsel) incurred or expended by Agent or any Lender in connection with the enforcement of or preservation of any rights under this Guaranty.

         2.9 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full, the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

         2.10 AUTHORITY OF GUARANTORS OR BORROWER. It is not necessary for Lenders or Agent to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         2.11 FINANCIAL CONDITION OF BORROWER. Any Loans may be granted to the Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Lenders and Agent shall have no obligation to disclose or discuss with any Guarantor their assessment, or any Guarantor's assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of

                                    XXI-9
such Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by Agent or any Lender.

         2.12 RIGHTS CUMULATIVE. The rights, powers and remedies given to Lenders and Agent by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Lenders and Agent by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between any Guarantor and Lenders and/or Agent or between the Borrower and Lenders and/or Agent. Any forbearance or failure to exercise, and any delay by any Lender or Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         2.13    BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY.
(a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Agent in accordance with the terms of the Credit Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                 (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Agent that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such proceeding referred to in clause (a) above is commenced.

                                   XXI-10
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                 (c)      In the event that all or any portion of the
Guarantied Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Agent or any Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

         2.14 NOTICE OF EVENTS. As soon as any executive officer of any Guarantor obtains knowledge thereof, such Guarantor shall give Agent written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of Guarantors and Borrower, taken as a whole, or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the Credit Agreement, any other Loan Document or any other document delivered pursuant hereto or thereto.

         2.15 SET OFF. In addition to any other rights any Lender or Agent may have under law or in equity, if any amount shall at any time during an Event of Default be due and owing by any Guarantor to any Lender or Agent under this Guaranty, such Lender or Agent is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any Lender or Agent owing to such Guarantor and any other property of such Guarantor held by any Lender or Agent to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Lender or Agent under this Guaranty.

         2.16 DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by subsection 7.7 of the Credit Agreement or otherwise consented to by Requisite Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Agent or any Lender or any other Person effective as of the time of such Asset Sale; provided that, as a condition precedent to such discharge and release, Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Agent of the net cash proceeds of such Asset Sale to the extent required by the Credit Agreement.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 In order to induce Lenders and Agent to accept this Guaranty and to enter into the Credit Agreement and to make the Loans thereunder, each Guarantor hereby represents and warrants to Lenders that the following statements are true and correct:

                                   XXI-11

         3.1 CORPORATE EXISTENCE. Such Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of such Guarantor and its Subsidiaries, taken as a whole.

         3.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Such Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary corporate action to authorize its Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of such Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of such Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered by such Guarantor hereunder will constitute, the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

         3.3 NO LEGAL BAR TO THIS GUARANTY. The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the borrowings under the Credit Agreement, will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on such Guarantor, or the certificate of incorporation or bylaws of such Guarantor or any securities issued by such Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Guarantor is a party or by which such Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of such Guarantor and its Subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                                   XXI-12
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SECTION 4.  MISCELLANEOUS

         4.1 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and any increase in the Commitments under the Credit Agreement.

         4.2 NOTICES. Any communications between Agent and any Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Agent or Lenders or any Guarantor shall not be effective until received.

         4.3 SEVERABILITY. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         4.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Requisite Lenders under the Credit Agreement and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         4.5 HEADINGS. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

         4.6 APPLICABLE LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, AGENT AND LENDERS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         4.7 SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Lenders, Agent and their respective permitted successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Any Lender may, without notice or consent, assign its interest in this Guaranty in whole or in part.

                                   XXI-13

The terms and provisions of this Guaranty shall inure to the benefit of any permitted transferee or assignee of any Loan, and in the event of such permitted transfer or assignment the rights and privileges herein conferred upon Lenders and Agent shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         4.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address provided in subsection 4.2, such service being hereby acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Guarantor in the courts of any other jurisdiction.

         4.9 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY LAW, EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Agent, each (i) acknowledges that this waiver is a material inducement for such Guarantor and Agent to enter into a business relationship, that such Guarantor and Agent have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In

                                   XXI-14
the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

         4.10 NO OTHER WRITING. This writing is intended by Guarantors and Agent as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

         4.11 FURTHER ASSURANCES. At any time or from time to time, upon the request of Agent or Requisite Lenders, Guarantors shall execute and deliver such further documents and do such other acts and things as Agent or Requisite Lenders may reasonably request in order to effect fully the purposes of this Guaranty.

         4.12 ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished or novated by the addition or release of any other Guarantor hereunder, nor by any election of Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

         4.13 COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         4.14 LIMITATION ON INTEREST. Interest on the indebtedness evidenced by this Guaranty is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of the indebtedness evidenced by this Guaranty or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Guaranty, the other Loan documents or of any other document evidencing, securing, guaranteeing or otherwise pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lenders shall ever receive anything of value as interest or deemed interest by applicable law under this Guaranty, the other Loan Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to the indebtedness

                                   XXI-15
evidenced hereby or otherwise in an amount that would exceed the highest lawful amount (the "Maximum Rate"), such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on the indebtedness evidenced by this Guaranty or on account of any other indebtedness of the Guarantor to the Lenders, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the indebtedness evidenced by this Guaranty and such other indebtedness, such excess shall be refunded to the Guarantor. In determining whether or not the interest paid or payable with respect to any indebtedness of the Guarantor to the Lenders, under any specific contingency, exceeds the highest lawful rate, the Lenders may, at their option, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. Notwithstanding the foregoing, if for any period of time interest on any such indebtedness evidenced by this Guaranty is calculated at the Maximum Rate rather than the applicable rate under the Loan Documents, and thereafter such applicable rate become less than the Maximum Rate, the rate of interest payable on such indebtedness shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such indebtedness had the rate of interest not been limited to the Maximum Rate during such period. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Guaranty.



                  [Remainder of page intentionally left blank]

                                   XXI-16

                 IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.


                                   [NAME OF GUARANTOR]
                                   -------------------------------------------


                                   By:
                                      ----------------------------------------
                                        Title:
                                              --------------------------------

                                   Address:

                 IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, ____.



                                     ------------------------------------------
                                            (Name of Additional Guarantor)



                                     By:
                                        ---------------------------------------
                                          Title:
                                                -------------------------------

                                  EXHIBIT XXII
                    [FORM OF SUBSIDIARY SECURITY AGREEMENT]


                         SUBSIDIARY SECURITY AGREEMENT


                 This SUBSIDIARY SECURITY AGREEMENT (this "AGREEMENT") is dated as of ___________, ____ and entered into by and between [NAME OF SUBSIDIARY], a _______________corporation ("GRANTOR"), and BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).


                             PRELIMINARY STATEMENTS

                 A. Secured Party and Lenders have entered into a Credit Agreement dated as of November 12, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with FWT, Inc., a Texas corporation ("COMPANY" or "BORROWER"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower.


                 B. Grantor has executed and delivered the Subsidiary Guaranty dated as of ___________, ____ (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders, pursuant to which Grantor has guarantied the prompt payment and performance when due of all Obligations of the Borrower under the Credit Agreement.

                 C. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

                 SECTION 1. GRANT OF SECURITY. Grantor hereby assigns for security purposes to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or



                                     XXII-1
hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

                 (a) all machinery and equipment in all of its forms (including, but not limited to, all computers, office furniture, other office equipment and rolling stock), all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

                 (b) all inventory in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor, and (v) any inventory specifically listed in
Schedule I annexed hereto) and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY") and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

                 (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind arising out of or in connection with the sale or lease of goods or the rendering of services and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, investment property, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

                 (d)      any agreements, if any, specifically listed in
Schedule I annexed hereto, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including without limitation (i) all rights of Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;





                                     XXII-2

                 (e) all deposit accounts, including without limitation any deposit accounts specifically listed in Schedule I annexed hereto, and all deposit accounts maintained with Secured Party;

                 (f) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights (including, but not limited to, any trademarks, copyrights or patents listed in Schedule I hereto) (collectively, "INTELLECTUAL PROPERTY") and all goodwill associated with any of the foregoing and all renewals, reissues and extensions of, all applications for any such trademarks, tradenames, patents, licenses, copyrights and registrations;

                 (g) to the extent not included in any other paragraph of this Section 1, all investment property and all other general intangibles (including without limitation all production techniques, quality control procedures and product specifications relating to the products and services sold or delivered by Grantor and all tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

                 (h) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

                 (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                 (j) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                 Notwithstanding the foregoing, Collateral shall exclude any intellectual property right contracts and agreements to the extent, and only to the extent, that such Intellectual Property, contract or agreement contains a provision enforceable at law and in equity that would be breached by (or would result in the termination of such intellectual property, contract, or agreement upon) the grant of the security interest created herein pursuant to the terms of this Agreement; provided, however, that if and when any prohibition on the assignment, pledge or grant of a security interest in such intellectual property right, contract or agreement is removed, the Secured Party will be deemed to have been granted a security interest in such intellectual property right, contract or





                                     XXII-3
agreement as of the date hereof, and the Collateral will be deemed to include such intellectual property right, contract or agreement.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Credit Agreement, the Guaranty and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

                 SECTION 3. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

                 (a) Ownership of Collateral. Except for Liens permitted under the Credit Agreement and the security interest created by any Collateral Document, Grantor owns the Collateral free and clear of any Lien. Except for any financing statements listed in Schedule III annexed hereto and such financing statements as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or





                                     XXII-4
other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office as of the date hereof.

                 (b) Location of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in Schedule II annexed hereto.

                 (c) Negotiable Documents of Title. No Negotiable Documents of Title are outstanding as of the date hereof with respect to any of the Inventory (other than in respect of (i) Inventory with an aggregate value not in excess of $50,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in Schedule II hereto, or (C) to customers of Grantor).

                 (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the locations identified as such on Schedule II hereto. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) except as set forth on Schedule II hereto.

                 (e) Delivery of Certain Collateral. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

                 (f) Patents, Trademarks and Copyrights. Schedule I hereto includes all registered trademarks, patents and copyrights owned as of the date hereof by Grantor in its own name. Each trademark, patent and copyright listed on Schedule I hereto is valid, subsisting, unexpired, enforceable and has not been abandoned (except where Grantor has determined that they have immaterial value). No action or proceeding is pending which, if adversely determined, could be reasonably expected to have a material adverse effect on the value of any material trademark, patent or copyright listed on
Schedule I.

                 (g) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except for filings of UCC financing statements, filings with the United States Patent and Trademark Office, and any state trademark filing as identified by Grantor to Secured Party, and as may have been taken by or at the direction of Grantor).





                                     XXII-5

                 (h) Perfection. This Agreement, together with (i) the filing of financing statements in the jurisdictions listed in Schedule II hereto, (ii) the recording of the Subsidiary Patent Security Agreement to which Grantor is a party in the United States Trademark Office ("PTO"), (iii) the recording of the Subsidiary Trademark Security Agreement to which Grantor is a party in the PTO, and (iv) delivery to, and possession by, the Secured Party, of notes and instruments constituting Collateral, creates a valid, perfected and, except as may be permitted under the Intercreditor Agreement with respect to machinery and equipment, first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

                 (i) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all respects.

                 SECTION 5.  FURTHER ASSURANCES.

                 (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) if any Account shall be evidenced by a promissory note or other instrument (excluding checks), deliver and pledge to Secured Party hereunder such note or instrument, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, and at the request of Secured Party, deliver and pledge to Secured Party hereunder all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) promptly after the acquisition by Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, at the request of Secured Party, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (v) within 30 days after the end of each calendar quarter, deliver to Agent copies of





                                     XXII-6
all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, (vi) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (vii) at Secured Party's request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

                 (b) If Grantor shall obtain rights to any new trademarks or patents, the provisions of this Agreement shall automatically apply thereto. Grantor shall promptly notify the Secured Party in writing of any rights to any new trademark registrations, or issued patent registrations acquired by Grantor after the date hereof and of any applications therefor made after the date hereof. Concurrently with such acquisition or with the filing of any such application or registration, Grantor shall execute, deliver and record in all places where the Secured Party deems necessary or desirable to perfect or protect its interest in such Collateral an appropriate conditional assignment or other agreement or instrument, in form and substance satisfactory to the Secured Party, pursuant to which Grantor shall grant a security interest and conditional assignment to the extent of its interest in such patent or trademark as provided herein to the Secured Party, unless so doing would, in the reasonable judgment of Grantor, after due inquiry, result in the grant of a patent or registration of trademark in the name of the Secured Party, in which event Grantor shall give written notice to the Secured Party as soon as reasonably practicable and the filing shall instead by undertaken as soon as practicable but in no case later than immediately following the grant or the registration of the patent or trademark.

                 (c) Grantor hereby authorizes Secured Party to file (to the extent permitted by law) one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                 (d) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

                 SECTION 6.  CERTAIN COVENANTS OF GRANTOR.  Grantor shall:

                 (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;





                                     XXII-7

                 (b) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days after such change;

                 (c) give Secured Party at least 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

                 (d) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;

                 (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment; and

                 (f) shall use commercially reasonable efforts not to permit the inclusion of any prohibitions on assignments, pledges or grants of security interests in any licenses of Intellectual Property, contracts or agreements entered into by Grantor after the date hereof.

                 SECTION 7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY. Grantor shall:

                 (a) keep the Equipment and Inventory at the places therefor specified on Schedule II annexed hereto or, upon at least 30 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

                 (b) cause the Equipment to be maintained and preserved in accordance with Grantor's past practices in good condition, ordinary wear and tear excepted, and shall forthwith, or, in the case of any loss or damage to any of the Equipment (other than obsolete or surplus Equipment) when subsection
(c) of Section 8 is not applicable, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Grantor shall promptly furnish to Secured Party a statement respecting any loss or damage to any of the Equipment that is material;





                                     XXII-8

                 (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity thereof, Grantor's cost therefor and (where applicable) the current list prices therefor; and

                 (d) if any Inventory is in possession or control of any of Grantor's agents or processors, if the aggregate book value of all such Inventory exceeds $100,000, and in any event upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

                 (e) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title (other than any one or more Negotiable Documents of Title covering (i) Inventory with an aggregate value not in excess of $100,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in Schedule II hereto, or (C) to customers of Grantor), deliver such Negotiable Document of Title to Secured Party.

                 SECTION 8.  INSURANCE.

                 (a) Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement, in such amounts, against such risks, in such form and with such insurers as shall be required under the Credit Agreement from time to time. Grantor shall, if so requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, Grantor shall, at the request of Secured Party, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5(a) and cause the respective insurers to acknowledge notice of such assignment.

                 (b) Reimbursement under any liability insurance maintained by Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this
Section 8 is not applicable, Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Grantor pursuant to this Section 8 shall be paid to Grantor as reimbursement for the costs of such repairs or replacements.

                 (c) All insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Secured Party as specified in subsection 6.4 of the Credit Agreement.





                                     XXII-9

                 SECTION 9. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

                 (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon at least 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

                 (b) Grantor shall, for not less than three years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

                 (c) Except as otherwise provided in this subsection (c), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor may take (and, at Secured Party's direction, shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust





                                    XXII-10
for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and either (A) be released to Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, be applied as provided by Section 18, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                 SECTION 10. SPECIAL PROVISIONS WITH RESPECT TO THE ASSIGNED AGREEMENTS.

                 (a)      Grantor shall at its expense:

                          (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Secured Party; and

                          (ii) from time to time (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon request of Secured Party make such demands and requests for information and reports or for action as Grantor is entitled to make under the Assigned Agreements.

                 (b) Grantor shall not during the continuance of any Event of Default:

                          (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

                          (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

                          (iii) waive any default under or breach of the Assigned Agreements; or

                          (iv) take any other action in connection with the Assigned Agreements that would impair the value of the interest or rights of Grantor thereunder or that would impair the interest or rights of Secured Party.

                 SECTION 11. DEPOSIT ACCOUNTS. Upon the occurrence and during the continuation of an Event of Default, Secured Party may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments





                                    XXII-11
or other property) from any deposit accounts maintained with Secured Party constituting part of the Collateral.

                 SECTION 12. LICENSE OF PATENTS, TRADEMARKS, COPYRIGHTS, ETC. Grantor hereby grants to Secured Party, effective upon the occurrence and during the continuation of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

                 SECTION 13.  TRANSFERS AND OTHER LIENS.  Grantor shall not:

                 (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

                 (b) except for any Liens, if any, permitted under the Credit Agreement and the security interest created by this Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

                 SECTION 14. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable, consistent with the provisions of the Agreement, to accomplish the purposes of this Agreement, including without limitation:

                 (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Secured Party pursuant to Section 8;

                 (b) during the continuation of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                 (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;





                                    XXII-12

                 (d) during the continuation of any Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                 (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;

                 (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

                 (g) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

                 SECTION 15. SECURED PARTY MAY PERFORM. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 19.

                 SECTION 16. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

                 SECTION 17. REMEDIES. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights





                                    XXII-13
and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.





                                    XXII-14

                 SECTION 18. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                 FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 19;

                 SECOND: To the payment of all other Secured Obligations in such order as Secured Party shall elect; and

                 THIRD: To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 SECTION 19.  INDEMNITY AND EXPENSES.

                 (a) Grantor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                 (b) Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

                 SECTION 20. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and





                                    XXII-15

(c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

                 SECTION 21.  SECURED PARTY AS AGENT.

                 (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

                 (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.





                                    XXII-16

                 SECTION 22. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 SECTION 23. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or four Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                 SECTION 24. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 SECTION 25. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 26. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                 SECTION 27. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY





                                    XXII-17

PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                 SECTION 28. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address provided in Section 23, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Grantor in the courts of any other jurisdiction.

                 SECTION 29. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.





                                    XXII-18

                 SECTION 30. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]





                                    XXII-19

                 IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                    [NAME OF GRANTOR]



                                    By:
                                         ----------------------------------
                                             Title:
                                                     ----------------------

                                    Notice Address:





                                    BT COMMERCIAL CORPORATION



                                    By:
                                         ----------------------------------
                                             Title:
                                                     ----------------------

                                    Notice Address:

                                    BT Commercial Corporation
                                    14 Wall Street, 3rd Floor
                                    Mail Stop #4032
                                    New York, NY  10005
                                    Telecopy:  (212) 618-2428
                                    Attention:  Bhartai Baliga

                                   SCHEDULE I
                             TO SECURITY AGREEMENT

                    Supplemental Descriptions of Collateral

Specific Inventory Included in Collateral:





Assigned Agreements:




Deposit Accounts:




Trademark Registrations:



Copyright Registrations:



Patent Registrations:

                                  SCHEDULE II
                             TO SECURITY AGREEMENT

Tradenames:


Locations of Equipment:



Locations of Inventory:




Filing Jurisdictions:

                                  SCHEDULE III
                             TO SECURITY AGREEMENT

                         EXISTING FINANCING STATEMENTS

                                 EXHIBIT XXIII
                     [FORM OF SUBSIDIARY PLEDGE AGREEMENT]


                          SUBSIDIARY PLEDGE AGREEMENT



                 This SUBSIDIARY PLEDGE AGREEMENT (this "AGREEMENT") is dated as of November __, 1997 and entered into by and between [INSERT NAME OF PLEDGOR IN CAPS], a ____________ corporation ("PLEDGOR"), and BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).


                             PRELIMINARY STATEMENTS


                 A. Pledgor is the legal and beneficial owner of (i) the shares of stock (the "PLEDGED SHARES") described in Part A of Schedule I annexed hereto and issued by the corporations named therein and (ii) the indebtedness (the "PLEDGED DEBT") described in Part B of said Schedule I and issued by the obligors named therein.

                 B. Secured Party and Lenders have entered into a Credit Agreement dated as of November __, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with FWT, Inc., a Texas corporation ("COMPANY"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

                 C. Pledgor, together with the other Subsidiaries of Company, have executed and delivered the Subsidiary Guaranty dated as of November __, 1997 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders, pursuant to which Pledgor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement.

                 D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement


                                   XXIII-1
and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                 SECTION 1. PLEDGE OF SECURITY. Pledgor hereby pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

                 (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                 (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                 (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights;

                 (d) all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

                 (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights;





                                    XXIII-2

                 (f) all indebtedness from time to time owed to Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

                 (g) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement, the Guaranty and the other Loan Documents, and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

                 SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing





                                    XXIII-3

Pledged Collateral for certificates or instruments of smaller or larger denominations.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                 (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and equitable principles relating to enforceability) and is not in default.

                 (b) Description of Pledged Collateral. The Pledged Shares constitute 100 percent of the issued and outstanding shares of stock of each of the direct Subsidiaries of Pledgor, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor.

                 (c) Ownership of Pledged Collateral. Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement.

                 (d) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

                 (e) Perfection. Assuming Secured Party's continued possession of the certificates representing the Pledged Shares, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

                 (f) Margin Regulations. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.





                                    XXIII-4

                 SECTION 5. TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC. Pledgor shall:

                 (a) not, except as expressly permitted by the Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral,
(ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or
(iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided that in the event Pledgor makes an Asset Sale permitted by the Credit Agreement and the assets subject to such Asset Sale are Pledged Shares, Secured Party shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; provided, further that, as a condition precedent to such release, Secured Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Secured Party of the Net Cash Proceeds of such Asset Sale to the extent contemplated in the Credit Agreement;

                 (b) (i) cause each issuer of Pledged Shares that is a Subsidiary of Pledgor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock issued to or otherwise acquired by Pledgor of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor;

                 (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor;

                 (d) promptly deliver to Secured Party all written notices received by it as holder of the Pledged Collateral; and

                 (e) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of





                                    XXIII-5
attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

                 SECTION 6.  FURTHER ASSURANCES; PLEDGE AMENDMENTS.

                 (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

                 (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or (c), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

                 SECTION 7.  VOTING RIGHTS; DIVIDENDS; ETC.

                 (a) So long as no Event of Default shall have occurred and be continuing:

                 (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if Secured Party shall have notified Pledgor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that Pledgor shall give Secured Party at least five Business Days' prior written notice





                                    XXIII-6
         of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders (or by written consent) or with respect to incidental matters at any such meeting nor
         (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Secured Party;

                 (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement (but subject to the provisions of the Credit Agreement), any and all dividends, principal and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                          (A) dividends, principal and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                          (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                          (C) cash paid, payable or otherwise distributed in redemption of or in exchange for any Pledged Shares,

         shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary indorsements); and

                 (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                 (b) Upon the occurrence and during the continuation of an Event of Default:





                                    XXIII-7

                 (i) upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
         Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

                 (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                 (iii) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

                 (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or
Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

                 SECTION 8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                 (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor (to the extent permitted by applicable law);





                                    XXIII-8

                 (b) during the continuance of any Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

                 (c) during the continuance of any Event of Default, to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

                 (d) during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

                 SECTION 9. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13(b).

                 SECTION 10. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

                 SECTION 11.  REMEDIES.

                 (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected





                                    XXIII-9

Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party or any Lender may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                 (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that





                                    XXIII-10

Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

                 (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer (which is a Subsidiary of Pledgor) of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                 SECTION 12. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Secured Party, be held by Secured Party as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                 FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 13;

                 SECOND: To the payment of all other Secured Obligations in such order as Secured Party shall elect; and

                 THIRD: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 SECTION 13.  INDEMNITY AND EXPENSES.

                 (a) Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims,





                                    XXIII-11
losses or liabilities result from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                 (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                 SECTION 14. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                 SECTION 15.  SECURED PARTY AS AGENT.

                 (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement.

                 (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement;





                                    XXIII-12
and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement.
After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                 SECTION 16. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 SECTION 17. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or four Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                 SECTION 18. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.





                                    XXIII-13

                 SECTION 19. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 20. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                 SECTION 21. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                 SECTION 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 17, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

                 SECTION 23. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR AND SECURED PARTY HEREBY AGREE





                                    XXIII-14

TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                 SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.




                  [Remainder of page intentionally left blank]





                                    XXIII-15

                 IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                         [NAME OF PLEDGOR]



                                         By:
                                            ----------------------------------
                                            Title:
                                                  ----------------------------

                                         Notice Address:
                                                        ----------------------

                                                        ----------------------

                                                        ----------------------



                                         BT COMMERCIAL CORPORATION



                                         By:
                                            ----------------------------------
                                            Title:
                                                  ----------------------------

                                         Notice Address:

                                         BT Commercial Corporation
                                         14 Wall Street, 3rd Floor
                                         Mail Stop #4032
                                         New York, NY  10005
                                         Telecopy:  (212) 618-2324
                                         Attention:  Bhartai Baliga

                                   SCHEDULE I


                 Attached to and forming a part of the Subsidiary Pledge Agreement dated as of November __, 1997 between _______________, as Pledgor, and BT Commercial Corporation, as Secured Party.




                                     Part A

                               Class of           Stock Certi-             Par               Number of
Stock Issuer                    Stock             ficate Nos.              Value               Shares
------------                   --------           ------------             -----             ---------





                                     Part B

Debt Issuer                                      Amount of Indebtedness
-----------                                      ----------------------


                                  SCHEDULE II


                                PLEDGE AMENDMENT


                This Pledge Amendment, dated ____________, 19__, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Subsidiary Pledge Agreement dated November __, 1997, between the undersigned and BT Commercial Corporation, as Secured Party (the "PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                           [NAME OF PLEDGOR]



                                           By:
                                              --------------------------------
                                              Title:
                                                    --------------------------





                               Class of           Stock Certi-             Par               Number of
Stock Issuer                    Stock             ficate Nos.              Value               Shares
------------                   --------           ------------             -----             ---------





Debt Issuer                                      Amount of Indebtedness
-----------                                      ----------------------

                                  EXHIBIT XXIV
               [FORM OF SUBSIDIARY TRADEMARK SECURITY AGREEMENT]

               SUBSIDIARY TRADEMARK COLLATERAL SECURITY AGREEMENT


                 This SUBSIDIARY TRADEMARK COLLATERAL SECURITY AGREEMENT (this "AGREEMENT") is dated as of November ___, 1997 and entered into by and between [NAME OF ASSIGNOR], a ______________ corporation ("GRANTOR"), and BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).

                             PRELIMINARY STATEMENTS

                 A. Secured Party and Lenders have entered into a Credit Agreement dated as of November ___, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with FWT, INC., a Texas corporation ("COMPANY") pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

                 B. Grantor owns and uses in its business, and will in the future adopt and so use, various intangible assets, including trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto (collectively, the "TRADEMARKS").

                 C. Secured Party desires Grantor to assign and grant to it a lien on and security interest in all of Grantor's existing and future Trademarks, all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (the "REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), all goodwill of Grantor's business symbolized by the Trademarks and associated therewith, including without limitation the documents and things described in Section 1(b) (the "ASSOCIATED GOODWILL"), and all proceeds of the Trademarks, the Registrations, the Trademark Rights and the Associated Goodwill, and Grantor agrees to assign and grant to Secured Party a secured and protected interest in the Trademarks, the Registrations, the Trademark Rights, the Associated Goodwill and all the proceeds thereof as provided herein.

                 D. Grantor has executed and delivered (i) the Subsidiary Guaranty dated as of ______________ ___, _____ (said Subsidiary Guaranty, as it may hereafter be


                                   XXIV-1
amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders, pursuant to which Grantor has guaranteed the prompt payment and performance when due of all Obligations of the Company under the Credit Agreement and (ii) the Subsidiary Security Agreement dated as of _______________ __, 1997 (the "SUBSIDIARY SECURITY AGREEMENT") between Grantor and Secured Party for the benefit of Lenders, pursuant to which Grantor has granted Secured Party a security interest in all of its personal property, including, without limitation, the Collateral, as defined below, which Subsidiary Security Agreement is to be supplemented by this Agreement.

                 E. Pursuant to the Subsidiary Security Agreement, Grantor has assigned and granted to Secured Party a lien on and security interest in, among other assets, all of Grantor's equipment, inventory, accounts and general intangibles relating to the products and services sold or delivered under or in connection with the Trademarks such that, upon the occurrence and during the continuation of an Event of Default, Secured Party would be able to exercise its remedies consistent with the Subsidiary Security Agreement, this Agreement and applicable law to foreclose upon Grantor's business and use the Trademarks, the Registrations and the Trademark Rights in conjunction with the continued operation of such business, maintaining substantially the same product and service specifications and quality as maintained by Grantor, and benefit from the Associated Goodwill.

                 F. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have assigned and granted the security interests and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

                 SECTION 1. ASSIGNMENT AND GRANT OF SECURITY. Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

                 (a) each of the Trademarks and rights and interests in Trademarks that are presently, or in the future may be, owned, held (whether pursuant to a license or otherwise) or used by Grantor, in whole or in part (including, without limitation, the Trademarks specifically identified in Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time), and including all Trademark Rights with respect thereto and all federal, state and foreign Registrations therefor heretofore or hereafter granted or applied for, the right (but not the obligation) to register claims under any state or federal trademark law or regulation or any trademark law or regulation of any foreign country and to apply for, renew and extend the Trademarks, Registrations and Trademark Rights, the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of Grantor or





                                     XXIV-2
in the name of Secured Party or otherwise for past, present and future infringements of the Trademarks, Registrations or Trademark Rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country, and the Associated Goodwill; it being understood that the rights and interests included herein shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of Grantor pertaining to any Trademarks, Registrations or Trademark Rights presently or in the future owned, held or used by third parties but, in the case of third parties which are not Affiliates of Grantor, only to the extent permitted by such licensing or other contracts or otherwise permitted by applicable law and, if not so permitted under any such contracts and applicable law, only with the consent of such third parties;

                 (b) the following documents and things in Grantor's possession, or subject to Grantor's right to possession, related to (Y) the production, sale and delivery by Grantor, or by any Affiliate, licensee or subcontractor of Grantor, of products or services sold or delivered by or under the authority of Grantor in connection with the Trademarks, Registrations or Trademark Rights (which products and services shall, for purposes of this Agreement, be deemed to include, without limitation, products and services sold or delivered pursuant to merchandising operations utilizing any Trademarks, Registrations or Trademark Rights); or (Z) any retail or other merchandising operations conducted under the name of or in connection with the Trademarks, Registrations or Trademark Rights by Grantor or any Affiliate, licensee or subcontractor of Grantor:

                          (i) all lists and ancillary documents that identify and describe any of Grantor's customers, or those of its Affiliates, licensees or subcontractors, for products sold and services delivered under or in connection with the Trademarks or Trademark Rights, including without limitation any lists and ancillary documents that contain a customer's name and address, the name and address of any of its warehouses, branches or other places of business, the identity of the Person or Persons having the principal responsibility on a customer's behalf for ordering products or services of the kind supplied by Grantor, or the credit, payment, discount, delivery or other sale terms applicable to such customer, together with information setting forth the total purchases, by brand, product, service, style, size or other criteria, and the patterns of such purchases;

                          (ii) all product and service specification documents and production and quality control manuals used in the manufacture or delivery of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights;

                          (iii) all documents which reveal the name and address of any source of supply, and any terms of purchase and delivery, for any and all materials, components and services used in the production of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights; and





                                     XXIV-3

                          (iv) all documents constituting or concerning the then current or proposed advertising and promotion by Grantor or its Affiliates, licensees or subcontractors of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights including, without limitation, all documents which reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and services;

                 (c) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                 (d)      to the extent not included in the foregoing clauses
(a) - (c), all general intangibles relating to the Collateral; and

                 (e) all proceeds, products, rents and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Credit Agreement, the Guaranty and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "SECURED OBLIGATIONS").





                                     XXIV-4

                 SECTION 3. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

                 (a) Description of Collateral. A true and complete list of all Trademarks, Registrations and Trademark Rights owned, held (whether pursuant to a license or otherwise) or used by Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule A annexed hereto. Each Trademark, Registration or Trademark Right designated on Schedule A annexed hereto as a Material Trademark Property, and each other Trademark, Registration or Trademark Right hereafter arising or otherwise owned, held or used by Grantor that is subsequently so designated, is referred to herein as a "MATERIAL TRADEMARK PROPERTY".

                 (b) Validity and Enforceability of Collateral. Each Material Trademark Property is valid, subsisting and enforceable. As of the Closing Date, Grantor is not aware of any pending or threatened claim by any third party that any Material Trademark Property is invalid or unenforceable or that the use of any Material Trademark Property violates the rights of any third person or of any basis for any such claim, and there is no such pending or threatened claim, whether arising prior to or after the Closing Date, that could reasonably be expected to have a Material Adverse Effect.

                 (c) Ownership of Collateral. Except for the interests disclosed in Schedule B annexed hereto and the security interest assigned and created by this Agreement, Grantor is the sole legal and beneficial owner of the entire right, title and interest in and to each Material Trademark Property, free and clear of any Lien other than the interests disclosed in Schedule B annexed hereto and Liens of mechanics, materialmen, attorneys and other similar liens imposed by law in the ordinary course of business in connection with the establishment, creation or application for Registration of any Trademarks, Registrations or Trademark Rights for sums not yet delinquent or being contested in good faith (such Liens being referred to herein as "PERMITTED TRADEMARK LIENS"). Except with respect to the interests disclosed in Schedule B annexed hereto and such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including the United States Patent and Trademark Office.





                                     XXIV-5

                 (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Collateral is, and has been for the four month period preceding the date hereof, located at ___________________________________.
Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name).

                 (e) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the assignment and grant by Grantor of the security interest created hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection or exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantor).

                 (f) Perfection. This Agreement, together with the filing of a financing statement describing the Collateral with the Secretary of State of the State of Texas and the recording of this Agreement with the United States Patent and Trademark Office, assigns and creates a valid, perfected and, except for the interests disclosed in Schedule B annexed hereto, first priority security interest in the Collateral (subject only to Permitted Trademark Liens), securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

                 (g) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all respects.

                 SECTION 5. FURTHER ASSURANCES; NEW TRADEMARKS, REGISTRATIONS AND TRADEMARK RIGHTS; CERTAIN INSPECTION RIGHTS.

                 (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest assigned or granted or purported to be assigned or granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) at the request of Secured Party, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iii) use its best efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Secured Party with respect to any Collateral, (iv) at any reasonable time, upon request by Secured Party, exhibit





                                     XXIV-6
the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (v) at Secured Party's request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

                 (b) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                 (c) Grantor hereby authorizes Secured Party to modify this Agreement without obtaining Grantor's approval of or signature to such modification by amending Schedule A annexed hereto to include reference to any right, title or interest in any existing Trademark, Registration or Trademark Right or any Trademark, Registration or Trademark Right acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Trademark, Registration or Trademark Right in which Grantor no longer has or claims any right, title or interest.

                 (d) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

                 (e) If Grantor shall obtain rights to any new Trademarks, Registrations or Trademark Rights, the provisions of this Agreement shall automatically apply thereto. Grantor shall promptly notify Secured Party in writing of any rights to any new Trademarks or Trademark Rights acquired by Grantor after the date hereof and of any Registrations issued or applications for Registration made after the date hereof, which notice shall state whether such Trademark, Registration or Trademark Right constitutes a Material Trademark Property. Concurrently with the filing of an application for Registration for any Trademark, Grantor shall execute, deliver and record in all places where this Agreement is recorded an appropriate Trademark Security Agreement, substantially in the form hereof, with appropriate insertions, or an amendment to this Agreement, in form and substance satisfactory to Secured Party, pursuant to which Grantor shall assign and grant a security interest to the extent of its interest in such Registration as provided herein to Secured Party unless so doing would, in the reasonable judgment of Grantor, after due inquiry, result in the grant of a Registration in the name of Secured Party, in which event Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the Registration.

                 (f) Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection





                                     XXIV-7
with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Trademarks, Registrations or Trademark Rights (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable notice to Grantor and as often as may be reasonably requested.

                 SECTION 6. CERTAIN COVENANTS OF GRANTOR.  Grantor shall:

                 (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                 (b) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days of such change;

                 (c) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business or chief executive office or the office where Grantor keeps its records regarding the Collateral;

                 (d) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment;

                 (e) not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except as permitted by the Credit Agreement;

                 (f) except for the interests disclosed in Schedule B annexed hereto, Permitted Trademark Liens and the security interest assigned and created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person;

                 (g) diligently keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning substantially all of the Trademarks, Registrations and Trademark Rights at its chief executive office or principal place of business;

                 (h) not permit the inclusion in any contract to which it becomes a party of any provision that could or might in any way conflict with this Agreement or impair or prevent the assignment and creation of a security interest in Grantor's rights and interests in any property included within the definitions of any Trademarks, Registrations, Trademark Rights and Associated Goodwill;





                                     XXIV-8

                 (i) take all steps necessary to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Trademarks and Trademark Rights, including without limitation entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                 (j) use proper statutory notice in connection with its use of each Material Trademark Property to the extent reasonably necessary for the protection of such Material Trademark Property;

                 (k) use consistent standards of high quality (which may be consistent with Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks, Registrations and Trademark Rights, including, to the extent applicable, in the operation and maintenance of its merchandising operations; and

                 (l) upon any officer of Grantor obtaining knowledge thereof, promptly notify Secured Party in writing of any event that may materially and adversely affect the value of the Collateral or any portion thereof, the ability of Grantor or Secured Party to dispose of the Collateral or any portion thereof, or the rights and remedies of Secured Party in relation thereto, including without limitation the levy of any legal process against the Collateral or any portion thereof.

                 SECTION 7. AMOUNTS PAYABLE IN RESPECT OF THE COLLATERAL. Except as otherwise provided in this Section 7, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor in respect of the Collateral or any portion thereof. In connection with such collections, Grantor may take (and, at Secured Party's direction, shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of such amounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest assigned and created hereby, and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 14, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.





                                     XXIV-9

                 SECTION 8. TRADEMARK APPLICATIONS AND LITIGATION.

                 (a) Grantor shall have the duty diligently, through counsel reasonably acceptable to Secured Party, to prosecute any trademark application relating to any Material Trademark Property that is pending as of the date of this Agreement, to make federal application on any existing or future registerable but unregistered Material Trademark Property (whenever it is commercially reasonable in the reasonable judgment of Grantor to do so), and to file and prosecute opposition and cancellation proceedings, renew Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Material Trademark Properties. Any expenses incurred in connection therewith shall be borne solely by Grantor. Grantor shall not abandon any Material Trademark Property.

                 (b) Except as provided in Section 8(d), Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Collateral. Secured Party shall provide, at Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party.

                 (c) Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office or any federal, state, local or foreign court) described in
Section 8(a) or 8(b) or regarding Grantor's claim of ownership in or right to use any of the Trademarks, Registrations or Trademark Rights, its right to register the same, or its right to keep and maintain such Registration. Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

                 (d) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right (but not the obligation) to bring suit, in the name of Grantor, Secured Party or otherwise, to enforce any Trademark, Registration, Trademark Right, Associated Goodwill and any license thereunder, in which event Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Section 15 in connection with the exercise of its rights under this Section 8. To the extent that Secured Party shall elect not to bring suit to enforce any Trademark, Registration, Trademark Right, Associated Goodwill or any license thereunder as provided in this Section 8(d), Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Trademarks, Registrations, Trademark Rights or Associated Goodwill by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.





                                    XXIV-10

                 SECTION 9. NON-DISTURBANCE AGREEMENTS, ETC. If and to the extent that Grantor is permitted to license the Collateral, Secured Party shall enter into a non-disturbance agreement or other similar arrangement, at Grantor's request and expense, with Grantor and any licensee of any Collateral permitted hereunder in form and substance satisfactory to Secured Party pursuant to which (a) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with Grantor so long as such licensee is not in default thereunder and (b) such licensee shall acknowledge and agree that the Collateral licensed to it is subject to the security interest assigned and created in favor of Secured Party and the other terms of this Agreement.

                 SECTION 10. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                 (a) to endorse Grantor's name on all applications, documents, papers and instruments necessary for Secured Party in the use or maintenance of the Collateral;

                 (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                 (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                 (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                 (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand; and

                 (f) upon the occurrence and during the continuation of an Event of Default, (i) to execute and deliver any of the assignments or documents requested by Secured Party pursuant to Section 13(b), (ii) to grant or issue an exclusive or non-exclusive license to the Collateral or any portion thereof to any Person, and (iii) otherwise generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from





                                    XXIV-11
time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

                 SECTION 11. SECURED PARTY MAY PERFORM. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 15.

                 SECTION 12. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

                 SECTION 13. REMEDIES. If any Event of Default shall have occurred and be continuing:

                 (a) Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same for the purpose of taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) exercise any and all rights and remedies of Grantor under or in connection with the contracts related to the Collateral or otherwise in respect of the Collateral, including without limitation any and all rights of Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, such contracts, and (vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and





                                    XXIV-12
representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                 (b) Upon written demand from Secured Party, Grantor shall execute and deliver to Secured Party an assignment or assignments of the Trademarks, Registrations, Trademark Rights and the Associated Goodwill and such other documents as are requested by Secured Party. Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

                 (c) Within five Business Days after written notice from Secured Party, Grantor shall make available to Secured Party, to the extent within Grantor's power and authority, such personnel in Grantor's employ on the date of such Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Trademarks, Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

                 SECTION 14. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale





                                    XXIV-13
of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                 FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 15.

                 SECOND: To the payment of all other Secured Obligations in such order as Secured Party shall elect; and

                 THIRD: To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 SECTION 15.  INDEMNITY AND EXPENSES.

                 (a) Grantor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                 (b) Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

                 SECTION 16. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall assign and create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality





                                    XXIV-14
of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest assigned and granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

                 SECTION 17.  SECURED PARTY AS AGENT.

                 (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

                 (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                 SECTION 18. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any





                                    XXIV-15
such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 SECTION 19. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                 SECTION 20. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 SECTION 21. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 22. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                 SECTION 23. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.





                                    XXIV-16

                 SECTION 24. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                 (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                 (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                 (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 19;

                 (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                 (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                 (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 24 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

                 SECTION 25. WAIVER OF JURY TRIAL. GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Secured Party further warrant and represent that





                                    XXIV-17
each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 25 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                 SECTION 26. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]





                                    XXIV-18

                 IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                      [NAME OF GRANTOR]

                                      By:
                                          -------------------------------------
                                      Title:

                                      Notice Address:
                                                       ------------------------

                                                       ------------------------

                                                       ------------------------


                                      BT COMMERCIAL CORPORATION

                                      By:
                                          -------------------------------------
                                      Title:

                                      Notice Address:  BT Commercial Corporation
                                                       14 Wall Street, 3rd Floor
                                                       Mail Stop #4032
                                                       New York, NY  10005
                                                       Telecopy:  (212) 618-2324
                                                       Attention: Bhartai Baliga

                                   SCHEDULE A
                                       TO
               SUBSIDIARY TRADEMARK COLLATERAL SECURITY AGREEMENT

                     UNITED STATES
REGISTERED             TRADEMARK            REGISTRATION          REGISTRATION
  OWNER               DESCRIPTION              NUMBER                 DATE
----------           -------------          ------------          ------------

                                   SCHEDULE B
                                       TO
               SUBSIDIARY TRADEMARK COLLATERAL SECURITY AGREEMENT

                                  EXHIBIT XXV
                 [FORM OF SUBSIDIARY PATENT SECURITY AGREEMENT]

                    SUBSIDIARY PATENT COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT


                 This SUBSIDIARY PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (this "AGREEMENT") is dated as of ___________, ____ and entered into by and between [NAME OF ASSIGNOR], a _____________ corporation ("ASSIGNOR"), and BT COMMERCIAL CORPORATION, as agent for and representative of (in such capacity herein called "ASSIGNEE") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).

                             PRELIMINARY STATEMENTS

                 A. Assignee and Lenders have entered into a Credit Agreement dated as of November 12, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with FWT, Inc., a Texas corporation ("COMPANY"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

                 B. Assignor has and may in the future have rights, title and interests in and to various Patents and other related Collateral (as such terms are hereinafter defined).

                 C. Assignor is willing to grant to Assignee (i) a security interest in all such Collateral for the purpose of securing the complete and timely satisfaction of all of the Secured Obligations (as hereinafter defined) and (ii) effective upon the occurrence and during the continuation of an Event of Default, an assignment of Assignor's entire right, title and interest in and to all such Collateral.

                 D. Assignor has executed and delivered (i) the Subsidiary Guaranty dated as of ___________, ____ (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Assignee for the benefit of Lenders, pursuant to which Assignor has guarantied the prompt payment and performance when due of all Obligations of the Company under the Credit Agreement and (ii) the Subsidiary Security Agreement dated as of ___________, ____ (the "SUBSIDIARY SECURITY AGREEMENT") between Assignor and Assignee for the benefit of Lenders, pursuant to which Assignor has granted Assignee a security interest in all of its personal property, including without limitation, the Collateral, as defined herein, which Subsidiary Security Agreement is to be supplemented by this Agreement.


                                    XXV-1

                 E. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Assignor shall have granted the security interests and made the conditional assignment and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby agrees with Assignee as follows:

                 SECTION 1. GRANT OF SECURITY. Assignor hereby grants to Assignee a security interest in all of Assignor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Assignor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

                 (a) all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, owned by Assignor and all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, held or used by Assignor in whole or in part (including, without limitation, the patents and patent applications listed in Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time), all rights (but not obligations) corresponding thereto (including without limitation the right (but not the obligation) to sue for past, present and future infringements in the name of Assignor or in the name of Assignee or Lenders), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); it being understood that the rights and interest assigned hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of Assignor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of Assignor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties;

                 (b)      All general intangibles relating to the Patents;

                 (c) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                 (d) all proceeds, products, rents and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Assignee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of





                                    XXV-2
the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                 Notwithstanding the foregoing, Collateral shall exclude any intellectual property right, contracts and agreements to the extent, and only to the extent, that such intellectual property right, contract or agreement contains a provision enforceable at law and in equity that would be breached by (or would result in the termination of such intellectual property contract or agreement upon) the grant of the security interest created herein pursuant to the terms of this Agreement; provided, however, that if and when any prohibition on the assignment, pledge or grant of a security interest in such intellectual property right, contract or agreement is removed, the Secured Party will be deemed to have been granted a security interest in such intellectual property right, contract or agreement as of the date hereof, and the Collateral will be deemed to include such intellectual property right, contract or agreement.

                 SECTION 2. CONDITIONAL ASSIGNMENT. In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant to Section 1, Assignor hereby, effective only upon the occurrence and during the continuance of an Event of Default and upon written notice from Assignee and subject to the terms of this Agreement, grants, sells, conveys, transfers, assigns and sets over to Assignee, for its benefit and the ratable benefit of Lenders, all of Assignor's right, title and interest in and to the Collateral, including without limitation Assignor's right, title and interest in and to the Patents identified in Schedule A annexed hereto.

                 SECTION 3. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of Assignor now or hereafter existing under or arising out of or in connection with the Credit Agreement, Guaranty and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Assignor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Assignee or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Assignor now or hereafter existing under this Agreement (all such obligations of Assignor, together with the Underlying Debt, being the "SECURED OBLIGATIONS").






                                    XXV-3

                 SECTION 4. ASSIGNOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Assignor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Assignee of any of its rights hereunder shall not release Assignor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Assignee shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Assignee be obligated to perform any of the obligations or duties of Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 SECTION 5. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants as follows:

                 (a) Description of Collateral. A true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or used by Assignor, in whole or in part, as of the date of this Agreement is set forth in Schedule A annexed hereto.

                 (b) Validity and Enforceability of Collateral. Each of the Patents that is material to the business of Assignor is valid, subsisting and enforceable and Assignor is not aware of any pending or, to Assignor's knowledge, threatened claim by any third party that any such material Patent is invalid or unenforceable or that the use of any such material Patents violates the rights of any third person or of any basis for any such claim.

                 (c) Ownership of Collateral. Except for any interests disclosed in Schedule B annexed hereto, if any, Permitted Encumbrances and the security interest and conditional assignment created by this Agreement, Assignor owns the Collateral free and clear of any Lien. Except with respect to any interests disclosed in Schedule B annexed hereto and such as may have been filed in favor of Assignee relating to this Agreement, (i) no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the Collateral is on file in the United States Patent and Trademark Office.

                 SECTION 6.  NEW PATENTS AND PATENT APPLICATIONS.

(a) Assignor hereby authorizes Assignee to modify this Agreement without obtaining Assignor's approval of or signature to such modification by amending Schedule A annexed hereto to include reference to any right, title or interest in any existing Patent or any Patent acquired or developed by Assignor after the execution hereof or to delete any reference to any right, title or interest in any Patent in which Assignor no longer has or claims any right, title or interest.

                 (b) If Assignor shall hereafter obtain rights to any patentable inventions, or become entitled to the benefit of any patent application or patent or any reissue,





                                    XXV-4
division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto. Assignor shall promptly notify Assignee in writing of any Patents acquired by Assignor after the date hereof. Concurrently with the filing of an application for any Patent, Assignor shall execute, deliver and record in all places where this Agreement is recorded an appropriate Patent Collateral Assignment and Security Agreement, substantially in the form hereof, with appropriate insertions, or an amendment to this Agreement, in form and substance satisfactory to Assignee, pursuant to which Assignor shall grant a security interest and conditional assignment to the extent of its interest in such Patent as provided herein to Assignee unless so doing would, in the reasonable judgment of Assignor, after due inquiry, result in the grant of a patent in the name of Assignee, in which event Assignor shall give written notice to Assignee as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the Patent.

                 SECTION 7. CERTAIN COVENANTS OF ASSIGNOR.  Assignor shall:

                 (a) diligently keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning substantially all of the Patents at its chief executive office or principal place of business;

                 (b) use commercially reasonable efforts not to permit the inclusion in any contract to which it becomes a party after the date hereof of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, Assignor's rights and interests in any property included within the definition of any Patents acquired under such contracts;

                 (c) take all steps reasonably necessary to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Patents, including without limitation entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                 (d) use proper statutory notice in connection with its use of each of the Patents; and

                 (e) use consistent standards of high quality (which may be consistent with Assignor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Patents, including, to the extent applicable, in the operation and maintenance of its retail stores and other merchandising operations.

                 SECTION 8. CERTAIN INSPECTION RIGHTS. Assignor hereby grants to Assignee and its employees, representatives and agents the right to visit, during Assignor's normal business hours, Assignor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection,





                                    XXV-5
storage or sale of products and services sold or delivered under any of the Patents (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable notice to Assignor and as often as may be reasonably requested (but in no event more than two (2) times in any calendar year), provided, however, that Assignee shall have the right to an unlimited number of visits during an Event of Default.

                 SECTION 9. AMOUNTS PAYABLE IN RESPECT OF THE COLLATERAL. Except as otherwise provided in this Section 9, Assignor shall continue to collect, at its own expense, all amounts due or to become due to Assignor in respect of the Collateral or any portion thereof. In connection with such collections, Assignor may take (and, at Assignee's direction, shall take) such action as Assignor or Assignee may deem necessary or advisable to enforce collection of such amounts; provided, however, that Assignee shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Assignor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created, and the conditional assignment effected hereby, and to direct such obligors to make payment of all such amounts directly to Assignee, and, upon such notification and at the expense of Assignor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Assignor might have done. After receipt by Assignor of the notice from Assignee referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Assignor in respect of amounts due to Assignor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Assignee hereunder, shall be segregated from other funds of Assignor and shall be forthwith paid over or delivered to Assignee in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17, and (ii) Assignor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                 SECTION 10. PATENT APPLICATIONS AND LITIGATION.

                 (a) Assignor shall have the duty diligently (subject to Assignor's reasonable business judgment), through counsel reasonably acceptable to Assignee, to prosecute any patent application relating to any of the Patents specifically identified in Schedule A annexed hereto that is pending as of the date of this Agreement, to make application on any existing or future unpatented but patentable invention that is material to Assignor, and to do any and all acts which are necessary or desirable to preserve and maintain all rights in all Patents. Any expenses incurred in connection therewith shall be borne solely by Assignor. Subject to the foregoing and Assignor's reasonable judgment, Assignor shall not abandon any right to file a patent application or any pending patent application or any Patent without the prior written consent of Assignee.






                                    XXV-6

                 (b) Except as provided in Section 10(d) and notwithstanding Section 2, Assignor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, or other damage or reexamination or reissue proceedings as are in its reasonable business judgment necessary to protect the Collateral. Assignee shall provide, at Assignor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party.

                 (c) Assignor shall promptly, following its becoming aware thereof, notify Assignee of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office or any federal, state, local or foreign court) described in Section 10(a) or 10(b) or regarding Assignor's interests in any material Collateral. Assignor shall provide to Assignee any information with respect thereto reasonably requested by Assignee.

                 (d) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, Assignee shall have the right (but not the obligation) to bring suit, in the name of Assignor, Assignee or otherwise, to enforce any Patent and any license thereunder, in which event Assignor shall, at the request of Assignee, do any and all lawful acts and execute any and all documents required by Assignee in aid of such enforcement and Assignor shall promptly, upon demand, reimburse and indemnify Assignee as provided in Section 18 in connection with the exercise of its rights under this Section 10. To the extent that Assignee elects not to bring suit to enforce any Patent or any license thereunder as provided in this Section 10(d), Assignor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Patents by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

                 SECTION 11. NON-DISTURBANCE AGREEMENTS, ETC. If and to the extent that Assignor is permitted to license the Collateral, Assignee shall enter into a non-disturbance agreement or other similar arrangement, at Assignor's request and expense, with Assignor and any licensee of any Collateral permitted hereunder in form and substance satisfactory to Assignee pursuant to which (a) Assignee shall agree not to disturb or interfere with such licensee's rights under its license agreement with Assignor so long as such licensee is not in default thereunder and (b) such licensee shall acknowledge and agree that the Collateral licensed to it is subject to the security interest and conditional assignment created in favor of Assignee and the other terms of this Agreement.

                 SECTION 12. REASSIGNMENT OF COLLATERAL. If (a) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (b) no other Event of Default shall have occurred and be continuing, (c) an assignment to Assignee of any rights, title and interests in and to the





                                    XXV-7

Collateral shall have been previously made and shall have become absolute and effective pursuant to Section 2, Section 13(f) or Section 16(b), and (d) the Secured Obligations shall not have become immediately due and payable, upon the written request of Assignor and the written consent of Assignee; then Assignee shall promptly execute and deliver to Assignor such assignments as may be necessary to reassign to Assignor any such rights, title and interests as may have been assigned to Assignee as aforesaid, subject to any disposition thereof that may have been made by Assignee pursuant hereto; provided that, after giving effect to such reassignment, Assignee's security interest and conditional assignment granted pursuant to Section 1 and Section 2, as well as all other rights and remedies of Assignee granted hereunder, shall continue to be in full force and effect; and provided, further that the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Assignee and Permitted Encumbrances.

                 SECTION 13. ASSIGNEE APPOINTED ATTORNEY-IN-FACT. Assignor hereby irrevocably appoints Assignee as Assignor's attorney-in-fact, with full authority in the place and stead of Assignor and in the name of Assignor, Assignee or otherwise, from time to time in Assignee's discretion to take any action and to execute any instrument that Assignee may deem necessary or advisable, consistent with the terms of this Agreement, to accomplish the purposes of this Agreement, including without limitation:

                 (a) to endorse Assignor's name on all applications, documents, papers and instruments necessary for Assignee in the use or maintenance of the Collateral;

                 (b) during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                 (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                 (d) during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Assignee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Assignee with respect to any of the Collateral;
                  (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Assignee in its sole discretion, any such payments made by Assignee to become obligations of Assignor to Assignee, due and payable immediately without demand; and

                 (f) upon the occurrence and during the continuation of an Event of Default, (i) to execute and deliver any of the assignments or documents requested by





                                    XXV-8

Assignee pursuant to Section 16(b), (ii) to grant or issue an exclusive or non-exclusive license to the Collateral or any portion thereof to any Person, and (iii) otherwise generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Assignee were the absolute owner thereof for all purposes, and to do, at Assignee's option and Assignor's expense, at any time or from time to time, all acts and things that Assignee deems necessary to protect, preserve or realize upon the Collateral and Assignee's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Assignor might do.

                 SECTION 14. ASSIGNEE MAY PERFORM. If Assignor fails to perform any agreement contained herein, Assignee may itself perform, or cause performance of, such agreement, and the expenses of Assignee incurred in connection therewith shall be payable by Assignor under Section 18.

                 SECTION 15. STANDARD OF CARE. The powers conferred on Assignee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Assignee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Assignee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Assignee accords its own property.

                 SECTION 16. REMEDIES. If any Event of Default shall have occurred and be continuing:

                 (a) Assignee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (i) require Assignor to, and Assignor hereby agrees that it will at its expense and upon request of Assignee forthwith, assemble all or part of the Collateral as directed by Assignee and make it available to Assignee at a place to be designated by Assignee that is reasonably convenient to both parties,
(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Assignee deems appropriate, (iv) take possession of Assignor's premises or place custodians in exclusive control thereof, remain on such premises and use the same for the purpose of taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) exercise any and all rights and remedies of Assignor under or in connection with the contracts related to the Collateral or otherwise in respect of the Collateral, including without limitation any and all rights of Assignor to demand or otherwise require payment of any amount under, or performance of any provision of,





                                    XXV-9
such contracts, and (vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Assignee's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Assignee may deem commercially reasonable. Assignee or any Lender may be the purchaser of any or all of the Collateral at any such sale and Assignee, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Assignee at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Assignor, and Assignor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Assignor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Assignor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Assignee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Assignee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Assignor hereby waives any claims against Assignee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Assignee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Assignor shall be liable for the deficiency and the fees of any attorneys employed by Assignee to collect such deficiency.

                 (b) Upon written demand from Assignee, Assignor shall execute and deliver to Assignee an assignment or assignments of the Patents and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; provided that the failure of Assignor to comply with such demand will not impair or affect the validity of the conditional assignment effected by Section 2 or its effectiveness upon notice by Assignee as specified in Section 2. Assignor agrees that such an assignment (including without limitation the conditional assignment effected by Section 2) and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Assignee (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

                 SECTION 17. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Assignee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Assignee, be held by Assignee as Collateral for, and/or then, or at any other





                                   XXV-10
time thereafter, applied in full or in part by Assignee against, the Secured Obligations in the following order of priority:

                 FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Assignee and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Assignee in connection therewith, and all amounts for which Assignee is entitled to indemnification hereunder and all advances made by Assignee hereunder for the account of Assignor, and to the payment of all costs and expenses paid or incurred by Assignee in connection with the exercise of any right or remedy hereunder, all in accordance with Section 18;

                 SECOND: To the payment of all other Secured Obligations in such order as Assignee shall elect; and

                 THIRD: To the payment to or upon the order of Assignor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 SECTION 18.  INDEMNITY AND EXPENSES.

                 (a) Assignor agrees to indemnify Assignee and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Assignee's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                 (b) Assignor shall pay to Assignee upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Assignee may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Assignee hereunder, or (iv) the failure by Assignor to perform or observe any of the provisions hereof.

                  SECTION 19. CONTINUING ASSIGNMENT AND SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in, and conditional assignment of, the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Assignor, its permitted successors and assigns, and (c) inure, together with the rights and remedies of Assignee hereunder, to the benefit of Assignee and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any





                                   XXV-11

Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest and conditional assignment granted hereby shall terminate and all rights to the Collateral shall revert to Assignor. Upon any such termination Assignee will, at Assignor's expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination.

                 SECTION 20.  ASSIGNEE AS AGENT.

                 (a) Assignee has been appointed to act as Assignee hereunder by Lenders. Assignee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

                 (b) Assignee shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Assignee under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Assignee under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Assignee under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Assignee under this Agreement, and the retiring or removed Assignee under this Agreement shall promptly (i) transfer to such successor Assignee all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Assignee under this Agreement, and
(ii) execute and deliver to such successor Assignee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Assignee of the security interests created hereunder, whereupon such retiring or removed Assignee shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Assignee, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Assignee hereunder.

                 SECTION 21. AMENDMENTS; ETC. Subject to Section 6(a), no amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Assignor therefrom, shall in any event be effective unless the same shall be in writing and signed by Assignee and, in the case of any such





                                   XXV-12
amendment or modification, by Assignor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 SECTION 22. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or four Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                 SECTION 23. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Assignee in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 SECTION 24. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 25. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                 SECTION 26. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.






                                   XXV-13

                 SECTION 27. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ASSIGNOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT ASSIGNOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Assignor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Assignor at its address provided in Section 22, such service being hereby acknowledged by Assignor to be sufficient for personal jurisdiction in any action against Assignor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Assignee to bring proceedings against Assignor in the courts of any other jurisdiction.

                 SECTION 28. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, ASSIGNOR AND ASSIGNEE HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Assignor and Assignee each acknowledge that this waiver is a material inducement for Assignor and Assignee to enter into a business relationship, that Assignor and Assignee have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Assignor and Assignee further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                 SECTION 29. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.






                                   XXV-14

                [Remainder of page intentionally left blank]





                                   XXV-15

                 IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                        [NAME OF ASSIGNOR]



                                        By:
                                            -----------------------------------
                                              Title:
                                                     --------------------------

                                        Notice Address:





                                        BT COMMERCIAL CORPORATION


                                        By:
                                            -----------------------------------
                                              Title:
                                                     --------------------------



                                        Notice Address:

                                        BT Commercial Corporation
                                        14 Wall Street, 3rd Floor
                                        Mail Stop #4032
                                        New York, NY  10005
                                        Telecopy:  (212) 618-2428
                                        Attention:  Bhartai Baliga

                                   SCHEDULE A

                   TO SUBSIDIARY PATENT COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT


                                 PATENTS ISSUED

Patent No.             Issue Date           Invention                 Inventor
----------             ----------           ---------                 --------




                                PATENTS PENDING

Applicant's           Date           Application
   Name               Filed               No.         Invention      Inventor
-----------           -----          -----------      ---------      --------

                                   SCHEDULE B

                   TO SUBSIDIARY PATENT COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT

                                  EXHIBIT XXVI

            [FORM OF INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT]

                 INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT



                This INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (this "Agreement") is dated as of November 12, 1997, and entered into by BT COMMERCIAL CORPORATION, as administrative agent (in such capacity, the "Revolving Agent") for the lenders under the Credit Agreement referred to below, BANKERS TRUST COMPANY, as administrative agent (in such capacity, the "Bridge Agent") for the lenders under the Senior Secured Credit Agreement referred to below, BANKERS TRUST COMPANY, as collateral agent (in such capacity, the "Collateral Agent") under the Pledge Agreements referred below, and FWT, INC., a Texas corporation (the "Borrower").

                             PRELIMINARY STATEMENTS


                A. The Borrower, the several lenders from time to time parties thereto (the "Revolving Lenders") and the Revolving Agent, have entered into a Credit Agreement dated as of the date hereof, pursuant to which the Revolving Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to the Borrower.

                B. The Borrower, the several lenders from time to time parties thereto (the "Bridge Lenders; the Bridge Lenders, the Revolving Lenders, the Bridge Agent, the Revolving Agent and the Collateral Agent are sometimes hereinafter collectively referred to as the "Secured Parties") and the Bridge Agent, have entered into a Senior Secured Credit Agreement dated as of the date hereof, pursuant to which the Bridge Lenders have made certain commitments, subject to the terms and conditions set forth in the Senior Secured Credit Agreement, to extend certain credit facilities to the Borrower.

                C. As required by the Credit Agreement, the Borrower has executed and delivered in favor of the Revolving Agent for the benefit of the Revolving Lenders that certain Company Security Agreement dated as of the date hereof (said agreement, as it may hereafter be amended, restated or otherwise modified from time to time, being the "Revolving Borrower Security Agreement") granting to Revolving Agent a security interest in all the personal property of Borrower (the "Revolving Borrower Personal Property Collateral").

                D. As required by the Senior Secured Credit Agreement, the Borrower has executed and delivered in favor of the Bridge Agent for the benefit of the Bridge Lenders that certain Company Security Agreement dated as of the date hereof (said agreement, as it may hereafter be amended, restated or otherwise modified from time to time, being the "Bridge Borrower Security Agreement") granting to Bridge Agent a security interest in all the personal property of Borrower other than the inventory, the accounts receivable and the general intangibles (including without limitation, intellectual property) of Borrower (the "Bridge Borrower Personal Property Collateral").

                E. The Credit Agreement requires that each future Subsidiary of the Borrower that is a Guarantor execute and deliver in favor of the Revolving Agent for the benefit of the Revolving Lenders a security agreement in the form required by such Credit Agreement (said agreement, as it may be amended, restated or otherwise modified from time to time, being a "Revolving Subsidiary Security Agreement") granting to Revolving Agent a security interest in all the personal property of such Subsidiary (the "Revolving Subsidiary Personal Property Collateral"; the Revolving Borrower Security Agreement and the Revolving Subsidiary Security Agreement being herein collectively referred to as the "Revolving Security Agreements" and the Revolving Borrower Personal Property Collateral and the Revolving Subsidiary Personal Property Collateral being herein collectively referred to as the "Revolving Personal Property Collateral").

                F. The Senior Secured Credit Agreement requires that each future Subsidiary of the Borrower that is a Guarantor execute and deliver in favor of the Bridge Agent for the benefit of the Bridge Lenders a security agreement in the form required by such Senior Secured Credit Agreement (said agreement, as it may be amended, restated or otherwise modified from time to time, being a "Bridge Subsidiary Security Agreement") granting to Bridge Agent a security interest in all the personal property of such Subsidiary other than the inventory, the accounts receivable and the general intangibles (including without limitation, the intellectual property) of such Subsidiary (the "Bridge Subsidiary Personal Property Collateral"; the Bridge Borrower Security Agreement and the Bridge Subsidiary Security Agreement being herein collectively referred to as the "Bridge Security Agreements" and the Bridge Borrower Personal Property Collateral and the Bridge Subsidiary Personal Property Collateral being herein collectively referred to as the "Bridge Personal Property Collateral").

                G. Each of the Credit Agreement and the Senior Secured Credit Agreement requires that upon acquisition of the stock of a Subsidiary, the Borrower execute and deliver in favor of the Collateral Agent for the benefit of the Secured Parties a pledge agreement in the form required by such Credit Agreement and such Senior Secured Credit Agreement (said agreement, as it may be amended, restated or otherwise modified from time to time, being a "Borrower Pledge Agreement") granting to Collateral Agent a security interest in all of the shares of stock of Borrower's Subsidiaries held by Borrower (the "Borrower Stock Collateral").

                H. Each of the Credit Agreement and the Senior Secured Credit Agreement requires that each future Subsidiary of the Borrower that is a Guarantor execute and deliver in





                                   XXVI-2
favor of the Collateral Agent for the benefit of the Secured Parties a pledge agreement in the form required by such Credit Agreement and such Senior Secured Credit Agreement (such agreement, as it may be amended, restated or otherwise modified from time to time, being a "Subsidiary Pledge Agreement") granting to Collateral Agent a security interest in all of the shares of stock of Borrower's indirect Subsidiaries held by such Subsidiary (the "Subsidiary Stock Collateral"; the Borrower Pledge Agreement and the Subsidiary Pledge Agreement being herein collectively referred to as the "Pledge Agreements"; the Borrower Stock Collateral and the Subsidiary Stock Collateral being herein collectively referred to as the "Stock Collateral"; the Pledge Agreements, the Revolving Security Agreements and the Bridge Security Agreements being herein collectively referred to as the "Collateral Documents"; and the Stock Collateral, the Revolving Personal Property Collateral and the Bridge Personal Property Collateral being herein collectively referred to as the "Collateral").

                I. The Revolving Agent, the Bridge Agent and the Collateral Agent desire to set forth their agreement as to the relative priority of their respective security interests in the Collateral, as to the manner of sharing amounts received from exercise of their rights with respect to the Collateral and as to the exercise of remedies under the Collateral Documents.

                J. The parties hereto desire to set forth certain provisions regarding the appointment, duties and responsibilities of the Collateral Agent.

                NOW, THEREFORE, the parties party hereto agree as follows:

                Section 1.  Intercreditor Arrangements.

                A. Priority. Irrespective of any statement contained in the Collateral Documents and irrespective of the time, order or method of attachment or perfection of the security interests granted thereby, the security interests in the Collateral created by the Collateral Documents in favor of the Bridge Agent and the Bridge Lenders shall have priority to the extent set forth herein over the security interests in the Collateral created by the Collateral Documents in favor of the Revolving Agent and the Revolving Lenders.

                B. Extent of Priority. The proceeds in respect of any Collateral, whether in the form of cash, securities, insurance proceeds, in kind or otherwise, shall first be distributed to or set aside for the Bridge Agent for the benefit of the Bridge Lenders in an amount equal to the aggregate amount owed to the Bridge Agent and the Bridge Lenders under the Senior Secured Credit Agreement. Any proceeds in excess of such amount shall then be distributed to or set aside for the Revolving Agent for the benefit of the Revolving Lenders in an amount equal to the aggregate amount owed to the Revolving Lenders and the Revolving Agent under the Credit Agreement.

                C. Enforcement of Remedies. Bridge Agent and Revolving Agent agree to give notice to the other and to the Collateral Agent of the acceleration or demand for payment of any amounts due under the Credit Agreement, the Senior Secured Credit Agreement and the Collateral Documents, as the case may be. With respect to the Bridge Security Agreements





                                   XXVI-3
and the Revolving Security Agreements, each of the Bridge Agent and Revolving Agent may, without the consent of the other or of the Collateral Agent, proceed to enforce against the Borrower, the Borrower's Subsidiaries or the Collateral any right or remedy which is available to it under such Collateral Documents; provided, however, that it shall give five Business Days prior written notice of such action to the other unless it determines in good faith that immediate action is necessary to protect the Collateral, in which case such notice may be given contemporaneously with the taking of such action. With respect to the Pledge Agreements, the Collateral Agent may, without the consent of the other Secured Parties, proceed to enforce against the Borrower, the Borrower's Subsidiaries or the Collateral any right or remedy which is available to it under such Collateral Documents upon the direction of a majority of the Revolving Lenders (the "Requisite Revolving Lenders") or a majority of the Bridge Lenders (the "Requisite Bridge Lenders"), as the case may be; provided, however, that it shall give five Business Days prior written notice of such action to the other Secured Parties unless it determines in good faith that immediate action is necessary to protect the Collateral, in which case such notice may be given contemporaneously with the taking of such action.

                D. If any Secured Party acquires custody, control or possession of any Collateral or proceeds therefrom, such Secured Party shall promptly cause such Collateral, proceeds or payments to be delivered or distributed in accordance with the provisions of Section 2 of this Agreement. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold all such Collateral, proceeds and payments in trust for the Secured Parties entitled thereto hereunder. Nothing in this Section shall prevent a Secured Party from receiving and retaining payments (a) for the provision of services to Borrower or its Subsidiaries, or (b) in connection with any extension of credit or other financial accommodation to Borrower or its Subsidiaries, or (c) as security for any such extension of credit or other financial accommodation if the obligations of Borrower or its Subsidiaries incurred in connection with such services, extension of credit or other financial accommodation do not constitute obligations secured by the Collateral Documents, and if such obligations are not incurred and such security is not given in breach of the Credit Agreement or the Senior Secured Credit Agreement.

                E. This Agreement shall only apply to the Secured Parties' rights with respect to the Collateral and the Collateral Documents. Nothing in this Agreement is intended to affect the rights and remedies of any of the Secured Parties with respect to any other security interests, liens, mortgages, pledges or charges of any kind whatsoever which such Secured Parties may now have or may hereafter obtain with respect to any of the Borrower, its Subsidiaries or any of the property or assets of the Borrower or its Subsidiaries other than the Collateral.

                Section 2. Application of Collateral or Proceeds of Collateral. All Collateral or proceeds therefrom shall be applied in the following order of priority:

                First, to the extent not theretofore paid by or on behalf of Borrower, to pay the fees, costs, expenses of the Revolving Agent, the Bridge Agent or the Collateral Agent incurred in connection with the performance of its duties under the Collateral





                                   XXVI-4

        Documents, including reasonable attorneys' fees and expenses, and any other amounts payable to the Revolving Agent, the Bridge Agent or the Collateral Agent hereunder or under any of the Collateral Documents in respect of any indemnities or other obligations of the Borrower or its Subsidiaries;

                Second, to the Bridge Agent for the benefit of the Bridge Lenders in the aggregate amount owed to the Bridge Lenders and the Bridge Agent under the Senior Secured Credit Agreement;

                Third, to the Revolving Agent for the benefit of the Revolving Lenders in the aggregate amount owed to Revolving Lenders and the Revolving Agent under the Credit Agreement; and

                Fourth, after the payment in full of all obligations under the Collateral Documents, the balance, if any, to such Person or Persons as are entitled thereto.

                Section 3.  Appointment of Collateral Agent.

                A. The Revolving Agent on behalf of the Revolving Lenders and the Bridge Agent on behalf of the Bridge Lenders hereby severally appoint Bankers Trust Company as Collateral Agent, and authorize the Collateral Agent to serve as the agent and representative of the Revolving Lenders and the Bridge Lenders for the purposes of executing and delivering on their behalf the Pledge Agreements to be executed and delivered by the Borrower and its Subsidiaries party thereto and, subject to the provisions of this Agreement, enforcing the Revolving Lenders' and the Bridge Lenders' rights in respect of the Stock Collateral and the obligations of the Borrower and its Subsidiaries under the Pledge Agreements. Bankers Trust Company hereby accepts such appointment and agrees to act as Collateral Agent hereunder and to enter into and act as Collateral Agent under the Pledge Agreements in accordance with the terms thereof and of this Agreement.

                B. Each party executing this Agreement which is entitled to give directions to the Collateral Agent agrees that the Collateral Agent may act as Requisite Revolving Lenders or Requisite Bridge Lenders may request (regardless of whether any individual Revolving Lender or Bridge Lender agrees, disagrees or abstains with respect to such request) and that the Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not conflict with the express terms of this Agreement).

                C. The Collateral Agent may at any time request directions from the Requisite Revolving Lenders or Requisite Bridge Lenders as to any course of action or other matter relating hereto or to the Pledge Agreements. Except as otherwise may be provided in the Pledge Agreements, directions given by Requisite Revolving Lenders or Requisite Bridge Lenders to the Collateral Agent hereunder shall be binding on all Revolving Lenders or all Bridge Lenders, as the case may be.





                                   XXVI-5

                D. Each of the Revolving Agent, the Bridge Agent, the Revolving Lenders and the Bridge Lenders agrees not to take any action whatsoever to enforce any term or provision of the Pledge Agreements or to enforce any of its rights in respect of the Stock Collateral except through the Collateral Agent in accordance with this Agreement.

                Section 4.  Disclaimers, Indemnity, Etc.

                A. The Collateral Agent shall have no duties or responsibilities to the Secured Parties except those expressly set forth in this Agreement and the Collateral Documents and the Collateral Agent shall not by reason of this Agreement or the Collateral Documents be a trustee for any Secured Party or have any other fiduciary obligation to any Secured Party (including any obligation under the Trust Indenture Act of 1939, as amended). The Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this Agreement, the Credit Agreement or the Senior Secured Credit Agreement or any related loan documents (collectively, the "Financing Agreements") or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Agreements or any other document referred to or provided for therein or any lien under the Collateral Documents or the perfection or priority of any such lien or the value or condition of the Collateral or the title of the Borrower or its Subsidiaries to the Collateral or for any failure by Borrower or its Subsidiaries to perform any of its obligations under any of the Financing Agreements. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except to the extent of its or their own gross negligence or willful misconduct.

                B. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or any Subsidiary of the Borrower), independent accountants and other experts selected by the Collateral Agent.

                C. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement or any or all of the Collateral Documents or which would in its opinion subject it or any of its officers, employees or directors to liability, and the Collateral Agent shall not be required to take any action under this Agreement or any or all of the Collateral Documents unless and until the Collateral Agent shall be indemnified to its satisfaction by the Secured Parties against any and all loss, cost, expense or liability in connection therewith.





                                   XXVI-6

                D. Except as expressly provided herein or in the Collateral Documents, the Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Collateral Agent shall incur no liability as a result of any sale of any Collateral at any private sale, except to the extent that such liability arises or results from its gross negligence or willful misconduct.

                E.       (i)     The Collateral Agent may resign at any time by
giving at least 30 days notice thereof to the Secured Parties (such resignation to take effect as hereinafter provided). In the event of any such resignation of the Collateral Agent, the Revolving Lenders and the Bridge Lenders shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the notice of the intent of the Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (i) shall be a bank party to the Credit Agreement or the Senior Secured Credit Agreement or a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $250,000,000.

                         (ii)    Upon the acceptance of any appointment as
Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

                F. The Borrower agrees (i) to reimburse the Collateral Agent, on demand, for any expenses incurred by the Collateral Agent, including counsel fees and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement, any Collateral Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Secured Parties under this Agreement and any Collateral Documents and (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement or any Collateral Document, or any action taken or omitted by them under this Agreement or any Collateral Document; provided that the Borrower shall not be liable to the Collateral Agent for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents. In addition, in the event that any successor Collateral





                                   XXVI-7

Agent shall be appointed, the Borrower agrees to pay the reasonable fees and expenses of such successor Collateral Agent for the performance of its duties hereunder and under the Collateral Documents.

        Section 5.  Miscellaneous.

                A. All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, or sent by courier delivery or United States mail and shall be deemed to have been given when delivered in person, or upon receipt of such telecopy, courier delivery or mail. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5(A)) shall be as set forth under each party's name on the signature pages hereof.

                B. This Agreement and the Collateral Documents may be modified or waived only by an instrument or instruments in writing signed by the Revolving Agent, the Bridge Agent and the Collateral Agent and the Borrower and its Subsidiaries signatory hereto or to any such Collateral Document.

                C. This Agreement shall be binding upon and inure to the benefit of the Revolving Agent, the Bridge Agent and the Collateral Agent, each other Person party hereto and each Secured Party and their respective successors and assigns.

                D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                E. Upon the earlier to occur of: (I) the payment in full of the Borrower's obligations under the Senior Secured Credit Agreement through the proceeds of the issuance of the Takeout Securities (as defined in the Credit Agreement) or (II) the termination of all commitments to extend credit which would constitute obligations secured by the Collateral Documents and the indefeasible payment in full of all such obligations and expiration or cancellation of all letters of credit secured by the Collateral Documents, this Agreement shall terminate.

                F. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                G. By countersigning or otherwise accepting the terms of this Agreement, the Borrower and each Subsidiary party hereto acknowledge and consent to and agree to perform and be bound by each of the provisions hereof stated to be applicable to them.





                                   XXVI-8

                H. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction located in the Borough of Manhattan in the State of New York and by execution and delivery of this Agreement, each party hereto accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

                I. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                J. Nothing contained in this Agreement and no action taken by the Bridge Agent, the Revolving Agent or the Collateral Agent hereunder shall be deemed to constitute the Bridge Agent, the Revolving Agent or the Collateral Agent a partnership, association, joint venture or other entity.





                                   XXVI-9

                IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  BANKERS TRUST COMPANY, as Bridge Agent



                                  By:
                                     -----------------------------------------
                                  Title:
                                        --------------------------------------

                                  Notice Address:

                                  130 Liberty Street, 31st Floor
                                  New York, NY  10006
                                  Attention:
                                            ---------------------------
                                  Telecopy No.: (212) 669-0021


                                  BT COMMERCIAL CORPORATION,
                                  as Revolving Agent



                                  By:
                                     -----------------------------------------
                                  Title:
                                        --------------------------------------

                                  Notice Address:

                                  BT Commercial Corporation
                                  14 Wall Street, 3rd Floor
                                  Mail Stop #4032
                                  New York, NY  10005
                                  Attention: Bhartai Baliga
                                  Telecopy:  212-618-2428

                Each Loan Party, by its execution of this Agreement in the space provided below, hereby accepts and agrees to be bound by the foregoing provisions of this Agreement.

                                  FWT, INC.



                                  By:
                                     -----------------------------------------
                                  Title:
                                        --------------------------------------





                                     S-2